EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

4 FEBRUARY 2024

JSC SOLID MANAGEMENT

and

YANDEX N.V.

SHARE PURCHASE AGREEMENT

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

TABLE OF CONTENTS

ClauseHeadings Page

1. INTERPRETATION5

2. SALE AND PURCHASE21

3. CONSIDERATION22

4. CONDITIONS23

5. CONDUCT OF BUSINESS BEFORE FIRST COMPLETION29

6. FIRST COMPLETION30

7. Second Completion32

8. Warranties33

9. Seller limitations on liability34

10. Purchaser Undertakings34

11. PURCHASER FUNDING OBLIGATIONS35

12. RESTRICTIONS ON CHANGES TO BENEFICIAL OWNERShIP37

13. LEAKAGE39

14. SELLER COVENANTS AND UNDERTAKINGS42

15. TRANSITIONAL ARRANGEMENTS43

16. TERMINATION45

17. MISCELLANEOUS47

18. Notices55

19. Governing law and dispute resolution56

Schedule 1 Details of the Group58

Part A DETAILS OF THE COMPANY58

Part B SUMMARY OF THE COMPLETE TARGET GROUP59

Schedule 260

Schedule 3 Signing obligations62

Schedule 4 Conduct of business before First Completion63

Part A Conduct of Business63

Part B Permitted Transactions66

Schedule 5 First Completion obligations68

Schedule 6 Second Completion obligations71

Schedule 7 Seller Warranties73

Schedule 8 Business Warranties77

Schedule 9 Purchaser Warranties85

Schedule 10 Limitations on liability89

Schedule 11 Locked Box Accounts97

Schedule 12 AGREED UPON PROCEDURES99

Schedule 13 Completion NOTIFICATIONS106

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

THIS AGREEMENT (the "Agreement") is made on 4 February 2024

BETWEEN:

(1)	YANDEX N.V., a public limited company (naamloze vennootschap) formed under the laws of the Netherlands, having its corporate seat at Amsterdam, its registered office at Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 27265167 (the "Seller"); and
(2)	JSC SOLID MANAGEMENT, Trust Manager ("Д.У.") for CLOSED-END MUTUAL INVESTMENT COMBINED FUND "CONSORTIUM. FIRST", a joint stock company incorporated in the Russian Federation with its registered office at Room 2 Suite XVI, 5th floor, Khoroshyovskoye sh. 32A, Moscow, 125284, the Russian Federation, and registered with the Russian unified state register of legal entities under number (OGRN) [***]; Closed-end Mutual Investment Combined Fund "Consortium. First" (trust management rules No. [***], number assignment date 22 August 2023, as amended) (the "Purchaser"), together the "Parties" and each a "Party".

RECITALS:

(Capitalised terms used in these Recitals that are not set out above are defined in Clause 1.1 below)

(A)	WHEREAS, the Seller is the sole legal and beneficial owner of the entire issued share capital of International Joint Stock Company Yandex (Международная компания акционерное общество «Яндекс»), an international joint stock company incorporated in the Russian Federation with its registered office at Solnechniy bulvar 3, Premise 6, Office 202, Kaliningrad, 236006, the Russian Federation, and registered with the Russian unified state register of legal entities under number (OGRN) 1233900014699, being the ultimate holding company resulting from the Pre-Completion Reorganisation pursuant to the Pre-Completion Reorganisation Steps Plan (the "Company");
(B)	WHEREAS, the Purchaser proposes to acquire the Sale Shares, in accordance with the terms and conditions of this Agreement;
(C)	WHEREAS, the Seller has agreed to sell and to transfer to the Purchaser the Sale Shares upon the terms and subject to the conditions set out in this Agreement;
(D)	WHEREAS, the Parties have agreed that 14,166,665 ordinary shares in the Company (the "Pre-Completion Sale Shares"), which comprise 3.73% of the entire issued share capital in the Company, shall be transferred by the Seller to Yandex.Technologies LLC pursuant to a sale and purchase agreement entered into on 27 December 2023 (the "Pre-Completion Sale");
(E)	WHEREAS, in addition to this Agreement, the Parties have further agreed to enter into the other Transaction Documents as an integral part of and in order to further the transactions contemplated hereby and which together form the entire agreement between the Parties; and
(F)	WHEREAS, in consideration of the mutual promises, agreements, warranties and provisions contained in this Agreement, the receipt, sufficiency and entirety of which is hereby acknowledged, the Parties have agreed the following.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

IT IS AGREED as follows:

1.	INTERPRETATION
1.1	Definitions
In this Agreement, the following words and terms shall have the meaning given to them below:
"Accounts" means the unaudited condensed consolidated balance sheet of the Seller and its subsidiary undertakings as at 30 September 2023 prepared in accordance with GAAP consistent with the Seller's and its subsidiary undertakings' GAAP accounting policies, which were used to prepare the consolidated financial statements for 2022 prepared in conformity with GAAP;
"Actual Tax Liability" means a Tax Liability falling within limb (a) of the definition of Tax Liability;
"Adjusted Conversion Rate" means the Conversion Rate divided by ([***]% minus FX Volume Adjustment);
"Affiliate" means in relation to any person, any other person directly or indirectly Controlled by, or Controlling of, or under common Control with, that person and, in the case of a trust, any trustee or beneficiary (actual or potential) of that trust and, in the case of an individual, his or her Family Members provided that, notwithstanding the foregoing, in relation to the Purchaser, an Affiliate shall also mean any investment vehicle in which the Purchaser (or any Affiliate or Underlying Investor thereof) is a general partner (or otherwise entitled (directly or indirectly) to direct or cause the direction of the management or policies of such investment vehicle), or any person who is (directly or indirectly) a shareholder in (but which does not Control and which is not under common Control with) the Purchaser;
"Aggregate FCALA" has the meaning given to that term in Clause 13.3;
"Aggregate SCALA" has the meaning given to that term in Clause 13.6;
"Agreed Announcements" has the meaning given to that term in Clause 17.2.2;
"Agreed Statement" has the meaning given to that term in Clause 17.16.1;
"Annual Revenue" means the revenue generated by third party transactions only (excluding intercompany transactions) for the period of [***] months ending on the Locked Box Date calculated in accordance with GAAP and the applicable Seller's and its subsidiary undertakings' GAAP accounting policies;

"Anti-Bribery Law" means laws, regulations or orders relating to anti-bribery or anti-corruption (governmental or commercial), without limitation, laws that prohibit the corrupt payment, offer, promise, or authorisation of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any government official, commercial entity, or any other person to obtain a (business) advantage; such as, without limitation, the United Nations Convention Against Corruption approved by Decree dated as of 12 June 2008, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, and all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions;

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

"Anti-Money Laundering Law" has the meaning given to that term in paragraph 9 of Schedule 8 (Business Warranties);
"Applicable Law(s)" means all laws, regulations, directives, statutes, subordinate legislation, common law and civil codes of any jurisdiction, all judgments, orders, decisions and awards of any court or competent authority or tribunal and all codes of practice having force of law, in each case to the extent applicable to the Parties or any of them, any of the Complete Target Group, or as the context requires;
"Articles of Association" means the articles of association of the Seller;
"Base First Tranche Payment" has the meaning given to that term in Clause 3.1.1;
"Base Second Tranche Payment" has the meaning given to that term in Clause 3.1.3;
"Basket" means RUB [***] ([***] Rubles);
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Moscow (Russia), Amsterdam (the Netherlands) and the jurisdictions of the Purchaser Bank Account, the Seller Bank Account, and their respective correspondent banks;
"Central Bank Consent" means the consent of the Central Bank of the Russian Federation to the indirect transfer of the shares in the share capital of JSC "Yandex Bank" as part of the Transaction, on terms satisfactory to the Parties, acting reasonably, or confirmation from the Central Bank of the Russian Federation that its consent to the indirect transfer of the shares in the share capital of JSC "Yandex Bank" as part of the Transaction is not required;
"Claim" means any claim against the Seller for breach of any of the Seller Warranties, and any claim under Clauses 14.1.1 to 14.1.6 (inclusive);
"Company" has the meaning given to that term in Recital (A);

"Complete Target Group" means the Company and the Target Group Companies;

"Complete Target Group Advisory Expenses" means an amount of RUB [***] ([***] Rubles) incurred by the Complete Target Group in respect of the fees of [***] pursuant to an agreement dated [***] (and, for the avoidance of doubt, any additional fees, expenses or Taxes thereunder, or under any similar agreement with Start Capital, shall not be Complete Target Group Advisory Expenses);

"Completion" means the First Completion or the Second Completion, as the context requires, and "Complete" shall be construed accordingly;

"Completion Date" means the First Completion Commencement Date or the Second Completion Commencement Date, as the context requires;

"Compromise Notice" has the meaning given to that term in Clause 11.2;
"Compromised Investor" has the meaning given to that term in Clause 11.7;
"Conditions" means the conditions set out in the table in Clause 4.1;

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

"Confidential Information" has the meaning given to that term in Clause 17.6;
"Connected Persons" means, in relation to a person, the Affiliates of that person, and the Family Members of that person or any of his, her or its Affiliates (as applicable), in each case from time to time, provided that, in respect of the Seller, only its Affiliates and the Seller Nominated Persons shall be deemed to be its Connected Persons, together with their Affiliates (and Affiliates of their Affiliates), which shall, for the avoidance of doubt, include the Seller Group Companies and shall not include any member of the Complete Target Group;
"Control" means the ability of a person to secure, directly or indirectly, (whether by the holding of shares or possession of voting rights) that the affairs of such other person are conducted in accordance with his or its wishes and "Controlled by", "Controlling" and "under common Control with" shall be construed accordingly;
"Data Room" means the Seller's virtual data room hosted by Digify as at [***], a copy of which was uploaded to two sets of identical USB flash drives with unique Checksum number [***] generated using WinMD5 software (i) one to be provided to the Purchaser and (ii) the other to be provided to the Seller as at the date of this Agreement, and each document or folder contained in the Data Room is a "Data Room Document" or "Data Room Folder" (as the context requires), provided that Data Room Folder 15 (other than Data Room Document 15.8) is excluded from the Data Room;
"Decree No. 520 Consent" means consent of the Russian President for the indirect transfer of the shares in the share capital of JSC "Yandex Bank" as part of the Transaction on terms satisfactory to the Parties, acting reasonably, issued in accordance with President's decree No. 520 dated 5 August 2022 "On special economic measures in financial and fuel and energy spheres in connection with unfriendly acts of certain foreign states and international organisations";
"Deed of Undertaking" means a deed of undertaking between the Seller and the Company dated the date of this Agreement;
"Disclosed" means fairly disclosed in the Disclosure Letter with sufficient detail to enable a reasonable purchaser to clearly identify the nature and scope of the fact, matter, event or circumstance disclosed;
"Disclosure Letter" means the letter dated the same date as this Agreement from the Seller to the Purchaser in relation to the Seller Warranties;
"Dispose" has the meaning given to that term in Clause 12.3;
"Eligible Employees" means employees of the Complete Target Group as of First Completion and former employees of the Complete Target Group (other than employees employed by the Seller or any Seller Group Company) eligible to receive up to 5,439,228 ordinary shares of the issued share capital in the Company (in total) in exchange for outstanding vested equity incentive awards in the Seller held by such employees and former employees (including, without limitation, in the form of restricted share units);
"Employee Benefit Plan" means any employee benefit plan, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit-sharing, performance share and other synthetic options or phantom awards, termination, change of control, pension, retirement, redundancy, share option, share purchase, restricted share, deferred compensation, share

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

appreciation, health, welfare, medical, dental, disability, life insurance, retiree medical or life insurance, supplemental retirement, severance, or similar plan, program, loan, guarantee, arrangement, policy or practice, in each case established by adopted policies of the Complete Target Group as at the Locked Box Date;
"Encumbrance" means any option, charge (fixed or floating), mortgage, hypothecation, lien, pledge, assignment by way of security, title retention, right to acquire, right of pre-emption (other than any statutory pre-emption right), right of first refusal, right to set off, counterclaim, trust arrangement or any other security, preferential right, equity or other encumbrance of any kind, any restriction upon ownership, use or alienation, or any agreement or arrangement to create any of the foregoing;
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder;
"Exchange NV Shares" means the First Tranche Exchange NV Shares and the Second Tranche Exchange NV Shares;
"Extraordinary Shareholder Meeting" means the extraordinary general meeting and the meeting of Class A Shareholders of the Seller to be held in connection with the Transactions contemplated by this Agreement;
"Extraordinary Shareholder Meeting Materials" means the: (i) Shareholder Circular; (ii) notice of the Class A Shareholders meeting; (iii) agenda and explanatory notes of Class A Shareholders meeting; (iv) notice of the extraordinary general meeting; (v) agenda and explanatory notes of the extraordinary general meeting; (vi) proposed amendments to the Articles of Association; and (vii) audited annual accounts for 2022, each with respect to the Extraordinary Shareholder Meeting;
"Family Member" means, in relation to any individual, such person's spouse or civil partner, and his/her children (including in law), parents and grandparents, and any trust, nominee arrangement or similar entity or arrangement formed by or for the benefit of any such person;
"FAS" means the Federal Antimonopoly Service of the Russian Federation;
"FAS Consent" means the consent issued by FAS to the Purchaser and authorising performance of the Transaction, on terms satisfactory to the Parties, acting reasonably, or confirmation from FAS that its consent is not required;
"Financial Indebtedness" means the amount of liabilities of the Complete Target Group (but excluding: (i) any liability solely between members of the Complete Target Group; and (ii) any double accounting of liabilities under independent guarantees and sureties entered into by a member of the Complete Target Group in respect of any obligations of any other member of the Complete Target Group) based on the rules and principles used to prepare the consolidated financial statements of the Complete Target Group, which includes:
(a)	any amount raised by acceptance under any credit facility;
(b)	any deferred payment obligation, liability under which has matured;
(c)	any amount raised pursuant to any issue of bonds, notes, debentures, loan stock or any similar instrument;

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

(d)	any amount of liability in respect of any lease or hire purchase contract which would in accordance with the rules and principles used to prepare the consolidated financial statements of the Complete Target Group be treated as a finance or capital lease;
(e)	any amount raised under any other transaction which (and in accordance with applicable accounting rules, as the context requires) has a commercial effect of a borrowing (other than commercial and trade credits, advances, operating leases, or any deferred payment or other performance of payment obligations (save for any deferred payment obligation that has matured and become payable)); and
(f)	the amount of any liability in respect of any guarantee or indemnity in favour of a third party for any of the items referred to in the preceding paragraphs (a) to (e) (both inclusive), in each case save for: (i) any deposits opened by third parties with JSC Yandex Bank and other entities within the Complete Target Group with retail loan/financial transactions as their core business; and (ii) other liabilities of JSC Yandex Bank and other entities within the Complete Target Group with retail loan/financial transactions as their core business;
"First Completion" means completion of the sale and purchase of the First Tranche Sale Shares in accordance with Clause 6;
"First Completion Agreed Leakage Amount" has the meaning given to that term in Clause 13.3;
"First Completion Commencement Date" has the meaning given to that term in Clause 6.1;
"First Completion End Date" means a date on which completion of all obligations of the Parties set out in Schedule 5 (First Completion Obligations) takes place;
"First Completion Settlement Agreement" means an agreement on restriction on disposal and transfer of shares between the Seller, the Purchaser and the Purchaser Depositary;
"First Tranche Exchange NV Shares" means such number of NV Shares as may be notified by the Purchaser to the Seller prior to First Completion in accordance with Clause 6.2, which in any case shall not exceed 67,833,664 NV Shares;
"First Tranche Exchange Ordinary Shares" means an amount of ordinary shares in the Company equal to the First Tranche Exchange NV Shares;
"First Tranche NV Shares Payment" means First Tranche Exchange NV Shares multiplied by NV Share Price;
"First Tranche Payment" has the meaning given to that term in Clause 3.2;
"First Tranche Pre-Conversion Payment" has the meaning given to that term in Clause 3.1.1;
"First Tranche Sale Ordinary Shares" means 189,726,898 ordinary shares in the Company (which comprise 50% of the entire issued share capital of the Company plus one ordinary share);

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

"First Tranche Sale Shares" means the First Tranche Total Ordinary Company Shares and the Preference Share A;
"First Tranche Total Ordinary Company Shares" means First Tranche Exchange Ordinary Shares plus First Tranche Sale Ordinary Shares;
"Fund" means Closed-end Mutual Investment Combined Fund "Consortium. First" (Закрытый паевой инвестиционный комбинированный фонд «Консорциум. Первый»), a closed-end mutual investment combined fund under the trust management of JSC SOLID Management, a joint stock company incorporated in the Russian Federation with its registered office at Room 2 Suite XVI, 5th floor, Khoroshyovskoye sh. 32A, Moscow, 125284, the Russian Federation, registered under the main state registration number (OGRN) [***];
"Fund Documents" means trust management rules No. [***], number assignment date 22 August 2023, as amended on 9 November 2023, 23 November 2023 and 31 January 2024, and as may be further amended from time to time;
"Fundamental Claim" means a claim for breach of any of the Fundamental Warranties;
"Fundamental Warranties" means the warranties given in paragraphs 1 to 6 (inclusive), paragraph 8, paragraph 9 and paragraph 11 of Schedule 7 (Seller Warranties) and paragraph 3 of Schedule 8 (Business Warranties);
"Funding Notice" has the meaning given to that term in Clause 11.1;
"FX Volume Adjustment" means [***]%;
"GAAP" means recognition and measurement accounting principles generally accepted in the United States of America in effect from time to time;
"Government Commission" means the Sub-commission of the Government Commission for Control over Foreign Investments in the Russian Federation;
"Government Commission Approval" means the consent of the Government Commission for consummation of the Transaction, on terms satisfactory to the Parties, acting reasonably, issued in accordance with President's Decree No. 618 dated 8 September 2022 and President's Decree No. 81 dated 1 March 2022 or confirmation from the Government Commission that its consent for consummation of the Transaction is not required;
"Governmental Authority" means any state or political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions on behalf of the state or its political subdivision, including any governmental authority, ministry, agency, department, board, commission or instrumentality or subdivision thereof; any court, including tribunal (whether standing or ad hoc), arbitration panel or arbitrator (including an arbitrator of international commercial arbitrations); and any self-regulatory organisation acting on behalf of the state or itself pursuant to the rights granted thereto by Applicable Law;

"Group Information Technology" means Information Technology that was owned by the Complete Target Group as at the Locked Box Date;

"Group Intellectual Property" means Intellectual Property that: (i) was developed, created

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

by, or acquired from a third party by, the Complete Target Group; and (ii) as at the Locked Box Date, was owned by the Complete Target Group;
"Immovable Property Share Statement" means the calculation of the share of immovable property located in the Russian Federation, of which assets of the Company directly or indirectly consist as at [***], provided to the Purchaser in writing at or prior to First Completion;
"Information Technology" means information and communications technology infrastructure, including without limitation any Intellectual Property relating thereto;

"Intellectual Property" means:

(a)	patents, rights in inventions, know-how and trade secrets, copyright and related rights, registered designs, design rights, database rights, semiconductor topography rights, trademarks and service marks, trade names, business names, rights in get-up and logos, domain names, and any other intellectual property rights (in each case, whether or not registered, and including all applications to register and rights to apply to register any of them); and
(b)	all rights or forms of protection having equivalent or similar effect in any jurisdiction;
"Intra-Group Agreements" has the meaning given to that term in Clause 15.3.2;
"IP Claim MAE" means, solely for the purposes of paragraph 3.5 of Schedule 8 (Business Warranties) any change, event, effect or circumstance that, individually or taken together with all such other changes, events, effects or circumstances that have occurred prior to the date of determination of the occurrence of the IP Claim MAE, has or may reasonably be expected to have a material adverse effect on the business, properties, liabilities (actual or contingent), management, condition (financial or otherwise), financial position, profits, shareholders' equity, operations or prospects of the Complete Target Group, and/or has resulted in or may reasonably be expected to result in losses (including any Tax Liability) to the Complete Target Group in excess of RUB [***] ([***] Rubles) in the aggregate;
"Key Employee" means any employee employed by the Complete Target Group that is graded "level [***]" or above, information in respect of whom was provided to the Purchaser by the Seller before the date of this Agreement;
"Leakage" means the matters listed in Part A (Leakage) of Schedule 2;
"Lock-Up Term" has the meaning given to that term in Clause 12.2;
"Locked Box Accounts" means the unaudited combined consolidated balance sheet of the Complete Target Group as at the Locked Box Date attached hereto as Schedule 11 (Locked Box Accounts), which has been subject to procedures agreed upon by the Parties and set out in Schedule 12 (Agreed Upon Procedures);
"Locked Box Date" means 30 September 2023;
"Locked Box Warranty Claims" means any claim for breach of any of the Seller Warranties given in paragraph 1 of Schedule 8 (Business Warranties);

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

"Longstop Date" means 2 April 2024 or such other date as the Seller and the Purchaser may agree in writing;
"Main Activities" means each business segment which accounts for more than [***] per cent ([***]%) of Annual Revenue of the Complete Target Group as at the Locked Box Date;
"Management" means those members of the management of the Complete Target Group as the Parties have agreed on the date of this Agreement;
"Management Foundation" means International Foundation "Management Foundation", an international foundation incorporated under the laws of the Russian Federation and registered under the main state registration number (OGRN) [***];
"Material Adverse Effect" means any change, event, effect or circumstance (each, an "Effect") that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, has or may reasonably be expected to have a material adverse effect on the business, properties, liabilities (actual or contingent), management, condition (financial or otherwise), financial position, profits, shareholders' equity, operations or prospects of the Complete Target Group taken as a whole, and/or has resulted in or may reasonably be expected to result in losses (including any Tax Liability) to the Complete Target Group in excess of RUB [***] ([***] million Rubles) in the aggregate;

"Material Intellectual Property" means: (i) any Group Intellectual Property having a book value in excess of RUB [***] ([***] Rubles) for each unit; (ii) such other Group Intellectual Property that is necessary for the Main Activities of the Complete Target Group; and (iii) such other Group Intellectual Property that was developed within the Prospective Streams which, on the date of this Agreement, is necessary, or could reasonably be expected to be necessary, for the further development of such Prospective Streams;

"Material Subsidiary" means: (i) each direct or indirect subsidiary of the Company with Total Assets in excess of RUB [***] ([***] Rubles) on the Locked Box Date; (ii) each direct or indirect subsidiary of the Company with Annual Revenue in excess of RUB [***] ([***] Rubles); and/or (iii) each direct or indirect subsidiary of the Company that owns any Material Intellectual Property on the Locked Box Date, in each case as listed in Part B of Schedule 1 (Details of the Group) marked with an asterisk (*) against its name;
"Memorandum" means a memorandum on invitation to make offers addressed to the holders of NV Shares to be published by Purchaser on the terms and subject to the conditions specified therein;
"NV Priority Share" means the priority share with a nominal value of EUR 1.00 (one Euro) in the share capital of the Seller;
"NV Share" means a class A ordinary share in the issued share capital of the Seller (ISIN NL0009805522);
"NV Share Price" means an amount in RUB equal to the Price per Ordinary Share;
"Ordinary Sale Shares" means the First Tranche Total Ordinary Company Shares and the Second Tranche Total Ordinary Company Shares;
"Ordinary Shares Outstanding" means 379,453,795 ordinary shares in the Company

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

(which comprise 100% of the entire issued share capital of the Company);
"Original Group" means each of the entities and companies comprising the Seller Group prior to the Pre-Completion Reorganisation, being the Seller Group Companies, the Target Group Companies, other than the Company, and "Original Group Companies" shall be construed accordingly;
"Permitted Assignee" means, in respect of the Purchaser, and following First Completion: (i) any Underlying Investor; or (ii) a subsidiary that is solely, wholly, and beneficially owned and controlled by an Underlying Investor, any 100% direct or indirect shareholder of an Underlying Investor or a beneficial owner of an Underlying Investor, provided that, in each case, such person is not a Sanctioned Person;
"Permitted Leakage" means the matters listed in Part B (Permitted Leakage) of Schedule 2 (Leakage);
"Permitted Person" means those individuals notified by the Seller to the Purchaser in writing on the date hereof, which comprises: (i) those individual employees of the Complete Target Group whose contract of employment or similar arrangements with the Complete Target Group will be terminated prior to First Completion and who will be employed or otherwise engaged by the Seller Group; (ii) those individuals engaged pursuant to consultancy or similar arrangements, which will be terminated prior to First Completion; and (iii) those individuals with an entitlement to un-paid leave, whose employment with the Complete Target Group will be terminated prior to First Completion;
"Permitted Transaction" means the matters listed in Part B (Permitted Transactions) of Schedule 4 (Conduct of Business Before First Completion);
"PIF" means International Foundation Public Interest Foundation, registered under the main state registration number (OGRN) 1203900002767;
"Pre-Completion Conduct Claim" means any claim under Clause 5 or Schedule 4 (Conduct of Business Before First Completion);

"Pre-Completion Reorganisation" has the meaning as the Parties have agreed in writing on the date of this Agreement;

"Pre-Completion Reorganisation Steps Plan" has the meaning as the Parties have agreed in writing on the date of this Agreement;
"Pre-Completion Sale" has the meaning given to that term in Recital (D);
"Preference Share A" means the type "A" preferred share with a nominal value of RUB [***] ([***] kopecks) in the share capital of the Company;
"Preference Share A Purchase Price" means RUB [***] ([***] kopecks);
"Preference Share B" means the type "B" preferred share with a nominal value of RUB [***] ([***] kopecks) in the share capital of the Company;
"Price per Ordinary Share" means RUB [***] ([***] Ruble and [***] kopecks);
"Prospective Streams" means the following segments as conducted on the date of this

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Agreement: (i) [***]; (ii) [***]; and (iii) [***];
"Purchaser Bank Account" means such bank account as the Purchaser may notify to the Seller not less than [***] Business Days prior to First Completion and on the basis the bank at which such account is held is not the target of any Sanctions, owned or Controlled by any Sanctioned Person or designated on any Sanctions List;

"Purchaser Depositary" means JSC Specialized Depositary "Infinitum" registered with the Russian unified state register of legal entities under number [***];

"Purchaser Financing Provider" means any person (including any individual, bank or credit institution) that: (i) lends money or provides credit to the Purchaser, any of the Underlying Investors, their respective Affiliates for the purposes of payment of the First Tranche Payment or the Second Tranche Payment; or (ii) transfers the First Tranche Payment or the Second Tranche Payment on behalf of the Purchaser to the Seller at First Completion and Second Completion, respectively;

"Purchaser's Group" means the Purchaser, its Affiliates and each of the Underlying Investors;

"Purchaser Warranties" means the warranties given in Schedule 9 (Purchaser Warranties);

"Regulators" means any regulatory or governmental authorities or bodies, including, as they may be titled from time to time:

(a)	the Government Commission;
(b)	President of the Russian Federation;
(c)	FAS; and
(d)	Central Bank of the Russian Federation;

"Regulatory Approvals" means all of the necessary approvals to be granted or given by any of the Regulators or any other Governmental Authority as applicable from time to time in connection with the Transaction;

"Relevant Tax Audit" means the issue of any notice, demand, assessment, letter or other document by or on behalf of any Tax Authority, or the preparation of any tax return or any self-assessment or any other document from which it appears that an Actual Tax Liability may arise or be incurred or imposed on the Complete Target Group for which the Seller is or may be liable under Clauses 14.1.5 or 14.1.6;

"Representatives" has the meaning given to that term in Clause 10.1 in respect of any Party or legal or natural person, as the context may allow;

"Restraint" means any:
(a)	order, judgment, rule or regulation being entered, enforced, enacted or issued (whether temporary, preliminary or permanent) by any Governmental Authority; or
(b)	actual, pending, threatened suit, action, investigation or proceeding by any

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Governmental Authority,
which has the effect of making unlawful or otherwise prohibiting or restricting First Completion, Second Completion, the Transaction, or performance by any Party of its obligations under this Agreement;
"Russian Exit Tax" means the voluntary monetary contribution to the Russian federal budget which may be imposed by the Government Commission as a condition of the Government Commission Approval;
"Russian Language Information" has meaning given to that term in Clause 17.37;

"Russian Sub-Holding" has the meaning as the Parties have agreed in writing on the date of this Agreement;

"Sale Shares" means [***] ordinary shares in the Company and [***] Preference Share A;

"Sanctioned Person" means a person (i) that is designated or listed under any Sanctions List by any Sanctions Authority, (ii) in which any persons so designated or listed (individual or collectively) have an interest or control with the consequence that such person's property is blocked pursuant to any Sanctions, or (iii) acting on behalf of any of the foregoing;

"Sanctions" means any laws, regulations or trade embargoes relating to blocking (asset freeze) sanctions that envisage blocking of the assets administered or enforced from time to time by any Sanctions Authority;
"Sanctions Authority" means (i) the United Nations Security Council; (ii) the United States government; (iii) the European Union; (iv) the United Kingdom government; (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State and Department of Commerce, and His Majesty's Treasury and the UK Office of Financial Sanctions Implementation (OFSI); and (vi) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over any Party;
"Sanctions List" means the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by His Majesty's Treasury (but only the sub-list for "Asset Freeze Targets" and not the sub-list for "Investment Ban Targets") or any similar list maintained by, or public announcement of sanctions designations made by a Sanctions Authority, each as amended, supplemented or substituted from time to time, provided that, in each case, any such list relates to the so called freezing or blocking sanctions and does not include sanctions known as "sectoral sanctions" that do not envisage blocking of the assets;
"SEC Reports" means each of the documents filed by the Seller with the SEC since [***];
"Second Completion" means completion of the sale and purchase of the Second Tranche Total Ordinary Company Shares in accordance with Clause 7;
"Second Completion Agreed Leakage Amount" has the meaning given to that term in Clause 13.6;
"Second Completion Commencement Date" has the meaning given to that term in Clause

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.1;
"Second Completion Settlement Agreement" means an agreement on restriction on disposal and transfer of shares between the Seller, the Purchaser and the Purchaser Depositary;
"Second Tranche Exchange NV Shares" means such number of NV Shares as may be notified by the Purchaser to the Seller prior to Second Completion in accordance with Clause 7.2, which in any case shall not exceed the Second Tranche Total Ordinary Company Shares;
"Second Tranche NV Shares Payment" means Second Tranche Exchange NV Shares multiplied by NV Share Price;
"Second Tranche Payment" has the meaning given to that term in Clause 3.2;
"Second Tranche Pre-Conversion Payment" has the meaning given to that term in Clause 3.1.3;
"Second Tranche Purchase Price" means any amount in RUB equal to the number of the Second Tranche Total Ordinary Company Shares multiplied by the Price per Ordinary Share;
"Second Tranche Total Ordinary Company Shares" means Ordinary Shares Outstanding minus Pre-Completion Sale Shares minus First Tranche Total Ordinary Company Shares;
"Securities Act" means the US Securities Act of 1933, as amended;
"Seller Bank Account" means such bank account as the Seller may notify to the Purchaser not less than [***] Business Days prior to First Completion;
"Seller Group Companies" means all the subsidiary undertakings held by the Seller as set out in the Yandex Group Corporate Structure after the Pre-Completion Reorganisation (Data Room Document 15.8), including (without limitation) the Nebius, AVRide, Toloka, and TripleTen businesses, [***], and the Finland data center, but excluding following First Completion, the Complete Target Group, and "Seller Group" shall be interpreted accordingly;
"Seller Nominated Persons" shall mean those persons nominated by the Seller, as agreed between the Parties in writing on the date of this Agreement;
"Seller Warranties" means the warranties given in each of Schedule 7 (Seller Warranties) and Schedule 8 (Business Warranties);
"Shareholder Circular" means the shareholders circular to be circulated by the Seller to the Shareholders in connection with the Extraordinary Shareholder Meeting;
"Shareholders" means the shareholders of the Seller holding any class of share;
"Statement" has the meaning given to that term in Clause 17.16.1;
"Target Group Companies" means the Company's subsidiary undertakings pursuant to and resulting from the completion of the Pre-Completion Reorganisation Steps Plan set out in Part B of Schedule 1 (Details of the Group);

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

"Tax" means all forms of taxes and statutory, governmental, state, federal, provincial, local, customs, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities of whatever nature and wherever chargeable, including any penalty, fine, surcharge, interest, charges, costs or any other liability relating to any of the above;
"Tax Authority" means any state, governmental or municipal authority, agency, body or other regulatory authority that is responsible for the assessment, administration or collection of any Taxes in any jurisdiction;

"Tax Claim" means any claim for breach of any of the Tax Warranties or any claim under Clauses 14.1.5 or 14.1.6;

"Tax Liability" means:

(a)	any liability of any member of the Complete Target Group to make an actual payment of Tax or a payment on account of Tax; and/or
(b)	the loss of or failure to obtain, for any reason, of any Tax Relief, in which case the amount of Tax Liability will be the amount of Tax that would (on the basis of Tax rates current at the date of that loss) have been saved but for that loss, assuming for this purpose that any member of the Complete Target Group had sufficient profits or was otherwise in a position to use a Tax Relief, or, where the Tax Relief is the right to repayment of Tax or to a payment in respect of Tax, the amount of repayment or payment;
"Tax Relief" means any relief, allowance, loss, exemption, incentive, special tax regime, set-off or deduction from or credit available or other relief of a similar nature from, against or in relation to Taxation or in the computation of income, profits or gains for Taxation purposes, or any repayment of or saving of Tax (including any repayment supplement or interest in respect of Tax, reduced income tax rate and/or VAT refund);
"Tax Warranties" means the warranties given in paragraph 7 of Schedule 8 (Business Warranties);
"Third Party Claim" has the meaning given to that term in paragraph 9.1 of Schedule 10 (Limitations on Liability);
"Third-Party Intellectual Property" means Intellectual Property that was developed and created by a third party and, as at the date of this Agreement, is used by the Complete Target Group in its business operations;
"Total Assets" means the total assets of a company, excluding any intercompany balances due from other members of Complete Target Group and intercompany investments in other members of the Complete Target Group (in each case, to the extent such intercompany balances and investments are initially included in the total assets) calculated in accordance with GAAP and the applicable Seller's and its subsidiary undertakings' GAAP accounting policies;
"Total Consideration" means RUB 475,000,000,000 (four hundred and seventy five billion Rubles);
"Transaction" means the sale and purchase of the Sale Shares as contemplated in Clause 2

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

and as governed by the terms of this Agreement;
"Transaction Documents" means this Agreement, the Disclosure Letter, the Transitional Services Agreements, the Deed of Undertaking, the First Completion Settlement Agreement, the Second Completion Settlement Agreement and the NV Priority share transfer agreement between the Seller and the PIF;
"Transitional Services Agreements" means TSA1 and TSA2;

"TSA1" means the transitional services agreement between [***] as provider, [***] as licensor, and the Seller as receiver, in relation to the operation of the Seller's and the Seller Group Companies' ongoing businesses dated on the date of this Agreement;

"TSA2" means the transitional services agreement between the [***] as provider and [***] as receiver, in relation to the operation of the Target Group Companies' ongoing businesses dated on the date of this Agreement;

"Underlying Investors" means the following entities together with the individuals and ultimate beneficial owners of each of them, each as disclosed to the Seller on the date hereof:
(a)	LLC "FMP", a limited liability company organised under the laws of Russia and registered as a legal entity under the main state registration number (OGRN) [***], which is jointly, wholly and beneficially owned and controlled by the Management;
(b)	Closed-end Mutual Investment Combined Fund "Argonaut", a closed-end mutual investment fund organised under the laws of Russia, whose sole investor is a company wholly owned by PJSC "LUKOIL", company organised under the laws of Russia and registered as a legal entity under the main state registration number (OGRN) [***]; under the trust management of LLC Asset Management Company "Lerta Capital" Limited, a limited liability company organised under the laws of Russia and registered as a legal entity under the main state registration number (OGRN) [***];
(c)	JSC "IT. Elaboration", a joint stock company organised under the laws of Russia and registered as a legal entity under the main state registration number (OGRN) [***], which is solely, wholly, and beneficially owned and controlled by Pavel Igorevich Prass;
(d)	JSC "Infinity Management", a joint stock company organised under the laws of Russia and registered as a legal entity under the main state registration number (OGRN) [***], which is solely, wholly, and beneficially owned and controlled by Alexander Anatolievich Chachava; and
(e)	LLC "Meridian-Servis", a limited liability company organised under the laws of Russia and registered as a legal entity under the main state registration number (OGRN) [***], which is solely, wholly, and beneficially owned and controlled by Alexander Nikolayevich Ryazanov;

"Upstream Payment" means a payment of an amount equal to RUB [***] ([***] Rubles and [***] kopecks), to be paid to the Seller by [***] under, and pursuant to the terms of, the Pre-Completion Sale; and

"Upstream Reserve" means a payment of an amount equal to RUB [***] ([***] Rubles and

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

[***] kopecks) to be paid to the Seller by [***] under, and pursuant to the terms of, the Pre-Completion Sale.

Interpretation

1.2	In this Agreement:
1.2.1	any reference to this Agreement includes the Schedules to it, each of which forms part of this Agreement for all purposes;
1.2.2	references to this Agreement shall be construed as references also to any separate or independent stipulation or agreement contained in it;
1.2.3	the contents page and headings in this Agreement are for convenience only and shall not affect its interpretation;
1.2.4	any references to a Party shall include that Party's successors and permitted assigns;
1.2.5	references to any document (including this Agreement) or a provision of any document includes such document or provision thereof as amended or supplemented in accordance with its terms, and whether or not such other document or provisions thereof is or becomes ineffective for any reason;
1.2.6	a reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced, provided that, as between the Parties, no such amendment, consolidation, modification, re-enactment or replacement shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party;
1.2.7	words in the singular shall include the plural and vice versa, and references to one gender include other genders;
1.2.8	a reference to a person shall include a reference to any individual, firm, company or other body corporate, an individual's executors or administrators, Governmental Authority, unincorporated association, trust or partnership (whether or not having separate legal personality);
1.2.9	a reference to a Clause, paragraph, Schedule (other than to a schedule to a statutory provision) or Recital shall be a reference to a Clause, paragraph, Schedule or Recital (as the case may be) of or to this Agreement;
1.2.10	if a period is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day, unless otherwise specified;
1.2.11	references to any English, Dutch or Russian legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England, the Netherlands or Russia (as relevant) be deemed to include what most nearly approximates the English, Dutch or Russian legal term in that jurisdiction and references to any English, Dutch or Russian statute or enactment shall be deemed

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

to include any equivalent or analogous laws or rules in any other jurisdiction;
1.2.12	expressions "subsidiary" and "subsidiary undertaking" defined in the Companies Act 2006 shall bear the same meaning as in that Act;
1.2.13	references to writing shall include any modes of reproducing words in any legible form (but shall not include email unless expressly stated otherwise);
1.2.14	references to documents "in the agreed form", agreed on the date of this Agreement or any similar expression shall be to documents agreed between the Seller and the Purchaser, and initialled for identification by, or on behalf of, the Seller and the Purchaser;
1.2.15	a reference to "CNH" is to the lawful currency of the People's Republic of China (as traded outside of mainland China). A reference to "RUB" or "Rubles" is to the lawful currency of the Russian Federation. A reference to "USD", "$" or "Dollars" is to the lawful currency of the United States of America. A reference to "EUR" or "Euro" is to the lawful currency of the member states of the European Union that have the euro as their lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;
1.2.16	a reference to a "share" includes a "participatory interest", "share capital" includes "charter capital" and a "shareholder" includes a "participant", and vice versa;
1.2.17	references to fractional holdings of shares shall be rounded up to the nearest whole share; and
1.2.18	except where the context otherwise requires, a reference to time or the time of any day is to Amsterdam (the Netherlands) time on the relevant date and events stated or deemed to occur upon, or actions required to be performed by, any given date shall be deemed to occur at, or must be performed before, 5:00 p.m. on the relevant date.
1.3	Unless otherwise stated in this Agreement, any amount to be converted from one currency into another currency for the purposes of this Agreement shall be converted into an equivalent amount at the Conversion Rate set on the Relevant Date, provided that the First Tranche Pre-Conversion Payment and the Second Tranche Pre-Conversion Payment are to be converted to equivalent amount in CNH at the Adjusted Conversion Rate set at the Relevant Date as stated in Clause 3.2. For the purposes of this Clause 1.3:

"Conversion Rate" means [***] currency fixing set by [***] for CNH / RUB on the Relevant Date or, if no such rate is set on that date, on the preceding date on which such rate is set;

"Relevant Date" means:

(a)	for the purposes of determining whether a monetary threshold or limit referred to in paragraph 3 of Schedule 10 (Limitations on liability) has been reached or exceeded, the date of receipt of written notification of the relevant claim in accordance with paragraph 2 of Schedule 10 (Limitations on liability); and
(b)	for any other purpose under this Agreement, the date falling [***] days before the

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

date on which a payment or an assessment is to be made, provided that exact date shall be chosen by the respective payor.
1.4	The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. The terms "other", "or otherwise", "whatsoever", "including", "include", "for example" and "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words accompanying those terms.
1.5	The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provisions of this Agreement.
2.	SALE AND PURCHASE

Sale and purchase

2.1	The Seller is the legal and beneficial owner of and shall sell and the Purchaser shall purchase the Sale Shares, as follows:
2.1.1	at First Completion, the Seller shall transfer to the Purchaser the First Tranche Sale Shares free from any Encumbrance and together with all rights attached to them at the First Completion Commencement Date or subsequently becoming attached to them (including the right to receive all dividends and distributions declared, paid, or made by the Company by reference to a record date falling on or after the First Completion Commencement Date); and
2.1.2	at Second Completion the Seller shall transfer to the Purchaser the Second Tranche Total Ordinary Company Shares free from any Encumbrance and together with all rights attached to them at the Second Completion Commencement Date or subsequently becoming attached to them (including the right to receive all dividends and distributions declared, paid, or made by the Company by reference to a record date falling on or after the Second Completion Commencement Date), in each case subject to and in accordance with the provisions of this Agreement, the First Completion Settlement Agreement and the Second Completion Settlement Agreement (as applicable).

Covenants for title

2.2	The Seller covenants that it:
2.2.1	has the right to sell the Sale Shares;
2.2.2	will at its own cost do all that it can to give the Purchaser title to the Sale Shares free from any Encumbrance and with all rights attached or accruing to the Sale Shares on and after the relevant Completion Date; and
2.2.3	is selling the Sale Shares free from any Encumbrance.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Waiver of pre-emption and other rights

2.3	The Seller waives:
2.3.1	all pre-emption rights in respect of the Sale Shares; and
2.3.2	any other rights which restrict the transfer of the Sale Shares,

conferred on the Seller whether by the constitutional documents of the Company, by agreement or otherwise and agrees to procure that all such rights conferred on any other person shall be irrevocably waived so as to permit the sale and purchase of the Sale Shares pursuant to this Agreement.

Evidence of authority

2.4	On the date of this Agreement, each Party shall perform the obligations that Schedule 3 (Signing Obligations) states are to be performed by it.

Disclosure Letter

2.5	Unless otherwise agreed in writing between the Seller and the Purchaser, on the date of this Agreement, each Party shall deliver, or cause to be delivered, to the other Party a duly signed counterpart of the Disclosure Letter, provided that the Purchaser shall sign the Disclosure Letter to acknowledge its receipt only.
3.	CONSIDERATION

Consideration

3.1	Subject to and in accordance with the provisions of this Agreement, the consideration for the sale of the Sale Shares by the Seller to the Purchaser shall be:
3.1.1	payment to the Seller Bank Account for the First Tranche Sale Ordinary Shares and Preference Share A at First Completion of an amount calculated as follows (such amount being, the "First Tranche Pre-Conversion Payment"):

Preference Share A Purchase Price + Base First Tranche Payment – AFCALA,

where:

AFCALA means the Aggregate FCALA agreed by the Parties prior to First Completion;

Base First Tranche Payment means First Tranche Sale Ordinary Shares multiplied by Price per Ordinary Share and is equal to RUB 237,500,130,916.40 (two hundred thirty seven billion five hundred million one hundred thirty thousand nine hundred sixteen Rubles and forty kopecks) (such amount being, the "Base First Tranche Payment"); and

Preference Share A Purchase Price means an amount equal to the Preference Share A Purchase Price (as defined in Clause 1.1);

3.1.2	transfer of the First Tranche Exchange NV Shares to the Seller at First Completion

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

as set out in paragraph 1.6.2 of Schedule 5 (First Completion Obligations);
3.1.3	payment to the Seller Bank Account for the Second Tranche Total Ordinary Company Shares at Second Completion of an amount calculated as follows (such amount being, the "Second Tranche Pre-Conversion Payment"):

Base Second Tranche Payment – ASCALA,

where:

ASCALA means the Aggregate SCALA agreed by the Parties prior to Second Completion (if there is no Second Completion Agreed Leakage Amount, ASCALA equals 0); and

Base Second Tranche Payment means the amount calculated as follows (such amount being, the "Base Second Tranche Payment"):

STPP - STSP,

where:

STPP means the Second Tranche Purchase Price; and

STSP means the Second Tranche NV Shares Payment; and

3.1.4	transfer of the Second Tranche Exchange NV Shares to the Seller at Second Completion as set out in Schedule 6 (Second Completion Obligations) and the Second Completion Settlement Agreement.
3.2	The First Tranche Pre-Conversion Payment and the Second Tranche Pre-Conversion Payment shall be payable to the Seller Bank Account in CNH converted from RUB at the relevant Adjusted Conversion Rate (the "First Tranche Payment" and the "Second Tranche Payment", respectively).
3.3	For the avoidance of doubt, the First Tranche Pre-Conversion Payment plus the Second Tranche Pre-Conversion Payment plus the First Tranche NV Shares Payment plus the Second Tranche NV Shares Payment plus AFCALA plus ASCALA plus the Upstream Payment plus the Upstream Reserve in aggregate equal the Total Consideration.
4.	CONDITIONS

Conditions to First Completion

4.1	First Completion is conditional on the following Conditions being satisfied on or before 5.30 p.m. (Amsterdam time) on the Longstop Date, and continuing to be satisfied at First Completion:

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

	Condition	Party Responsible (Purchaser/Seller)	Party entitled to waive Condition (Purchaser/Seller)
1.	The FAS Consent having been given and not having been revoked or amended.	Purchaser	Cannot be waived
2.	The Decree No. 520 Consent having been given and not having been revoked or amended.	Purchaser	Cannot be waived
3.	Government Commission Approval having been given and not having been revoked or amended.	Purchaser	Cannot be waived
4.	The Central Bank Consent having been given and not having been revoked or amended.	Purchaser	Purchaser
5.	The requisite approvals of the Shareholders.	Seller	Cannot be waived
6.

No Sanctions applying to the Seller which have the effect of making unlawful, prohibiting, or otherwise restricting First Completion, Second Completion, the Transaction, or performance by any Party of its obligations under this Agreement (including, for the avoidance of doubt, circumstances where a transfer of shares in the Company is prohibited or otherwise restricted).

		N/A	Cannot be waived
7.

No Sanctions applying to the Purchaser or any of the Underlying Investors which have the effect of making unlawful, prohibiting, or otherwise restricting First Completion, Second Completion, the Transaction, or performance by any Party of its obligations under this Agreement (including, for the avoidance of doubt, circumstances where a transfer of shares in the Company is prohibited or otherwise restricted).

		N/A	Cannot be waived

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

	Condition	Party Responsible (Purchaser/Seller)	Party entitled to waive Condition (Purchaser/Seller)
8.	There being no Restraint.	N/A	Cannot be waived
9.

The Complete Target Group having made all filings and obtained all approvals from the Regulators reasonably necessary for the completion of the Pre-Completion Reorganisation and the transfer of the Preference Share B to the Management Foundation.

		Seller	Purchaser
10.	Completion (as defined in Clause 4.2) of the Pre-Completion Reorganisation, in compliance with the Pre-Completion Reorganisation Steps Plan.	Seller	Purchaser and Seller
11.	Memorandum and announcement relating thereto having been published on the dedicated website.	Purchaser	Seller
12.	The Pre-Completion Sale Shares having been transferred by the Seller to Yandex.Technologies LLC in full.	Seller	Purchaser
13.	[***] having paid the Upstream Payment and the Upstream Reserve to the Seller in full.	Seller	Seller
14.	Amended charter of the Company in a form agreed among the Parties having been adopted and registered with the unified state register of legal entities.	N/A	Purchaser
15.	Each of the First Completion Settlement Agreement and Second Completion Settlement Agreement having been entered into.	Purchaser and Seller	Purchaser and Seller

Pre-Completion Reorganisation

4.2	For the purposes of this Clause 4 and this Agreement, the Pre-Completion Reorganisation shall be considered to have reached "Completion" on the terms as the Parties have agreed in writing on the date of this Agreement.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Waiver

4.3	A Party entitled to waive a Condition (as set out in Clause 4.1) may, by notice to the Party responsible for satisfying that Condition as set out in Clause 4.1, waive that Condition in whole or in part at any time on or before the Longstop Date.

Satisfaction of Conditions

4.4	The Purchaser and the Seller shall each use all reasonable endeavours to satisfy or procure the satisfaction of the Conditions for which it is responsible (as set out in Clause 4.1) as soon as possible and in any event on or before the Longstop Date.
4.5	If, at any time, a Party becomes aware of a fact or circumstances that prevents or could reasonably be expected to prevent a Condition from being satisfied on or before the Longstop Date, or lead to the creation of a Restraint, that Party shall, to the extent permitted by Applicable Law, promptly inform the other Party of any such fact or circumstance.

Notification of Satisfaction of Conditions

4.6	The Party responsible for satisfying a Condition (as set out in Clause 4.1) shall notify the Seller (if the Purchaser is the Party responsible) or the Purchaser (if the Seller is the Party responsible) of the satisfaction of the Condition as soon as possible after it has been satisfied, and in any event within [***] Business Days of such satisfaction.
4.7	Following the satisfaction, or (if capable of waiver) waiver, of all the Conditions in accordance with the terms of this Agreement, the Parties shall proceed to First Completion in the event that:
4.7.1	the Seller's bank and the respective correspondent bank confirm that they are able to receive the First Tranche Payment to the Seller's Bank Account (having completed its "Know-Your-Customer" and related compliance checks). The Seller shall use its reasonable endeavours to procure that such confirmation is obtained as soon as practicable following the satisfaction, or (if capable of waiver) waiver, of all the Conditions in accordance with the terms of this Agreement and shall keep the Purchaser informed of the process in all material respects. If no such confirmation is received by the Seller on or before the Longstop Date, the Seller may terminate this Agreement with immediate effect by serving written notice on the Purchaser, in which case the provisions of Clauses 16.1 and 16.4 shall apply; and
4.7.2	the Purchaser Financing Providers and the respective correspondent bank confirm that they are able to process the First Tranche Payment. The Purchaser shall use its reasonable endeavours to procure that such confirmations are obtained as soon as practicable following the satisfaction, or (if capable of waiver) waiver, of all the Conditions in accordance with the terms of this Agreement and shall keep the Seller informed of the process in all material respects. If any of such confirmations is not received by the Purchaser on or before the Longstop Date, the Purchaser may terminate this Agreement with immediate effect by serving written notice on the Seller, in which case the provisions of Clauses 16.1 and 16.4 shall apply.

Satisfaction Process

4.8	The Seller shall promptly:

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

4.8.1	co-operate with the Purchaser in connection with the Purchaser obtaining the Regulatory Approvals set out in Conditions 1 to 4 (inclusive) of Clause 4.1; and
4.8.2provide (and procure that the Complete Target Group provides) the Purchaser with all such information reasonably required to prepare any required filings or applications in order to obtain the Regulatory Approvals set out in Conditions 1 to 4 (inclusive) of Clause 4.1, including the valuation report relating to the Complete Target Group prepared by [***].
4.9	The Purchaser shall, before submitting any application or filing in respect of any Regulatory Approval contemplated by Clause 4.8, share a draft copy (which may be in a redacted form) of any such application or filing with the Seller and its representatives and allow reasonable time for comments to be provided by the Seller (and the Purchaser shall take account of the reasonable comments of the Purchaser) which have the purpose of ensuring that, to the extent applicable, any such application or filing is submitted in a form that seeks approval for any relevant obligation of the Seller under this Agreement (or any Transaction Document).
4.10	The Seller and the Purchaser agree that any requests and enquiries from any person in connection with the satisfaction of any of the Conditions shall be dealt with by the Seller and the Purchaser in consultation with each other and the Seller and the Purchaser shall promptly co-operate with and provide all necessary information and assistance reasonably required by such persons upon being requested to do so by the other.
4.11	The Purchaser shall keep the Seller informed of the process of obtaining the Regulatory Approvals set out in Conditions 1 to 4 (inclusive) of Clause 4.1 in all material respects. The Purchaser shall, as soon as practicable upon receipt by the Purchaser, provide the Seller with a copy of each Regulatory Approval, which may be in redacted form, provided that such form shall allow the Seller to assess whether: (i) any relevant Condition has been satisfied; and (ii) such Regulatory Approval grants approval for any relevant obligation of the Seller under this Agreement (or any Transaction Document).
4.12	In relation to the satisfaction of Condition 5 of Clause 4.1, the Seller hereby undertakes that it shall use all reasonable endeavours to circulate the Extraordinary Shareholder Meeting Materials to the Seller's Shareholders as soon as reasonably practicable following the date of this Agreement and convene the Extraordinary Shareholder Meeting on the shortest possible timeframe thereafter in order to approve the resolutions contemplated thereby, provided that:
4.12.1	in the event Conditions 2 and 3 set out in Clause 4.1 are not satisfied by the Purchaser within [***] days of the notice of such Extraordinary Shareholder Meeting, the Seller may adjourn or cancel such Extraordinary Shareholder Meeting; and
4.12.2	in the event of any changes to the subject matter or terms of the Transaction as a result of the satisfaction of Conditions 2 and 3 of Clause 4.1, the Seller may cancel the relevant Extraordinary Shareholder Meeting.
4.13	In connection with Clause 4.12, the Seller shall, before circulating the Extraordinary Shareholder Meeting Materials to the Seller's Shareholders, share a draft copy of the Shareholder Circular with the Purchaser and its representatives and allow reasonable time for comments to be provided on any references to the Purchaser or the Purchaser's obligations under this Agreement, any Transaction Document, and in connection with the Transaction. The Seller shall consider any such comments in good faith prior to finalising the Shareholder Circular and shall incorporate any reasonable comments the Purchaser may have on such

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

references prior to circulating the Shareholder Circular to the Seller's Shareholders.
4.14	Following the date of this Agreement, the Seller shall procure that the relevant outstanding amount, if any, of the Upstream Payment and the Upstream Reserve shall be immediately paid to the Seller by [***] and in any event not later than [***] days following the date this Agreement. The Purchaser shall not interfere with the acceleration of the Upstream Payment and the Upstream Reserve to the Seller.
4.15	In relation to the satisfaction of Condition 11 of Clause 4.1, the Purchaser hereby undertakes to publish the Memorandum and the announcement relating thereto on the dedicated website not later than [***] Business Days prior to First Completion and in any event no earlier than the satisfaction of Condition 5 of Clause 4.1.
4.16	Following the satisfaction of Condition 11 of Clause 4.1, as notified to the Seller by the Purchaser in accordance with Clause 4.6, the Purchaser undertakes that it shall not (and shall procure that its Affiliates and the Underlying Investors undertake that they shall not), directly or indirectly, interfere with, cancel, revoke, delay, or make any material amendments to the Memorandum (except in accordance with its terms).
4.17	Nothing in Clause 4.8, 4.9, 4.11 or Clause 4.13 shall oblige any Party to provide the other Party with commercially sensitive information relating to that Party, its Affiliates or to its or their business.

No Interference

4.18	Each Party undertakes that it shall not, and shall procure that none of its Affiliates shall, initiate, instigate, procure or be party to any action creating any Restraint (or otherwise prevent any Completion from occurring) and shall subject to Clause 4.19, take all reasonable steps to remove or set aside any Restraint.

Failure to Satisfy Conditions

4.19	In the event Conditions 2 and 3 set out in Clause 4.1 are not satisfied by the Purchaser within [***] days following the date of this Agreement, as notified to the Seller by the Purchaser in accordance with Clause 4.6, the Seller may terminate this Agreement with immediate effect by serving written notice on the Purchaser, in which case the provisions of Clauses 16.1 and 16.4 shall apply.
4.20	If one or more of the Conditions:
4.20.1	remains unsatisfied at 5.30 p.m. (Amsterdam time) on the Longstop Date and (if capable of waiver) has not been waived on or before that time; or
4.20.2	becomes impossible to satisfy on or before the Longstop Date and (if capable of waiver), has not been waived within [***] Business Days of such Condition becoming impossible to satisfy; or
4.20.3	is unsatisfied immediately before First Completion and (if capable of waiver) has not been waived,

the Party entitled to waive that Condition (or if the Condition cannot be waived, either the Seller or the Purchaser) may give notice to the Seller or the Purchaser (as applicable) terminating this Agreement in which case the provisions of Clauses 16.1 and 16.4 shall apply.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.	CONDUCT OF BUSINESS BEFORE FIRST COMPLETION

Normal course

5.1	Pending First Completion the Seller shall procure that the Company and each Target Group Company:
5.1.1	continues to carry on its business in the normal course and in substantially the same manner as its business has been carried within [***] months before the date of this Agreement; and
5.1.2	complies with the requirements of Schedule 4 (Conduct of Business Before First Completion).

Notification by Seller

5.2	The Seller undertakes to notify the Purchaser in writing fully and promptly upon becoming aware of anything which constitutes or may constitute a breach of its obligations under Clause 5.1.

Purchaser's access

5.3	The Seller will use its best endeavours to procure that from the date of this Agreement until First Completion the Purchaser and its advisers and representatives shall have reasonable access to:
5.3.1	the premises and assets of each member of the Complete Target Group; and
5.3.2	all books, records, accounts, and documents controlled or used by each member of the Complete Target Group (including computer programs) and shall be able to take copies of the foregoing,

in each case, solely to the extent reasonably necessary for the purposes of providing the Purchaser with information or materials to assess:

(A)	the existence of any Leakage or any circumstances that could reasonably be expected to result in any Leakage from the Locked Box Date to (and including) the First Completion End Date;
(B)	compliance with the provisions of Schedule 4 (Conduct of Business Before First Completion); or
(C)	the status of the implementation of the Pre-Completion Reorganisation.
5.4	The Seller will use its best endeavours to procure that from the date of this Agreement until First Completion the directors of each member of the Complete Target Group and the Management shall be instructed to give fully and promptly all such information and explanations to the Purchaser and its representatives as they may reasonably request.
5.5	The Purchaser is not entitled to receive any books, records, accounts, documents or other information or explanations relating to the period prior to the Locked Box Date, except when such books, records, accounts, documents or other information or explanations are necessary to assess, and/or relate to, any matter set out in Clause 5.3.2(A) – 5.3.2(C).

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

No internal regulations and policies

5.6	The Seller shall procure that from the date of this Agreement until First Completion neither the general shareholders meeting nor board of directors of the Company adopt any internal regulations or policies, save for any internal regulations or policies that are required solely for the Company's listing on MOEX and the distribution of 5,439,228 shares (or awards in respect thereof) in the Company to the Eligible Employees (in the same proportions as the relevant outstanding vested equity incentive awards were allocated under the Seller's Employee Benefit Plans), without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed) which shall be obtained in accordance with provisions of Schedule 4 (Conduct of Business Before First Completion). If from the date of this Agreement until First Completion any internal regulations or policies that are required for the Company's listing on MOEX and the distribution of 5,439,228 shares (as set out in this Clause 5.6) are adopted, the Seller shall disclose to the Purchaser such internal regulations or policies as soon as practicable.

Breach

5.7	If between the date of this Agreement and First Completion the Purchaser becomes aware that there has been a breach of any Seller's obligation under Clause 5.1 and the Seller fails to remedy the breach to the satisfaction of the Purchaser within a [***]-day period from the date on which the Purchaser has given notice of the relevant breach, in the event that such breach has resulted in or may reasonably be expected to result in losses (including any Tax Liability) to the Complete Target Group:
5.7.1	in excess of RUB [***] ([***]), the Purchaser may terminate this Agreement by notice in writing to the Seller, in which case the provisions of Clauses 16.1 and 16.4 shall apply; and
5.7.2	less than RUB [***] ([***] Rubles), the Purchaser shall proceed to First Completion in accordance with the provisions of this Agreement but without prejudice to its right to claim for breach of this Agreement (including in particular Clause 5.1).

Circumvention

5.8	Since the Locked Box Date, neither the Seller nor any Connected Person of the Seller has knowingly taken any action the sole purpose of which was to circumvent the terms and obligations set out in paragraph 3 of Part B of Schedule 4 (Conduct of Business Before First Completion) and paragraph 13.3 (No Reliance on Seller or Seller Group) of Schedule 8 (Business Warranties).
5.9	The Seller further covenants and agrees that from the date of this Agreement it will not, and will procure that no Connected Person of the Seller will, take any action the sole purpose of which is to circumvent the terms and obligations set out in the paragraphs referred to in Clause 5.8.
6.	FIRST COMPLETION

First Completion Commencement Date

6.1	Unless this Agreement is previously terminated in accordance with its terms, First Completion shall commence at the office of the Purchaser Depositary at 9.00 am (Moscow

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

time) as soon as practicable following the satisfaction, or (if capable of waiver) waiver, of all the Conditions with the exact date of First Completion commencement to be agreed by the Parties in writing, or at such other place or time as the Seller and the Purchaser shall agree (the "First Completion Commencement Date").

First Tranche Exchange NV Shares Notification

6.2	Prior to First Completion, but in any case no later than [***] Business Days before First Completion, the Purchaser shall notify the Seller substantially in the form set out in Part A of Schedule 13 (Completion Notifications) of: (i) the number of the First Tranche Exchange NV Shares to be exchanged at First Completion; (ii) the total number of the First Tranche Total Ordinary Company Shares to be acquired at First Completion; and (iii) the calculation of the First Tranche Pre-Conversion Payment in RUB.

Obligations at First Completion

6.3	At First Completion, each Party shall perform the obligations that Schedule 5 (First Completion Obligations) states are to be performed by it and in the order set out therein.
6.4	All of the documents and monies delivered at First Completion pursuant to Schedule 5 (First Completion Obligations) shall be held by the recipient to the order of the person delivering them until such time as First Completion takes place. Following the delivery of all documents and monies required to be delivered or paid at First Completion or the waiver of the requirement to deliver any such document or monies by the person entitled to receive the relevant document or monies for the purposes of enabling First Completion to proceed, the documents and monies delivered pursuant to Schedule 5 (First Completion Obligations) shall cease to be held to the order of the person delivering them and First Completion shall be deemed to have taken place.
6.5	At First Completion, the Seller shall sell and transfer (or procure the sale and transfer of) the Preference Share B to the Management Foundation.

Default at First Completion

6.6	Neither Party shall be obliged to complete the sale and purchase of the First Tranche Sale Shares unless the other Party complies in full with its obligations pursuant to Clause 6.3.
6.7	Without limiting Clause 6.6, if a Party has not complied with its obligations under Clause 6.3, the Purchaser (in the case of non-compliance by the Seller) or the Seller (in the case of non-compliance by the Purchaser) may by giving written notice to the Seller or the Purchaser (as appropriate):
6.7.1	defer First Completion with respect to all of the First Tranche Sale Shares to a date selected by it, being not more than [***] days after that date (in which case this Clause shall apply to First Completion as so deferred); or
6.7.2	proceed to First Completion as far as practicable and in any case without prejudice to its rights under this Agreement; or
6.7.3	if First Completion has already been deferred on two separate occasions pursuant to Clause 6.7.1, terminate this Agreement in which case the provisions of Clauses 16.1 and 16.4 shall apply.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.	Second Completion

Second Completion Commencement Date

7.1	Unless this Agreement is previously terminated in accordance with its terms, Second Completion shall commence as soon as reasonably practicable following the date of First Completion, and in any event no later than on the date falling [***] Business Days after First Completion with the exact date of Second Completion commencement to be agreed by the Parties in writing, or at such other time as the Seller and the Purchaser shall agree (the "Second Completion Commencement Date").

Second Tranche Exchange NV Shares Notification

7.2	Prior to Second Completion, but in any case no later than [***] Business Days before the Second Completion Commencement Date, the Purchaser shall notify the Seller substantially in the form set out in Part B of Schedule 13 (Completion Notifications) of: (i) the number of the Second Tranche Exchange NV Shares to be exchanged at Second Completion; (ii) the total number of the Second Tranche Total Ordinary Company Shares to be acquired at Second Completion; and (iii) the calculation of the Second Tranche Pre-Conversion Payment in RUB.
7.3	For the avoidance of doubt, in the event the Purchaser: (i) has not acquired the Second Tranche Exchange NV Shares; or (ii) has acquired less Second Tranche Exchange NV Shares than the amount notified to the Seller in accordance with Clause 7.2, in each case prior to Second Completion for any reason whatsoever, the Purchaser shall proceed to Second Completion and the Second Tranche Pre-Conversion Payment shall be increased accordingly as set out in paragraph 1.3 of Schedule 6 (Second Completion Obligations).

Obligations at Second Completion

7.4	At Second Completion, each Party shall perform the obligations that Schedule 6 (Second Completion Obligations) states are to be performed by it and in the order set out therein.
7.5	All of the documents and monies delivered at Second Completion pursuant to Schedule 6 (Second Completion Obligations) shall be held by the recipient to the order of the person delivering them until such time as Second Completion takes place. Following the delivery of all documents and monies required to be delivered or paid at Second Completion or the waiver of the requirement to deliver any such document or monies by the person entitled to receive the relevant document or monies for the purposes of enabling Second Completion to proceed, the documents and monies delivered pursuant to Schedule 6 (Second Completion Obligations) shall cease to be held to the order of the person delivering them and Second Completion shall be deemed to have taken place.

Default at Second Completion

7.6	Neither Party shall be obliged to complete the sale and purchase of the Second Tranche Total Ordinary Company Shares unless the other Party complies in full with its obligations pursuant to Clause 7.4.
7.7	Without limiting Clause 7.6, if a Party has not complied with its obligations under Clause 7.4 at Second Completion, the Purchaser (in the case of non-compliance by the Seller) or the Seller (in the case of non-compliance by the Purchaser) may by giving written notice to the Seller or the Purchaser (as appropriate):

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.7.1	defer Second Completion to a date selected by it, being not more than [***] days after that date (in which case this Clause shall apply to Second Completion as so deferred); or
7.7.2	proceed to Second Completion as far as practicable and in any case without prejudice to its rights under this Agreement.
8.	Warranties

Seller Warranties

8.1	Subject to the limitations in Clause 9 (Seller limitations on liability), the Seller warrants to the Purchaser (for itself and as trustee for the Permitted Assignees and any successor in title to the Sale Shares) that each of the Seller Warranties is true, accurate and not misleading.
8.2	The Seller gives the Seller Warranties at the date of this Agreement and shall be deemed to repeat:
8.2.1	the Fundamental Warranties (provided that paragraph 8 of Schedule 7 (Seller Warranties) shall be given in respect of the First Tranche Sale Shares only, as if references in such paragraph 8 to the Sale Shares were references to the First Tranche Sale Shares) immediately before First Completion by reference to the circumstances subsisting at that time; and
8.2.2	the Fundamental Warranties (provided that paragraph 8 of Schedule 7 (Seller Warranties) shall be given in respect of the Second Tranche Total Ordinary Company Shares only, as if references in such paragraph 8 to the Sale Shares were references to the Second Tranche Total Ordinary Company Shares, and excluding paragraphs 8.2 and 8.4) immediately before Second Completion by reference to the circumstances subsisting at that time.

Warranties to be independent

8.3	Each of the Seller Warranties shall be separate and independent and shall not be limited by reference to any other Seller Warranty or any other provision of this Agreement.

Notification by Seller

8.4	The Seller undertakes to notify the Purchaser in writing fully and promptly of anything of which the Seller is or becomes aware which renders or may render any of the Seller Warranties untrue, inaccurate, or misleading.

Seller's knowledge

8.5	Where any of the Seller Warranties is qualified by the expression "so far as the Seller is aware" or any similar expression, that Seller Warranty shall be deemed to refer to the actual knowledge of those individuals as agreed by the Seller and the Purchaser in writing on the date hereof, having made due and careful enquiries of [***].

Purchaser Warranties

8.6	The Purchaser warrants to the Seller that each of the Purchaser Warranties is true, accurate and not misleading.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

8.7	The Purchaser gives the Purchaser Warranties (excluding paragraph 9 of Schedule 9 (Purchaser Warranties)) at the date of this Agreement and shall give:
8.7.1	the Purchaser Warranties contained in paragraphs 9.1 of Schedule 9 (Purchaser Warranties) immediately before First Completion by reference to the circumstances subsisting at that time; and
8.7.2	the Purchaser Warranties contained in paragraphs 9.2 and 9.3 of Schedule 9 (Purchaser Warranties) immediately before Second Completion by reference to the circumstances subsisting at that time.

Purchaser's knowledge

8.8	Where any of the Purchaser Warranties is qualified by the expression "so far as the Purchaser is aware" or any similar expression, that Purchaser Warranty shall be deemed to refer to the actual knowledge of the general director, the director of the department of legal support for trust management and the advisor to the general director for project management of JSC Solid Management, each having made due and careful enquiries of those individuals as agreed by the Seller and the Purchaser in writing on the date hereof.

Notification by Purchaser

8.9	The Purchaser undertakes to notify the Seller in writing fully and promptly of anything of which the Purchaser is or becomes aware which renders or may render any of the Purchaser Warranties untrue, inaccurate, or misleading.
9.	Seller limitations on liability

The liability of the Seller in respect of Claims shall be limited in the circumstances and to the extent set out in Schedule 10 (Limitations on Liability).

10.	Purchaser Undertakings

Preservation of information

10.1	The Purchaser undertakes to the Seller that it shall, and shall procure that the Complete Target Group shall, preserve for a period of at least [***] years from First Completion all books, records and documents of or relating to the Complete Target Group reasonably required: (i) for accounting purposes; (ii) for purposes of complying with any Applicable Laws, including any requirement or order of any securities exchange or Governmental Authority, to which the Seller and/or any Seller Group Company is or may be subject; (iii) to complete and file any Tax or similar returns or reports; (iv) for the purposes of any Tax audit or other proceedings involving any Governmental Authority and the Seller and/or Seller Group Companies to the extent that the relevant book, record or document is required to be provided under mandatory provisions of Applicable Laws (to the extent such books, record and documents were within Complete Target Groups' possession at First Completion). The Purchaser shall permit and allow and shall procure that each member of the Complete Target Group shall permit and allow, upon reasonable notice (and in any event on [***] days' written notice) and during normal business hours, the Seller or any employees, agents and professional advisers ("Representatives") of the Seller access to such books, records and documents and to inspect and make copies of them, provided that such Seller's Representatives shall be subject to non-disclosure obligations equivalent to the provisions of Clauses 17.6 to 17.9 as if they were a party to this Agreement and the Seller shall procure

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

compliance by its Representatives with such non-disclosure obligations and shall be responsible for such compliance.

Return of information

10.2	If First Completion does not take place, the Purchaser undertakes to the Seller that:
10.2.1	it shall forthwith hand over, or procure the handing over to the Seller of, all accounts, records, documents and papers of or relating to the Seller, or any member of the Complete Target Group which have been made available to it and all copies or other records derived from such materials;
10.2.2	to the extent legally and technically practicable, it shall remove any information derived from such materials or otherwise concerning the subject matter of this Agreement from its computers, word processors or other devices containing information; and
10.2.3	shall ensure that its Representatives do the same.

Memorandum

10.3	The Purchaser hereby undertakes that it shall instruct any relevant brokers engaged for the purposes of the transactions stipulated in the Memorandum that they are not to transact with any Sanctioned Persons in connection with any block trades or stake building off-market in bilateral transactions (which restriction, for the avoidance of doubt, shall not apply to (i) any attorneys and representatives of the holders of the Exchange NV Shares; and (ii) any Exchange NV Shares acquired by the Purchaser via stock exchange infrastructure).
11.	PURCHASER FUNDING OBLIGATIONS

Future funding

11.1	The Parties acknowledge and understand that the Purchaser will become funded immediately prior to the relevant Completion by: (i) way of the necessary funding being called by notices from the Purchaser to each of the Underlying Investors pursuant to the Fund Documents (a "Funding Notice"); and (ii) bank financing.

Interim Period prior to First Completion

11.2	In the event that any of the Purchaser, JSC Solid Management in its personal capacity, the Fund, an Underlying Investor or a Purchaser Financing Provider becomes a Compromised Investor (as defined in Clause 11.7) prior to the First Completion, the Seller may issue a notice to the Purchaser (a "Compromise Notice") irrespective of whether the Purchaser has informed the Seller of any such circumstances in accordance with Clause 11.3. A Compromise Notice shall be deemed received by the Purchaser in accordance with Clause 18 (Notices).
11.3	Notwithstanding the Seller's right to issue a Compromise Notice pursuant to Clause 11.2, the Purchaser shall inform the Seller in writing, as soon as practicable and in any event within [***] Business Day of obtaining the knowledge, in the event that any of the Purchaser or the Underlying Investors shall satisfy any of the provisions of Clause 11.7 prior to First Completion, irrespective of whether or not the circumstances are public knowledge or expected to be already known by the Seller.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

11.4	The Purchaser hereby undertakes to the Seller that after having received a Compromise Notice from the Seller, it shall procure that no Funding Notice is issued to a Compromised Investor. Notwithstanding the provisions of Clause 11.5, the Purchaser shall further procure that any Funding Notices issued to other Underlying Investors (who for the avoidance of doubt, are not Compromised Investors) may thereafter be revised in accordance with the Fund Documents, in order to ensure that the Purchaser is fully funded and capable of satisfying its obligation to pay the First Tranche Payment.

Emergency Funding

11.5	If a Compromise Notice is served by the Seller or a notice is served by the Purchaser in accordance with Clause 11.3, the Purchaser shall, in order to ensure that it is fully funded and capable of satisfying its obligation to pay the First Tranche Payment:
11.5.1	seek such additional funding from the remaining Underlying Investors (who for the avoidance of doubt, are not Compromised Investors) in the form of either a subscription for new units (participatory interests) in the Purchaser or through the provision of loans advanced to the Purchaser;
11.5.2	seek such additional funding from new investor(s) of the Purchaser, provided such new investor(s) would not be deemed to be a Compromised Investor (as defined in Clause 11.7); or
11.5.3	seek a loan from third party lenders.
11.6	In the event that the Purchaser is unable to satisfy its obligation to pay the First Tranche Payment due to a funding shortfall resulting from an Underlying Investor becoming a Compromised Investor of which the Purchaser shall notify the Seller in writing, the Seller may terminate this Agreement with immediate effect by serving written notice on the Purchaser in which case the provisions of Clauses 16.1 and 16.4 shall apply.

Compromised Investors

11.7	For the purposes of this Clause 11, a "Compromised Investor" is each of the Purchaser, JSC Solid Management in its personal capacity, the Fund, an Underlying Investor, a Purchaser Financing Provider, or any new replacement investor who provides funding pursuant to Clause 11.5.2 and otherwise in accordance with this Clause 11, which satisfies any one of the following criteria (whether capable of remedy or otherwise):
11.7.1	in the case of an entity only:
(A)	becomes bankrupt or insolvent or unable to pay its debts when due;
(B)	an order has been made against it, corporate action or other step has been taken or legal proceedings have been started, for its winding-up, dissolution or re-organisation or for the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager (or equivalent in any jurisdiction) of it or over any of its assets; or
(C)	any other measures have been taken against or in respect of it under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction,

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

11.7.2	in the case of an individual only:
(A)	becomes bankrupt under any Applicable Laws;
(B)	bankruptcy or similar proceedings have been commenced against him or any event has occurred, which under Applicable Laws, would justify any such proceedings; or
(C)	has died, become permanently incapacitated or is otherwise no longer of sound mind, or
11.7.3	becomes the target of Sanctions, is placed on any Sanctions List, is owned or Controlled by a Sanctioned Person, in each case to the extent it has the effect of making unlawful, prohibiting, or otherwise restricting First Completion, the Transaction or performance by any Party of its obligations under this Agreement; or
11.7.4	is otherwise not able to be a counterparty or otherwise work or be associated with the Seller on the basis of the Seller's internal policies as adopted as at the date of this Agreement, including, without limitation, as a result of any anti-money laundering, "Know-Your-Client" or other regulatory compliance policies as adopted as at the date of this Agreement.
11.8	Without limitation to any other rights of the Seller under this Agreement (including, this Clause 11), and from the date of this Agreement, the Seller shall not be entitled to exercise its rights under this Clause 11 in respect of the Purchaser, JSC Solid Management in its personal capacity, the Fund, an Underlying Investor or a Purchaser Financing Provider solely based on the criterion set out in Clause 11.7.4.

Compliance Policies

11.9	The Seller hereby undertakes that from the date of this Agreement until First Completion it shall not amend or modify the provisions of its internal "Know-Your-Client" or other regulatory compliance policies that are in place on the date of this Agreement, save as may be required or otherwise deemed necessary in order to comply with Applicable Laws and any Sanctions administered or enforced by any Sanctions Authority.
12.	RESTRICTIONS ON CHANGES TO BENEFICIAL OWNERShIP

Standstill

12.1	Subject to Clause 12.4 during the Lock-Up Term, the Purchaser agrees that neither it nor any of its Affiliates or, solely in respect of the participation units in the Fund, the Underlying Investors shall (and the Purchaser shall procure that its Affiliates and, solely in respect of the participation units in the Fund, the Underlying Investors shall not):
12.1.1	make or publicly promote or publicly support a tender or other offer or proposal by any other person or group, the consummation of which would result in a change in the legal or beneficial ownership of the Ordinary Sale Shares;
12.1.2	publicly propose (i) any merger, consolidation, business combination, tender offer, purchase of all or substantially all of the Company's assets or businesses, or similar transaction involving the Company; or (ii) any recapitalization, restructuring,

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

liquidation or other extraordinary transaction with respect to the Company, except for (i) any internal restructuring of the Complete Target Group; (ii) issuance of shares in the Company, including in a public offering or in a private subscription; or (iii) as required to facilitate compliance with Applicable Laws;
12.1.3	deposit any Ordinary Sale Shares in a voting trust or subject any Ordinary Sale Shares to any arrangement or agreement with respect to the voting of such Ordinary Sale Shares in a manner that would or could reasonably be expected to allow any third party to take any action in Clauses 12.1.1 and 12.1.2 above;
12.1.4	enter into detailed discussions, negotiations, arrangements or agreements with any person relating to any actions prohibited in Clauses 12.1.1 to 12.1.3 (inclusive).

Restrictions on Dispositions

12.2	Subject to Clause 12.4, from and after the date of this Agreement and until the one year anniversary of the First Completion End Date (the "Lock-Up Term"), the Purchaser shall not Dispose of any Ordinary Sale Shares, together with any shares issued in respect thereof as a result of any share split, dividend, share exchange, merger, consolidation or similar recapitalization, and the Purchaser shall provide confirmation of the same as such may be reasonably requested by the Seller from time to time (by way of a simple statement without being required to disclose any further evidence). Subject to Clause 12.4, during the Lock-Up Term, the Purchaser shall procure that the Underlying Investors shall not Dispose of their relevant participation units in the Fund.
12.3	For the purposes of this Clause 12, "Dispose" means, in respect of an Ordinary Sale Share:
12.3.1	any sale, transfer, mortgage, assignment, grant of options over, charge, pledge, or other disposal or alienation or vesting in another person of any legal or beneficial interest in such Ordinary Sale Share or any interest in such Ordinary Sale Share;
12.3.2	effect a reduction of an interest (including selling short) or enter into a derivative transaction with respect to, any legal or beneficial interest in such Ordinary Sale Share or any interest in such Ordinary Sale Share;
12.3.3	enter into any swap or other agreement or arrangement that disposes, in whole or in part, any of the economic consequences or incidents of ownership of such Ordinary Sale Share or any interest in such Ordinary Sale Share;
12.3.4	enter into any other transaction with the same economic effect as any transaction referred to in Clauses 12.3.1 to 12.3.3 (inclusive);
12.3.5	agree or contract to or publicly announce any intention to enter into transaction referred to in paragraphs Clauses 12.3.1 to 12.3.4; or
12.3.6	mandate any third party to do any of the foregoing on their behalf,

in each case directly or indirectly and whether conditionally or unconditionally, and "Disposal", "Disposing" and "Disposition" shall be construed accordingly.

12.4	Nothing in this Clause 12 shall prohibit or restrict any of the following transactions during the Lock-Up Term:

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

12.4.1	the transfer of any of the Ordinary Sale Shares in exchange for the NV Shares to be transferred to the Seller at First Completion or Second Completion in accordance with this Agreement, the Memorandum and any other relevant documents;
12.4.2	entering into any transaction, pursuant to which any Underlying Investor shall transfer any participation units in the Fund to its Permitted Assignees, any other Underlying Investor(s) and/or their Permitted Assignees, provided that in all cases: (i) any such transferee is not a Compromised Investor; and (ii) the completion and the actual transfer of the participation units in the Fund under such transaction can only take place after First Completion;
12.4.3	entering into any transaction, pursuant to which the Fund shall transfer the Ordinary Sale Shares to the relevant Underlying Investor(s) and/or Permitted Assignees, provided that completion and the actual transfer of the Ordinary Sale Shares under such transaction can only take place after expiration of the Lock-Up Term;
12.4.4creation of any Encumbrance by the Purchaser or any Underlying Investor(s) in connection with provision of any arms’ length funding to the Purchaser or to any Underlying Investor(s) in connection with the Transaction, provided that, in each case, such funding arrangements are entered into in good faith and not intended to circumvent the restrictions on Disposals set out in Clauses 12.2 and 12.3; and
12.4.5direct or indirect Disposal of any shares in the share capital of the Company by the Management.
13.	LEAKAGE
13.1	The Seller:
13.1.1	warrants to the Purchaser that from (but excluding) the Locked Box Date to (and including) the date of this Agreement, there has been; and
13.1.2	undertakes to the Purchaser to procure that from the date of this Agreement to (and including) the First Completion End Date, there will be,

no Leakage, provided that the Seller shall have no liability to the Purchaser under this Clause 13 if First Completion does not occur.

13.2	The Seller undertakes to the Purchaser to notify the Purchaser in writing as soon as is reasonably practicable upon becoming aware of anything which is or could reasonably be expected to be Leakage having taken place at any time in the period from (but excluding) the Locked Box Date to (and including) the First Completion End Date, including reasonable detail (in so far as they are readily available) of the Leakage concerned and as far as is reasonably practicable, details of the quantum of such Leakage.

Consequences for Leakage

Prior to First Completion

13.3	If on or prior to First Completion:

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

13.3.1	any Leakage is notified by the Seller to the Purchaser; or
13.3.2	the Purchaser becomes aware of any Leakage and notifies the Seller of such Leakage,

the Parties shall agree in good faith an amount of Leakage, which shall be deducted from the Base First Tranche Payment on a corresponding RUB for RUB basis pursuant to Clause 3.1.1 (each a "First Completion Agreed Leakage Amount", and together with all other First Completion Agreed Leakage Amounts (if any), the "Aggregate FCALA"). Each First Completion Agreed Leakage Amount will be net of any Tax deduction available to any member of the Complete Target Group in respect of such Leakage and any amount in respect of VAT which is recoverable as input tax by a member of the Complete Target Group in respect of such Leakage.

13.4	Any First Completion Agreed Leakage Amount will be paid by way of reduction of the Base First Tranche Payment payable by the Purchaser to the Seller pursuant to Clause 3.1.1 (and subject to Clause 3.1.13.1.1, the payment of the amount of the Base First Tranche Payment so reduced shall be an absolute discharge of the Purchaser's obligations hereunder in respect of the First Tranche Pre-Conversion Payment to be paid to the Seller at First Completion pursuant to this Agreement). As of the date of this Agreement, the Parties have agreed that each of the Upstream Reserve and the Complete Target Group Advisory Expenses constitutes the First Completion Agreed Leakage Amount and shall be deducted from the Base First Tranche Payment.
13.5	If on or prior to First Completion:
13.5.1	any Leakage is notified by the Seller to the Purchaser; or
13.5.2	the Purchaser becomes aware of any Leakage and notifies the Seller of such Leakage,

and the Parties fail to agree on an amount of Leakage, which shall be deducted from the Base First Tranche Payment, the Purchaser may by giving written notice to the Seller:

(A)	proceed to First Completion as far as practicable and in any case without prejudice to its rights under this Agreement (including in particular, Clause 13.9); or
(B)	terminate this Agreement with immediate effect by serving written notice on the Seller in which case the provisions of Clauses 16.1 and 16.4 shall apply, provided that the amount of such Leakage in dispute estimated by the Purchaser acting in good faith exceeds RUB [***] ([***] Rubles).

Between First Completion and Second Completion

13.6	If at any time between First Completion and Second Completion the Purchaser becomes aware of any Leakage that occurred prior to First Completion or any Leakage that occurred after First Completion but on the basis of any contract, agreement or arrangement entered into prior to First Completion and notifies the Seller of such Leakage (including reasonable detail (in so far as they are readily available) of the Leakage concerned, and as far as is reasonably practicable, details of the quantum of such Leakage estimated by the Purchaser in good faith), the Parties shall agree in good faith an amount of Leakage, which shall be deducted from the Base Second Tranche Payment on a corresponding RUB for RUB basis

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

pursuant to Clause 3.1.3 (each a "Second Completion Agreed Leakage Amount", and together with all other Second Completion Agreed Leakage Amounts (if any), the "Aggregate SCALA"). Each Second Completion Agreed Leakage Amount will be net of any Tax deduction available to any member of the Complete Target Group in respect of such Leakage and any amount in respect of VAT which is recoverable as input tax by a member of the Complete Target Group in respect of such Leakage.
13.7	Any Second Completion Agreed Leakage Amount will be paid by way of reduction of the Base Second Tranche Payment payable by the Purchaser to the Seller pursuant to Clause 3.1.3 (and subject to Clause 3.1.3, the payment of the amount of the Base Second Tranche Payment so reduced shall be an absolute discharge of the Purchaser's obligations hereunder in respect of the Second Tranche Pre-Conversion Payment to be paid to the Seller at Second Completion pursuant to this Agreement).
13.8	If at any time between First Completion and Second Completion the Purchaser becomes aware of any Leakage that occurred prior to First Completion or any Leakage that occurred after First Completion but on the basis of any contract, agreement or arrangement entered into prior to First Completion and notifies the Seller of such Leakage (including reasonable detail (in so far as they are readily available) of the Leakage concerned, and as far as is reasonably practicable, details of the quantum of such Leakage estimated by the Purchaser in good faith), and the Parties fail to agree on an amount of Leakage, which shall be deducted from the Base Second Tranche Payment at Second Completion, the Purchaser shall be entitled to make a claim under Clause 13.9 in respect of such Leakage.

Indemnity for Leakage

13.9	Subject to First Completion having occurred, in the event of any breach of Clause 13.1, the Seller covenants with the Purchaser (for itself and as trustee for its Permitted Assignees and any successor in title to the Sale Shares) to pay to the Purchaser on demand on a RUB for RUB basis an amount equal to the amount of any Leakage, to the extent the relevant Leakage has not been compensated to the Purchaser by way of deduction of the Aggregate FCALA pursuant to Clause 13.4, the Aggregate SCALA pursuant to Clause 13.6, and to indemnify the Purchaser and keep it indemnified on an after Tax basis (if Tax is payable by the Purchaser on any amount received by it under this indemnity) from and against, any damages, penalties, fines, liabilities, claims, obligations, losses and reasonable expenses (including court costs and attorneys' fees) which the Purchaser or any member of the Complete Target Group incurs or suffers as a consequence of or by reference to such breach of Clause 13.1.
13.10	The Seller shall not be liable to make a payment under Clause 13.9 unless:
13.10.1	the Purchaser has first notified the Seller in writing of the breach of Clause 13.1 including reasonable detail (in so far as they are readily available) of the Leakage concerned and, as far as is reasonably practicable, details of the quantum of such Leakage, as soon as is reasonably practicable but in any case no later than on or before the date falling [***] months after First Completion; and
13.10.2	following the delivery of a notice to the Seller pursuant to 13.10.1, the Seller fails to fully remedy the matter underlying such breach of Clause 13.1 to the satisfaction of the Purchaser (acting reasonably) within [***] days of receiving such notice (such remediation to be agreed in advance with the Purchaser (acting reasonably) and in any case to be at no cost for the Purchaser or the Complete Target Group).
13.11	The Seller's aggregate liability for all Leakage and Locked Box Warranty Claims shall not

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

exceed [***] per cent ([***]%) of the amount of the Total Consideration that is received by the Seller in cash.
14.	SELLER COVENANTS AND UNDERTAKINGS

Specific covenant

14.1	The Seller covenants with the Purchaser (for itself and as trustee for its Permitted Assignees and any successor in title to the Sale Shares) to pay to the Purchaser on demand (by way of adjustment to and repayment of the Total Consideration) such amounts as are equal to, and to indemnify the Purchaser and keep it indemnified on an after Tax basis (if Tax is payable by the Purchaser on any amount received by it under this indemnity) from and against, any liabilities, claims, losses, damages, fines, penalties, costs and charges which the Purchaser or any member of the Complete Target Group incurs or suffers as a consequence of or by reference to:
14.1.1	the Purchaser not having or ceasing to have full legal and beneficial title, free from any Encumbrances, in the First Tranche Sale Shares upon First Completion, as a result of an event, occurrence or circumstance which occurred prior to First Completion;
14.1.2	the Purchaser not having or ceasing to have full legal and beneficial title, free from any Encumbrances, in the Second Tranche Total Ordinary Company Shares upon Second Completion, as a result of an event, occurrence or circumstance which occurred prior to Second Completion;
14.1.3	any member of the Complete Target Group not having or ceasing to have (whether directly or indirectly) full legal and beneficial title, free from any Encumbrances, in shares or participation interests in any Material Subsidiary as shares or participation interests held by such member of the Complete Target Group upon First Completion, as a result of an event, occurrence or circumstance which occurred prior to First Completion;
14.1.4	any transferee of the Preference Share A not having or ceasing to have full legal and beneficial title, free from any Encumbrances, in the Preference Share A upon First Completion, as a result of an event, occurrence or circumstance which occurred prior to First Completion;
14.1.5	any Actual Tax Liability of the Complete Target Group to make a payment to a Tax Authority of Tax which is levied by a jurisdiction other than the Russian Federation, which arises as a consequence of the implementation of the Pre-Completion Reorganisation; and
14.1.6	any other indemnity as agreed between the Parties in writing on the date of this Agreement.

Tax Indemnity Payment

14.2	The Seller shall pay to the Purchaser any amount properly claimed by the Purchaser under Clauses 14.1.5 or 14.1.6 on (or following) the date on which the Tax which is the subject matter of the claim is actually paid to any relevant Tax Authority by the Purchaser or a member of the Complete Target Group.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

14.3	For the avoidance of any doubt, notwithstanding any term of this Clause 14, the provisions of Schedule 10 (Limitations of Liability) (including paragraphs 8.2 and 9 of Schedule 10 (Limitations of Liability)) shall apply to claims under Clauses 14.1.5 and 14.1.6.

Pre-Completion Reorganisation

14.4	The Seller shall use its best endeavours to procure that the Pre-Completion Reorganisation is implemented in compliance with the Pre-Completion Reorganisation Steps Plan in all material respects as soon as reasonably practicable following the date of this Agreement and in any event prior to First Completion.
14.5	The Seller irrevocably and unconditionally waives any right to and undertakes that it shall not, and the Seller shall procure that each Seller Group Company and each its Affiliate irrevocably and unconditionally waives any right to and undertakes that it shall not (i) make or pursue any claims against the Complete Target Group in connection with the Pre-Completion Reorganisation and/or the Pre-Completion Sale (other than any claim against [***] for payment of the Upstream Payment and the Upstream Reserve under the Pre-Completion Sale), and (ii) seek to challenge the validity of, invalidate, set-aside, avoid, or terminate any transaction under the Pre-Completion Reorganisation. The Purchaser will hold the benefit of the waiver in this Clause 14.5 as agent and trustee for each member of the Complete Target Group. Each member of the Complete Target Group may also enforce the terms of this Clause 14.5 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.
14.6	The Seller shall within [***] days of the execution of any Pre-Completion Reorganisation Document, provide a final executed copy of such Pre-Completion Reorganisation Document to the Purchaser, together with any other related documents that the Purchaser may reasonably request. For the purposes of this Clause 14.6, "Pre-Completion Reorganisation Document" means any documents required to be executed by the Seller, any Seller Group Company or a member of the Complete Target Group in connection with the implementation of paragraphs (a) to (e) (both inclusive) of the definition of Pre-Completion Reorganisation.
15.	TRANSITIONAL ARRANGEMENTS

Transitional Services Agreements and Termination of Existing Arrangements

15.1	The Parties acknowledge that the Transitional Services Agreements shall take effect at First Completion.
15.2	The Seller shall procure, and shall cause its Affiliates to procure (as applicable), that any and all obligations of the Seller, its Affiliates and all members of the Complete Target Group under any and all Intra-Group Agreements, are, on or before First Completion, fully discharged or otherwise terminated, and the relevant Intra-Group Agreements, including all provisions of such agreements, are terminated. The Seller shall procure, and shall cause its Affiliates to procure (as applicable), on or before First Completion, the release of each member of the Complete Target Group without payment by, or other cost to, it from the Seller Group Obligations.
15.3	Solely for the purposes of Clause 15.2:
15.3.1	references to the Seller's Affiliates shall include, for the avoidance of doubt, a reference to each Connected Person of the Seller;

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

15.3.2	"Intra-Group Agreements" means any agreement or arrangement that: (i) includes any extant financial obligations or liabilities of the Complete Target Group; and/or (ii) grants any right to use the Intellectual Property, in each case which exists at immediately prior to First Completion between, on the one hand, any one or more members of the Complete Target Group, and on the other hand, the Seller and/or any one or more of its Affiliates (excluding the Transitional Services Agreements and any other arrangements contemplated by the terms of the Transaction Documents); and
15.3.3	"Seller Group Obligations" means any guarantee, surety, indemnity, mortgage, charge or other security arrangement of any kind, entered into by any member of the Complete Target Group in respect of any obligations of the Seller or its Affiliates.

Wind Down Use of Names and Logos

15.4	The Seller covenants with the Purchaser that:
15.4.1	from First Completion and until 31 July 2024, it shall not, and shall procure that no Seller Group Company, or any Affiliate of the Seller or any Seller Group Company shall, offer consumer-facing services, or market and service products under any Relevant Branding, provided that the Seller, a Seller Group Company, and any Affiliate of the Seller or any Seller Group Company shall be entitled to make use of any Relevant Branding for purposes of official or legal communications with any other person (including, without limitation, correspondence on company letterhead with banks);
15.4.2	after 31 July 2024, it shall not, and shall procure that no Seller Group Company, or any Affiliate of the Seller or any Seller Group Company shall, make use of any Relevant Branding or permit, allow, authorize, encourage or enable any other person to make any use of any Relevant Branding; and
15.4.3	as soon as practicable after First Completion, but in any event by no later than 31 July 2024, it shall, and shall procure that the relevant Seller Group Companies shall, rename the following companies to names that do not include any of the Relevant Names:
(A)	the Seller;
(B)	[***];
(C)	[***];
(D)	[***];
(E)	[***]; and
(F)	[***].
15.5	Notwithstanding anything to the contrary, the Seller shall rename its NASDAQ "ticker" symbol within one (1) year of the date that the trading halt relating to the NV Shares on NASDAQ is lifted. For so long as the NASDAQ trading halt relating to the NV Shares remains in effect, the Parties agree that the Seller does not breach the restrictions in Clause

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

15.4 as a result of the NASDAQ "ticker" symbol relating to the Seller at the date of this Agreement.
15.6	For the purposes of Clause 15.4:
15.6.1	"NASDAQ" means The Nasdaq Global Select Market (or its successor);
15.6.2	"Relevant Branding" means any Relevant Name or any brand, trade or service mark, trade name or branding owned or used by any member of the Complete Target Group; and
15.6.3	"Relevant Name" means any of: (a) "Yandex"; (b) any abbreviation of the foregoing, whether on its own or as part of another name; (c) [***], [***] and any other domain name held or used by any member of the Complete Target Group at any time; and (d) any word or words similar to or which are likely to be confused with any of above.

No Grant of Licence

15.7	Each Party acknowledges that nothing contained in this Agreement or other Transaction Documents shall be deemed to grant the Seller or any of the Seller's Connected Persons any intellectual property right or license, expressly or impliedly, save as provided by the terms of the Transitional Services Agreements.

Registry Agreement Transfer

15.8	The Seller shall use its reasonable endeavours to procure that, by [***], all rights and obligations of [***] or any other Seller Group Company under registry agreement dated 10 April 2014 entered into with the [***] in relation to the [***] top level domain are assigned and transferred to the Complete Target Group in accordance with the provisions of such agreement and requirements of the [***].
16.	TERMINATION

Termination events

16.1	Subject to Clause 16.4, this Agreement shall automatically terminate with immediate effect and each Party's rights and obligations shall cease to have force and effect upon a Party receiving the notice referred to in Clauses 4.7.1, 4.7.2, 4.19, 4.20 (Failure to satisfy Conditions), 5.7.1 (Breach of conduct of business before First Completion), 6.7.3 (Default at First Completion), 11.6 (Funding shortfall resulting from an Underlying Investor becoming a Compromised Investor), 13.5.2(B) (Failure to agree on the Agreed Leakage Amount), 16.2 (Breach of Seller Warranties), 16.3 (Breach of Purchaser Warranties), 17.31 (New Taxes) or 17.32 (Russian Exit Tax payment).
16.2	If:
16.2.1	between the date of this Agreement and First Completion the Purchaser becomes aware that:
(A)	any Fundamental Warranty, any Warranty set out in paragraph 12 of Schedule 7 (Seller Warranties) or paragraph 10 of Schedule 8 (Business Warranties) was untrue, inaccurate or misleading when given on the date

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

of this Agreement; or
(B)	any Seller Warranty (other than the Seller Warranties set out in Clause 16.2.1(A)) was untrue inaccurate or misleading in any material respect when given on the date of this Agreement, which results or may reasonably be expected to result in a Material Adverse Effect;
16.2.2	between the date of this Agreement and First Completion the Purchaser becomes aware of any matter, fact or circumstance that constitutes, or would constitute, a breach of:
(A)	any Fundamental Warranty, any Warranty set out in paragraph 12 of Schedule 7 (Seller Warranties) or paragraph 10 of Schedule 8 (Business Warranties) as if it was repeated at any time before First Completion by reference to the circumstances then subsisting; or
(B)	any Seller Warranty (other than the Seller Warranties set out in Clause 16.2.2(A)), as if it was repeated at any time before First Completion, notwithstanding the provisions of Clause 8.2, by reference to the circumstances then subsisting, which results or may reasonably be expected to result in a Material Adverse Effect, the Purchaser may at its option:

(1)	terminate this Agreement by notice in writing to the Seller, in which case the provisions of Clauses 16.1 and 16.4 shall apply; or
(2)	proceed to First Completion but without prejudice to its right to claim for breach of the Seller Warranties.
16.3	If:
16.3.1	between the date of this Agreement and First Completion the Seller becomes aware that any Purchaser Warranty set out in paragraphs 1 to 5 (inclusive), 7, 8, and 10 to 16 (inclusive) of Schedule 9 (Purchaser Warranties) was untrue, inaccurate or misleading when given on the date of this Agreement; or
16.3.2	between the date of this Agreement and First Completion the Seller becomes aware of any matter, fact or circumstance that constitutes, or would constitute, a breach of any Purchaser Warranty set out in paragraphs 1 to 5 (inclusive), 7, 8, or 10 to 16 (inclusive) of Schedule 9 (Purchaser Warranties), as if it was repeated at any time before First Completion, notwithstanding the provisions of Clause 8.7, by reference to the circumstances then subsisting, the Seller may at its option:

(A)	terminate this Agreement by notice in writing to the Purchaser, in which case the provisions of Clauses 16.1 and 16.4 shall apply; or
(B)	proceed to First Completion but without prejudice to its right to claim for breach of the Purchaser Warranties.

Effect of termination

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

16.4	The termination of this Agreement shall not affect:
16.4.1	any rights or obligations which have accrued or become due prior to the date of termination; and
16.4.2	the continued existence and validity of the rights and obligations of the Parties under this Clause and Clauses 1 (Interpretation), 8 (Warranties), 9 (Seller limitations on liability), this Clause 16 (Termination), 17 (Miscellaneous) (other than Clause 17.25 (Effect of Completion)), 18 (Notices), and 19 (Governing law and dispute resolution).

No other right to terminate or rescind

16.5	Subject to Clauses 6.7, 7.7 and 16.1, no Party shall have a right (including any right under common law or any right in respect of claims arising under or in connection with this Agreement, other than in the case of fraud) to delay or defer the relevant Completion or either before or after the relevant Completion to rescind or terminate or fail to perform this Agreement and shall not be entitled to treat the other Party as having repudiated this Agreement. Unless otherwise stated in this Agreement, the sole remedy of the Party in relation to any breach of the Seller Warranties or the Purchaser Warranties (other than in the case of fraud) shall be for breach of this Agreement.
17.	MISCELLANEOUS

Announcements

17.1	Subject to Clause 17.2, neither Party shall (and both Parties shall procure that none of its Affiliates, or in the case of the Purchaser, any of its Underlying Investors shall):
17.1.1	make or send; or
17.1.2	permit another person to make or send on its behalf,

a public announcement or circular regarding the existence or the subject matter of this Agreement unless it has first obtained the other Party's written consent (such consent not to be unreasonably withheld or delayed).

Permitted Announcements

17.2	Clause 17.1 does not apply to:
17.2.1	the Shareholder Circular;
17.2.2	each of: (i) the press release/announcement by the Seller; (ii) the press release/announcement by the Complete Target Group; (iii) the press release/announcement by the Purchaser; and (iv) the press release/announcement by [***], each as may be agreed by the Parties, and in relation to the signing of this Agreement and the transactions contemplated hereby (together, the "Agreed Announcements"); or
17.2.3	any announcement or circular:
(A)	which is required by Applicable Law, a court of competent jurisdiction or

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

a competent Governmental Authority or any other regulatory or legislative body, including without limitation the SEC;
(B)	which, in the case of the Seller only, is required by a rule of a stock exchange or listing authority on which its shares or other securities are listed or traded; or
(C)	which does not go beyond the language, content, intent or substance of any Agreed Announcements.

Cooperation

17.3	If a Party is required to make or send an announcement or circular in the circumstances contemplated by Clauses 17.2.3(A) or 17.2.3(B), it must, before making or sending such announcement or circular, consult with the other Party and take into account the other Party's views as to the timing, content and manner of making the announcement or circular to the extent it is permitted to do so by Applicable Law and to the extent it is reasonably practicable to do so.
17.4	The Purchaser shall at the Seller's request supply such information and reports concerning each member of the Complete Target Group as may be reasonably requested by the Seller to comply with any Applicable Law or regulation or the rules of any stock exchange (to which the Seller is or may become subject) as to any prospectus, continuing obligations or circular to be published by the Seller or any announcement required to be made in relation to this Agreement or any matters contemplated by it.

Disparaging Statements

17.5	Neither Party shall (and each Party shall procure that its Affiliates and Connected Persons shall not) do or say anything which is intended to damage the goodwill or reputation of the other Party, its Affiliates, the Complete Target Group or any of its or their businesses.

Confidentiality

17.6	For the purposes of Clauses 17.7 and 17.8, "Confidential Information" means the existence and contents of this Agreement and any other agreement or arrangement contemplated by this Agreement and:
17.6.1	information of whatever nature concerning the business, finances, assets, liabilities, dealings, transactions, know-how, customers, suppliers, processes or affairs of the other Party and any of their group undertakings from time to time; and
17.6.2	any information which is expressly indicated to be confidential in relation to the Party disclosing it (or in relation to any of its group undertakings) from time to time,

which any Party may from time to time receive or obtain (verbally or in writing or in disk or electronic form) from the other Party as a result of negotiating, entering into, or performing its obligations pursuant to this Agreement and provided that such information concerning the Complete Target Group in relation to the period before First Completion shall not be Confidential Information of the Seller following First Completion; such information concerning the Complete Target Group in relation to the period after First Completion shall be Confidential Information of the Purchaser.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

17.7	Each Party undertakes to the other Party that, subject to Clause 17.8, unless the prior written consent of the other Party shall first have been obtained, it shall, and shall procure that its officers, employees, advisers, agents, any other Representatives and, in case of the Purchaser, each Underlying Investor shall, keep confidential and shall not by failure to exercise due care or otherwise by any act or omission disclose to any person whatever, or use or exploit commercially for its or their own purposes, any of the Confidential Information of the other Party.
17.8	The consent referred to in Clause 17.7 shall not be required for disclosure by a Party of any Confidential Information:
17.8.1	to its officers, employees, advisers, agents or other Representatives, in each case, as may be contemplated by this Agreement or, to the extent required to enable such Party to carry out its obligations or enforce its rights under this Agreement and who shall in each case be made aware by such Party of its obligations under this Clause and shall be required by such Party to observe the same restrictions on the use of the relevant information as are contained in Clauses 17.7 and 17.9, subject to the same exceptions as are contained in this Clause 17.8;
17.8.2	subject to Clause 17.9, to the extent required by Applicable Laws or by the regulations of any stock exchange or regulatory authority to which such Party is or may become subject or pursuant to any order of court or other competent authority or tribunal;
17.8.3	to the extent that the relevant Confidential Information is in the public domain otherwise than by breach of this Agreement by either Party;
17.8.4	which is disclosed to such Party by a third party who is not in breach of any undertaking or duty as to confidentiality whether express or implied;
17.8.5	which that Party lawfully possessed prior to obtaining it from another;
17.8.6	to the other Party to this Agreement; or
17.8.7	pursuant to the terms of this Agreement.
17.9	If a Party becomes required, in circumstances contemplated by Clause 17.8.2, to disclose any information such Party shall (save to the extent prohibited by law) give to the other Party such notice as is practical in the circumstances of such disclosure and shall co-operate with the other Party, having due regard to the other Party's views, and take such steps as the other Party may reasonably require in order to enable it to mitigate the effects of, or avoid the requirements for, any such disclosure.

No partnership

17.10	Nothing in this Agreement or in any document referred to in it shall constitute either Party a partner of the other, nor shall the execution, completion and implementation of this Agreement confer on either Party any power to bind or impose any obligations to any third parties on the other Party or to pledge the credit of the other Party.

Assignment

17.11	Except as provided in Clause 17.12, no Party shall assign (whether absolutely or by way of

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

security and whether in whole or in part), transfer, mortgage, charge or otherwise dispose of or deal with in any manner whatsoever the benefit of this Agreement or sub-contract or delegate in any manner whatsoever its performance under this Agreement.
17.12	Following the First Completion End Date, the Purchaser may, upon giving notice to the Seller, assign the benefit of this Agreement and/or of any other Transaction Document to which it is a party (in whole or in part) to, and it may be enforced by (subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999), any Permitted Assignee (provided that as at the time of the relevant assignment any such Permitted Assignee was not a Compromised Investor) as if it (they) were the Purchaser under this Agreement, provided that the liabilities of the Seller under this Agreement and/or any other Transaction Document shall be no greater than such liabilities would have been had the assignment not occurred. Any party to whom an assignment is made in accordance with the provisions of this Clause 17.12 may itself make an assignment as if it were the Purchaser under this Clause 17.12.
17.13	This Agreement will be binding on and continue for the benefit of the successors and permitted assignees of each Party.

Third party rights

17.14	With the exception of:
17.14.1	the rights of any member of the Complete Target Group to enforce the terms of this Agreement pursuant to Clause 14.5;
17.14.2	the rights of any Permitted Assignee to enforce the terms of this Agreement pursuant to Clause 17.12 (Assignment);
17.14.3	the rights of each beneficiary referred to in Clause 17.19 to enforce the terms contained in Clause 17.17 (Claims from Completion);
17.14.4	the rights of each beneficiary referred to in Clause 17.20 to enforce the terms contained in Clause 17.18 (Claims from Completion),

(each such party being, for the purposes of this Clause 17.14, a "Third Party") and

17.14.5	the rights of each Third Party to enforce the terms of Clause 19 (Governing law and dispute resolution),

no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement. The rights of the relevant Third Parties under Clause 17.12 (Assignment) and Clause 17.18 (Claims from Completion) are subject to the terms of Clause 17.11 (Assignment) and Clause 19 (Governing law and dispute resolution). The Parties to this Agreement may by agreement rescind or vary any term of this Agreement without the consent of any of the Third Parties.

Entire agreement

17.15	Each of the Parties to this Agreement confirms on behalf of itself and its Affiliates that this Agreement together with any other Transaction Document and any agreed form documents (as agreed at the date of this Agreement), represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

between the Parties with respect thereto, whether in writing or otherwise, and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing.
17.16	Each Party agrees and undertakes on behalf of itself and its Affiliates that:
17.16.1	in entering into this Agreement and the other Transaction Documents, it has not relied on any statement, representation, warranty, assurance, covenant, indemnity, undertaking or commitment of any person (whether a party to this Agreement or the other Transaction Documents or not) (a "Statement") which is not expressly set out in this Agreement or the other Transaction Documents or the agreed form documents, as agreed at the date of this Agreement (an "Agreed Statement"); and
17.16.2	without prejudice to any liability for fraudulent misrepresentation or fraudulent concealment, it shall have no rights, claims or remedies (and hereby irrevocably waives any such rights, claims or remedies) in relation to any Statement other than an Agreed Statement;
17.16.3	for the avoidance of doubt and without limitation, the only rights and remedies available to it arising out of or in connection with any Agreed Statement shall be solely for breach of contract, in accordance with the provisions of this Agreement, the other Transaction Documents or any agreed form documents (as agreed on the date of this Agreement), and each Party hereby irrevocably waives any other rights and remedies in relation to any Agreed Statement (including those in tort or arising under statute).

Claims from Completion

17.17	The Purchaser with effect from First Completion irrevocably covenants to the Seller that at no time will it, its successors or assigns, directly or indirectly, alone or by, with, or through others, cause, induce or authorise, or voluntarily assist, participate or cooperate in the commencement, maintenance, or prosecution of any action or proceeding of any kind or nature whatsoever against the Seller, the Seller Group Companies, or any of their Affiliates (including any Connected Person of the Seller), any of their Representatives, or any past or present directors, officers of the Target Group Companies (including successors or assigns), in each case in connection with such persons having been direct or indirect shareholders, directors or officers, controlling persons or members of managing bodies of the Target Group Companies or otherwise having participated in the management of the Complete Target Group and arising out of events, facts, conditions or circumstances existing or arising at or prior to First Completion and/or arising out of any information or advice provided (or omitted to be provided) by any such person on which the Purchaser relied when agreeing to the terms of this Agreement or any other Transaction Document, other than any claim against the Seller under this Agreement or any other Transaction Document (subject at all times to the limitations set out in Schedule 10 (Limitations of Liability)) or any claim for fraud or dishonesty, in any jurisdiction.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

17.18	The Seller with effect from First Completion irrevocably covenants to the Purchaser that at no time will it, its Affiliates, its Connected Persons, successors or assigns, directly or indirectly, alone or by, with, or through others, cause, induce or authorise, or voluntarily assist, participate or cooperate in the commencement, maintenance, or prosecution of any action or proceeding of any kind or nature whatsoever against the Purchaser, JSC Solid Management in its personal capacity, the Fund, the Underlying Investors, any member of the Complete Target Group or any of their Affiliates, any of their Representatives, or any past or present directors, officers of the Target Group Companies (including successors or assigns), in connection with such persons having been or becoming direct or indirect shareholders, directors or officers, controlling persons or members of managing bodies of the Target Group Companies or otherwise having participated or becoming to participate in the management of the Complete Target Group and/or arising out of any information or advice provided (or omitted to be provided) by any such person on which the Seller relied when giving any of the Seller Warranties or otherwise agreeing to the terms of this Agreement or any other Transaction Document, other than any claim against the Purchaser under this Agreement or any other Transaction Document or any claim for fraud or dishonesty, in any jurisdiction.
17.19	The Seller will hold the benefit of the waiver in Clause 17.17 as agent and trustee for each of the beneficiaries referred to in that Clause. Each such beneficiary may also enforce the terms of Clause 17.17 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.
17.20	The Purchaser will hold the benefit of the waiver in Clause 17.18 as agent and trustee for each of the beneficiaries referred to in that Clause. Each such beneficiary may also enforce the terms of Clause 17.18 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

Default Interest

17.21	If any sum due for payment under this Agreement is not paid on the due date by any Party, such amount will be converted into a RUB equivalent amount (as the context admits) on such due date, and the Party in default must pay interest on such RUB amount unpaid at [***]% per annum. Interest payable under this Clause 17.21 accrues on a [***] basis from the relevant due date up to and including the date of actual payment. For the avoidance of doubt, the [***]% default interest shall not apply to the payment of the First Tranche Payment and the Second Tranche Payment to the extent the Purchaser has complied with its payment obligations under Schedule 5 (First Completion Obligations), Schedule 6 (Second Completion Obligations) the First Completion Settlement Agreement and the Second Completion Settlement Agreement (as applicable).
17.22	Without limitation to Clause 17.21, the Seller shall pay interest at [***]% per annum on any Leakage amount (save for any Aggregate FCALA or Aggregate SCALA deducted from the Base First Tranche Payment or Base Second Tranche Payment (as applicable)). The interest payable under this Clause 17.22 accrues on a [***] basis (including, for the avoidance of doubt, during any applicable cure periods) from the date the relevant Leakage has occurred up to and including the date of actual payment.

No challenges

17.23	Each Party undertakes to the other Party that it shall not (and it shall procure that none of its Connected Persons shall):

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

17.23.1	seek to challenge the validity of any Transaction Document or any provision thereof; or
17.23.2	seek to invalidate, set-aside, avoid, or terminate any Transaction Document or any provision thereof other than in compliance with the provisions thereof; or
17.23.3	not instigate any third party to do any of the above.

Unenforceable provisions

17.24	If any provision or part of this Agreement is void or unenforceable due to any Applicable Law, it shall be deemed to be deleted and the remaining provisions of this Agreement shall continue in full force and effect. Each Party shall use its reasonable endeavours to replace the invalid provision in that respect with a valid and enforceable substitute provision the effect of which is as close (commercially and legally) to its intended effect as possible.

Effect of Completion

17.25	So far as it remains to be performed, this Agreement shall continue in full force and effect notwithstanding the First Completion or the Second Completion. Unless otherwise stated in this Agreement, the rights and remedies of the Parties shall not be affected by the First Completion or the Second Completion.

Waiver

17.26	Unless otherwise agreed between the Parties as part of the terms of this Agreement, the rights and remedies of the Parties shall not be affected by any failure to exercise or delay in exercising any right or remedy or by the giving of any indulgence by any other Party or by anything whatsoever except a specific waiver or release in writing and any such waiver or release shall not prejudice or affect any other rights or remedies of the Parties. No single or partial exercise of any right or remedy shall prevent any further or other exercise thereof or the exercise of any other right or remedy.

Variation

17.27	No variation of this Agreement (or any of the documents referred to in it) shall be valid unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the Parties. The expression "variation" includes any variation, supplement, deletion or replacement however effected.

Counterparts

17.28	This Agreement may be executed (either by autographic signature or by the Parties applying their signature by some electronic, mechanical or other means) in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same Agreement. The exchange of a fully executed (either by autographic signature or by the Parties applying their signature by some mechanical or other means) version of this Agreement (in counterparts or otherwise) by electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement and no exchange of originals is necessary.

Payments

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

17.29	Save as otherwise provided by this Agreement and subject to Clause 3.2, when a Party pays an amount due under this Agreement, it shall pay it:
17.29.1	to such account of the other Party as it has specified therefor; and
17.29.2	in CNH.

Taxation

17.30	Unless otherwise expressly provided in this Agreement or any other Transaction Document:
17.30.1	the Purchaser must pay all present and future Taxes imposed under applicable Russian law (other than any Taxes which would have not arisen, had the Seller Warranties set out in paragraphs 7.6, 7.7 and 7.8 of Schedule 8 (Business Warranties) been true, accurate and not misleading, which such Taxes in each case shall be payable by the Seller); and
17.30.2	the Seller must pay all present and future Taxes imposed in any applicable jurisdiction other than the Russian Federation,

in each case, payable in connection with this Agreement and any other Transaction Document. For the avoidance of doubt, the Seller shall not (and shall procure that no Seller Group Company shall) make any claim by way of recourse against the Purchaser for any compensation of Dutch withholding tax arising as a result of the acquisition of the Exchange NV Shares under this Agreement.

17.31	If any new Applicable Law is introduced and enters into force after the date of this Agreement but prior to First Completion which requires the Purchaser or the Seller to pay any additional Tax or make any payment of the nature of Tax in connection with this Agreement and any other Transaction Document, the Purchaser (if such new Applicable Law is introduced by the Russian Governmental Authorities) or the Seller (if the new Applicable Law is introduced by the Governmental Authorities in any applicable jurisdiction other than the Russian Federation) shall be entitled to terminate this Agreement with immediate effect by giving notice to the other Party, in which case the provisions of Clauses 16.1 and 16.4 shall apply.
17.32	If the Seller is required to pay any Russian Exit Tax in connection with this Agreement or any other Transaction Document (whether as a condition to the Government Commission Approval or otherwise), the Seller shall be entitled to terminate this Agreement with immediate effect by giving notice to the Purchaser, in which case the provisions of Clauses 16.1 and 16.4 shall apply.
17.33	Any payment made by or due from a Party under, or pursuant to the terms of, this Agreement shall be free and clear of all Tax whatsoever save only for any deductions or withholdings required by law.

Payments net of mandatory withholdings or deductions

17.34	Subject to Clause 17.30, if any deductions or withholdings are required by law, the payer shall be liable to pay to the payee such further sums as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received under the relevant provisions of this Agreement in the absence of any such deductions or

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

withholdings.

No set off, deduction or counterclaim

17.35	Unless otherwise agreed between the Parties as part of the terms of this Agreement, every payment payable by a Party under, or pursuant to the terms of, this Agreement shall be made in full without any set off or counterclaim howsoever arising and shall be free and clear of, and without deduction of, or withholding for or on account of, any amount which is due and payable to that Party under this Agreement.

Costs

17.36	The Parties shall pay their own costs in connection with the preparation and negotiation of this Agreement and any matter contemplated by it.

Language

17.37	This Agreement was negotiated in English and, to be valid, all certificates, notices, communications and other documents made in connection with it (other than information in the Schedules or the Disclosure Letter that is in Russian (the "Russian Language Information")) shall be in English. If all or any part of this Agreement or any such certificate, notice, communication or other document (other than the Russian Language Information, in respect of which the Russian text shall prevail) is for any reason translated into any language other than English, the English text shall prevail. Each of the Parties understands English and is content for all communications relating to this Agreement to be served on it in English. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge that where any document to be executed pursuant to or in connection with this Agreement is required under Applicable Law, or otherwise can be reasonably expected, to be executed in the Russian language, that document shall be executed in the Russian language only.

Independent advice

17.38	Each Party confirms it is a sophisticated commercial party with respect to the Transaction and has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of this Clause 17.38, and agrees, having considered the terms of this Agreement as a whole, that the provisions of this Agreement, including this Clause 17.38, are fair and reasonable.
18.	Notices
18.1	Any notice in connection with this Agreement shall be in writing in English and delivered by hand, email, courier using an internationally recognised courier company to the address or email address (as the case may be) specified in Clause 18.3 or to such other address or email address as the relevant Party may from time to time specify by notice to the other Party given in accordance with this Clause.
18.2	A notice shall be effective upon receipt and shall be deemed to have been received:
18.2.1	at the time of delivery, if delivered by hand or courier; or
18.2.2	if sent by email, the earlier of (a) when the sender receives an automated message confirming delivery; or (b) four hours after the time sent (as recorded on the device

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

provided that, in each case, a notice received, or deemed to be received, on a day which is not a business day in the place of receipt, or after 5 pm on any business day in the place of receipt, shall be deemed to have been received on the next following business day in the place of receipt (and for the purposes of this Clause, a business day in the place of receipt shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in that place).

18.3	The relevant details of each Party at the date of this Agreement are:
Seller
Address:	Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands
Email:	[***]
Attention:	[***]
Purchaser
Address:	Khoroshyovskoye sh. 32A, Moscow, 125284, the Russian Federation
Email:	[***]
Attention:	[***]
18.4	Should a Party fail to notify the other Party of any change to its address in accordance with Clause 18.3, then any notice served under this Clause shall be validly served by that second Party if served to the address listed in Clause 18.3. In the absence of evidence of earlier receipt, any notice shall take effect from the time that it is deemed to be received in accordance with Clause 18.2.
19.	Governing law and dispute resolution
19.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.
19.2	If any dispute or claim arising out of or in connection with this Agreement or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) ("Dispute"), such Dispute shall be referred to, and finally resolved by, arbitration administered by the Hong Kong International Arbitration Centre ("HKIAC") under the HKIAC Administered Arbitration Rules for the time being in force, which rules are deemed to be incorporated by reference in this Clause 19.
19.3	The arbitral tribunal shall consist of three (3) arbitrators, one of whom shall be designated by the claimant (or collective claimants), another one by the respondent (or collective respondents), and the third of whom, who shall act as the presiding arbitrator shall be

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

nominated by the two party-nominated arbitrators.
19.4	The seat of the arbitration shall be Hong Kong. The arbitral tribunal may however decide, after consulting with the Parties, that any hearing (if applicable) will be conducted by videoconference, teleconference or other appropriate means of remote communication, and/or at any appropriate location or locations other than the indicated seat of arbitration.
19.5	The arbitration proceedings shall be conducted in, and the award rendered in, the English language.
19.6	This agreement to arbitrate shall be binding upon the Parties, their successors and assigns.
19.7	Rights granted to Third Parties under this Agreement shall be enforced by such Third Parties by arbitration in accordance with this Clause 19. Where a claim is brought against a Third Party by a Party in response to which a Third Party wishes to rely on any right or defence afforded to it under this Agreement, such Third Party shall have the option to choose that the dispute be finally settled by arbitration in accordance with this Clause 19 provided such option is exercised by notice in writing to all Parties within [***] days of being notified of the claim by any Party.
19.8	Any arbitral award rendered pursuant to this Clause 19 shall be final and binding upon the Parties, their successors and assigns. To the extent permitted by law, each party waives any objection, on the basis that a Dispute has been resolved in a manner contemplated by Clauses 19.2 to 19.9 (inclusive), to the validity and/or enforcement of any arbitral award.
19.9	The law of this arbitration agreement shall be the law of England and Wales.

THIS AGREEMENT has been duly executed by the Parties (or their duly authorised representatives) on the date specified at the beginning of this Agreement.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 1

Details of the Group
Part A

DETAILS OF THE COMPANY
Name	IJSC Yandex
Main state registration number (OGRN)	1233900014699
Company type	International Joint Stock Company (Международная компания акционерное общество)
Country of incorporation	Russian Federation
Registered office	Solnechniy bulvar 3, Premise 6, Office 202, Kaliningrad, the Russian Federation
Issued share capital

RUB [***] divided into:

-
[***] ordinary shares having nominal value of [***] kopecks each;
-
[***] preferred share of type "A" having nominal value of [***] kopecks; and
-
[***] preferred share of type "B" having nominal value of [***] kopecks

Shareholders	Yandex N.V.
Directors	- General Director (sole executive): [***] - Members of the board of directors: [***], [***] and [***]
Registrar	Joint Stock Company "Independent Registrar Company R.O.S.T.", main state registration number (OGRN) [***]

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Part B

SUMMARY OF THE COMPLETE TARGET GROUP

(this list includes non-profit organisations and foundations where an entity of the Complete Target Group is a founder, but excluding those there it is a participant)

No.	Legal Name	Entity Type	Registered Address	Registered Number	Share / Charter Capital	Shareholders/ Participants	Destiny	Encumbrances Over Shares / Participation Interests
1.	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 2

PART A

leakage

"Leakage" shall mean, in each case during the period from (but excluding) the Locked Box Date to (and including) the First Completion End Date:

(a)	any dividend or distribution (whether in cash or in kind) or any payments in lieu of any dividend or distribution, declared, paid or made or agreed to be paid or made by any member of the Complete Target Group to the Seller, the Seller's Connected Persons, or the Family Members of the Seller's Connected Persons;
(b)	any redemption, repurchase, repayment or return of shares or other securities, or return of capital (whether by reduction of capital or otherwise and whether in cash or in kind) by any member of the Complete Target Group the Seller, the Seller's Connected Persons, or the Family Members of the Seller's Connected Persons;
(c)	any bonus or similar payments paid or agreed to be paid by any member of the Complete Target Group to any employee of the Seller or any of the Seller's Connected Persons;
(d)	any transfer or surrender (including, for the avoidance of doubt, any waiver, discount, deferral, release or discharge) of assets, contractual rights (including any claim (howsoever arising) or liability), Intellectual Property of any member of the Complete Target Group, or other benefits by any member of the Complete Target Group to the Seller or any of the Seller's Connected Persons;
(e)	any member of the Complete Target Group assuming, indemnifying, guaranteeing, securing, incurring or agreeing to assume, indemnify, guarantee, secure or incur by or on behalf of any member of the Complete Target Group any liability or obligation for the benefit of the Seller or any of the Seller's Connected Persons;
(f)	any payment made by any member of the Complete Target Group to the Seller or any of its Connected Persons;
(g)	any agreement, arrangement or other commitment by any member of the Complete Target Group to do or give effect to any of the matters referred to in paragraphs (a) to (f) (both inclusive) above; and
(h)	any Tax Liability incurred by, or any Tax being paid or becoming payable by any member of the Complete Target Group as a consequence of any of the matters referred to in paragraphs (a) to (g) (both inclusive) above, but, in each case, not including any Permitted Leakage.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

PART B

Permitted leakage

"Permitted Leakage" shall mean:

(a)	payment to the Seller of USD [***] ([***] Dollars) as funded to the Seller by [***] on [***];
(b)	payment of the Upstream Payment;
(c)	any actions, steps or payments made (or to be made) by the Company or the Complete Target Group expressly provided by or required under the Pre-Completion Reorganisation Steps Plan;
(d)	any transactions, actions, steps or payments made or performed (or to be made or performed) solely amongst the Complete Target Group;
(e)	any payments of salary, benefits, compensation or other contractual entitlements of any Permitted Person in the ordinary course of business not exceeding: (i) for [***] (inclusive), RUB [***] ([***] Rubles); and (ii) thereafter, in respect of each calendar month following [***], no more than RUB [***] ([***] Rubles), in each case in aggregate (save that the total amount for the months following [***] shall not exceed RUB [***] ([***] Rubles)), provided that such foregoing amounts may be increased by an aggregate amount of not more than RUB [***] ([***] Rubles) during the entire period to the First Completion End Date in respect of statutory payments made to any Permitted Person in respect of unused vacation entitlements or other similar statutory entitlements;
(f)	any payments of salary, benefits, compensation or other contractual entitlements of certain directors of the board of directors of the Seller as agreed between the Parties in writing on the date of this Agreement, in each case in connection with their position on the board of directors of the Seller;
(g)	any transfer or surrender of hardware, office equipment and other assets (including laptops and mobile telephones), provided that the net value (less depreciation) of such assets does not exceed RUB [***] ([***] Rubles) in aggregate;
(h)	any payments made (or to be made) by the Company or the Complete Target Group which have been specifically accrued or provided for in the Locked Box Accounts;
(i)	any payments which would otherwise constitute Leakage, provided that such payments do not exceed RUB [***] ([***] Rubles) in aggregate, and provided that if any payments which would otherwise constitute Leakage exceed RUB [***] ([***] Rubles) in aggregate, the Seller shall be liable for the whole amount of the Leakage and not for the excess over the above threshold only; and
(j)	any other payment, accrual, transfer of assets or assumption of liability by the Company or the Complete Target Group which the Purchaser has expressly approved in writing as Permitted Leakage.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 3

Signing obligations
1.	The following events shall occur on the date of this Agreement (to the extent such events have not already occurred prior to the date of this Agreement):

Purchaser's obligations

1.1	The Purchaser shall deliver (or procure the delivery) to the Seller:
1.1.1	written minutes of the meeting of the investment committee of the Fund authorising the Fund to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party (if applicable), certified to be a true and complete copy by a director or the secretary of the Purchaser;
1.1.2	written consent of the Purchaser Depositary authorising the Fund to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party (if applicable), certified to be a true and complete copy by a director or the secretary of the Purchaser; and
1.1.3	if relevant, applicable power of attorney or other authority, under which this Agreement and each other Transaction Document to which it is a party (if applicable), is executed on behalf of the Purchaser, certified to be a true and complete copy by a director or the secretary of the Purchaser.

Seller's obligations

1.2	The Seller shall deliver (or procure the delivery) to the Purchaser:
1.2.1	a copy of the minutes of a meeting of the board of directors of the Seller authorising it to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party (if applicable), certified to be a true and complete copy by a director or the secretary of the Seller;
1.2.2	if relevant, applicable power of attorney or other authority, under which this Agreement and each other Transaction Document to which it is a party (if applicable), is executed on behalf of the Seller, certified to be a true and complete copy by a director or the secretary of the Seller;
1.2.3	two original copies of the Deed of Undertaking duly executed by the Seller and the Company; and
1.2.4	two original copies of each Transitional Services Agreements duly executed by the [***], [***] and [***] (as the context requires).

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 4

Conduct of business before First Completion
Part A

Conduct of Business

Save for any action that: (i) is expressly provided for or contemplated by this Agreement; (ii) is reasonably required to comply with an obligation of the Seller pursuant to this Agreement; (iii) is a Permitted Transaction; or (iv) is otherwise required in order to facilitate compliance with Applicable Laws or contractual obligations entered into by any member of the Complete Target Group before the date of this Agreement (provided that any such contractual obligations do not give rise to Leakage or cause any of the Seller Warranties to be untrue, inaccurate or misleading), prior to First Completion the Seller shall procure that, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), no member of the Complete Target Group shall:

1.	create, allot or issue any shares or participatory interests, or agree, arrange or undertake to create, allot or issue any shares or participatory interests, in each case in any member of the Complete Target Group to any third parties;
2.	incur or otherwise create any Financial Indebtedness, the impact of which would cause the Net Debt to LTM EBITDA ratio of the Complete Target Group according to the quarterly consolidated financial statements of the Seller at each applicable reporting to exceed 2, provided that the Complete Target Group will not enter into borrowing transactions without the prior written consent of the Purchaser, if such transactions:
2.1	include an annual interest rate on sums advanced that is higher than the key interest rate of the [***] plus [***] per cent ([***]%), or
2.2	contain a pledge or collateral as security, other than any guarantee granted by a member of the Complete Target Group in respect of any obligations of any other member of the Complete Target Group,

and for the sole purpose of this paragraph 2:

(A)	"LTM EBITDA" shall mean adjusted EBITDA for the immediately preceding full [***] period, where adjusted EBITDA means U.S. GAAP net income adjusted so as to exclude each of the following items without double counting (and so that, to the extent any of the following have been charged, expensed or deducted in calculating such net income, the amount shall be added back and, to the extent any of the following have been credited in calculating such earnings, the amount shall be deducted) (1) depreciation and amortization, (2) interest expense, (3) income tax expense, net, (4) expenses (or reversal of expenses) related to the contingent compensation payable to employees in connection with certain business combinations, (5) gain or loss from equity method investments, (6) one-off restructuring and other related expenses, (7) impairment of goodwill and other intangible assets, (8) interest income, and (9) other non-operating income or loss, net; and

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

(B)	"Net Debt" means the Financial Indebtedness (including all accrued interest, fees and penalties) less the cash and cash equivalents of the Complete Target Group as at the reporting date based on the consolidated financial statements of the Seller, prepared in accordance with U.S. GAAP;
3.	grant or provide any credit or loan in excess of RUB [***] ([***] Rubles) (whether in a single transaction or a series of related transactions), except for to any member of the Complete Target Group in the ordinary and usual course of business in accordance with past practice in the past [***] months (both as to the scope and volume);
4.	sell, grant an option, right to acquire, right of pre-emption, right of first refusal or preferential right, assign, pledge, create any restriction upon ownership, use or alienation over, or make an agreement to do any of the above in relation to any Material Intellectual Property, save for if any of the foregoing is approved by the PIF. For the avoidance of doubt, the granting of any non-transferable and non-exclusive licenses by the Complete Target Group to its customers and third parties to use the products of the Complete Target Group in the ordinary and usual course of business and which do not place any restrictions on the use of the relevant Material Intellectual Property by the Complete Target Group is not prohibited;
5.	enter into or agree to any contract or binding commitment with a value of RUB [***] ([***] Rubles) or more (whether in a single transaction or a series of related transactions), other than in relation to treasury operations, including borrowing transactions in compliance with paragraph 2 above;
6.	grant or agree to grant any option, right to acquire or call (whether by conversion, subscription or otherwise), sell, assign, otherwise dispose of, or make an agreement to do any of the above in relation to any shares or interest or loan capital in any member of the Complete Target Group (other than the Company) with a market value in excess of RUB [***] ([***] Rubles); (ii) grant or agree to grant any option, right to acquire or call (whether by conversion, subscription or otherwise), sell, assign, otherwise dispose of, or make an agreement to do any of the above in relation to any shares or loan capital in the Company; or (iii) grant any right of pre-emption, right of first refusal, preferential right, pledge, create any restriction upon ownership, use or alienation or make an agreement to do any of the above in relation to any shares or interest or loan capital in any member of the Complete Target Group;
7.	acquire or agree to acquire the shares of a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction, in each case, with a value in excess of RUB [***] ([***] Rubles);
8.	sell, otherwise dispose of, or create an Encumbrance over, any asset of any member of the Complete Target Group with a book or market value in excess of RUB [***] ([***] Rubles);
9.	make any proposal for the winding up or liquidation of any entity within the Complete Target Group;
10.	alter the terms of employment of any Key Employee (save for any increase in the compensation terms of any Key Employee by no more than [***]% of the target total cash compensation for such Key Employee as approved by the compensation committee of the board of directors of the Seller for the year 2024 and disclosed to the Purchaser prior to the

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

date of this Agreement) or terminate the employment of any Key Employee, save for termination for cause, termination at the instance of the employee, or by mutual agreement;
11.	make an admission of liability, agreement, settlement or compromise with any third party in relation to any claim, action or demand against any member of the Complete Target Group that may reasonably result in a loss to member of the Complete Target Group in excess of RUB [***] ([***] Rubles);
12.	introduce any changes in the accounting policies or practices of the Complete Target Group; or
13.	enter into any agreement, undertaking or contract to do any of the above.

Any request for consent shall set out in reasonable detail the action or matter proposed to be approved and shall be made by the Seller or any Original Group Company in writing and sent by email headed "Project [***] – Consent Request" to each of the persons whose email address is specified below:

Person	Email address
[***]	[***]

Consent may be given or refused (with explanation of the reasons for such refusal) by an email reply by any of those persons to the address from which the request was sent and such consent shall not be unreasonably withheld.

Consent shall be deemed to have been given if the Purchaser fails to respond by way of reply to the aforementioned email or by any other form of written notice within [***] Business Days of the request being sent, or, if the Seller or an Original Group Company is required or obliged whether by Governmental Authority or otherwise to take the action for which it is seeking the approval prior to such date (the "Emergency Request"), such earlier date or time as is reasonable in the circumstances and notified to the Purchaser in the Emergency Request.

Within [***] Business Days of a request for approval (other than any Emergency Request), any of the persons to whom the request for approval was sent may request additional information to the extent reasonably necessary to assess the request for approval, in which case the above [***] Business Day-period for approval shall commence from the date of receipt of such additional information by the relevant requesting person.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Part B

Permitted Transactions

For the purpose of this Schedule 4 (Conduct of Business Before First Completion), "Permitted Transaction" shall mean any transactions, actions or steps:

1.	required or necessary for the implementation of any Pre-Completion Reorganisation and/or the execution of any Pre-Completion Reorganisation Documents, in each case substantially in accordance with or as contemplated by the Pre-Completion Reorganisation Steps Plan;
2.	which is performed solely amongst the Complete Target Group;
3.	any grants, options, shares, loans, other benefits, and payments to the persons employed or engaged by the Complete Target Group and any other persons as set out in the respective Employee Benefit Plans, in each case save for the employees of the Seller and/or Seller Group Companies, that are subject to issuance and/or payment in accordance with any adopted policies of the Complete Target Group and/or the Seller (in each case as of the Locked Box Date), including such grants, options, or other equity awards to be allocated as of First Completion in respect of the amendment or conversion of outstanding awards granted by the Seller or Seller Group Companies prior to the date hereof (such awards to cover up to a maximum of 5,439,228 shares in the capital of the Company for the Eligible Employees (in the same proportions as the relevant outstanding incentive awards were allocated under the Seller's Employee Benefit Plans));
4.	any grant or provision of any credit or loan to any employee of the Complete Target Group in an amount not exceeding RUB [***] ([***] Rubles) in respect of each individual employee;
5.	performed in the ordinary course of the lending activities of [***] (OGRN [***]), [***] (OGRN [***]) and [***] (OGRN [***]);
6.	which are reasonably necessary and undertaken in good faith with the intention of minimizing any adverse effect in an emergency or disaster situation, provided that the Purchaser has been notified accordingly as soon as reasonably practicable after the respective actions or steps have been taken;
7.	which is expressly provided for in any Transaction Document;
8.	which has been consented to, or deemed to have been consented to pursuant to Part A of Schedule 4, by the Purchaser;
9.	to engage in discussions or conduct formal proceedings (including, without limitation, in relation to any dispute), including proceedings with any Governmental Authority, the non-conduct of which could prejudice the business of any member of the Complete Target Group or the Transaction provided that such engagements shall not amount to an admission of liability, settlement or compromise. For the purposes of this paragraph, formal proceedings include any action, suit, litigation, arbitration, proceeding, hearing, inquiry, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel;

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.	necessary for compliance with Applicable Laws;
11.	relating to the winding up or liquidation (as the context requires) of the following entities:
11.1	[***];
11.2	[***];
11.3	[***];
11.4	[***];
11.5	[***];
11.6	[***];
11.7	[***];
11.8	[***];
11.9	[***];
11.10	[***];
11.11	[***]; and
11.12	[***];
12.	any transactions, actions or steps as agreed by the Seller and the Purchaser in writing on the date hereof; and
13.	any agreement, undertaking or other arrangement to do any of the foregoing.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 5

First Completion obligations
1.	The following events shall occur on the First Completion Commencement Date (to the extent such events have not occurred prior to the First Completion Commencement Date):

Purchaser's obligations

1.1	The Purchaser shall deliver (or procure the delivery) to the Seller:
1.1.1	a notice substantially in the form set out in Part C of Schedule 13 (Completion Notifications) of: (i) the number of the First Tranche Exchange NV Shares to be exchanged at First Completion; (ii) the total number of the First Tranche Total Ordinary Company Shares to be acquired at First Completion; and (iii) the calculation of the First Tranche Payment in CNH;
1.1.2	a copy of or evidence of the satisfaction of each of the Conditions in paragraphs 1 to 4 (inclusive) of Clause 4.1 (Conditions), in each case, on the terms set out in Clause 4.11;
1.1.3	the details of the Purchaser's custody account(s) opened with the Purchaser Depositary;
1.1.4	the Purchaser's custody account statement issued by the Purchaser Depositary confirming that the First Tranche Exchange NV Shares are registered in the Purchaser's custody account and are free from Encumbrances;
1.1.5	copies of the written resignations of certain directors from the board of directors of the Seller, waiving, to the extent possible under Applicable Law, all claims against the Seller; and
1.1.6	a signature page of the NV Priority Share transfer agreement between the Seller and the PIF by PDF file (or other scanned document) duly executed by the PIF's authorised signatory.

Seller's obligations

1.2	The Seller shall deliver (or procure the delivery) to the Purchaser:
1.2.1	a copy of the minutes of a meeting of the shareholders of the Seller authorising it to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party (if applicable), certified to be a true and complete copy by a director or the secretary of the Seller;
1.2.2	the details of the Seller's custody account(s) opened with the Purchaser Depositary;
1.2.3	the Seller's custody account statement issued by the Purchaser Depositary confirming that the First Tranche Total Ordinary Company Shares and the Preference Share A are registered in the Seller's custody account(s) and are free from Encumbrances; and

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.2.4	the Immovable Property Share Statement.

Settlements

1.3	Following the performance by each Party of its obligations set out paragraphs 1.1 and 1.2 and in accordance with the First Completion Settlement Agreement each of the Parties shall take, and shall exercise their rights and powers to cause the Purchaser Depositary to take, all such actions as are required of it under, and in accordance with, the terms of the First Completion Settlement Agreement.
1.4	On the First Completion Commencement Date:
1.4.1	each of the Purchaser and the Seller shall duly execute instruction on blocking of the First Tranche Total Ordinary Company Shares and the Preference Share A at the Seller's custody account(s) opened with the Purchaser Depositary in favour of the Purchaser in form acceptable to the Purchaser Depositary and deliver such duly executed instructions to the Purchaser Depositary;
1.4.2	each of the Purchaser and the Seller shall duly execute instruction on blocking of the First Tranche Exchange NV Shares at the Purchaser's custody account opened with the Purchaser Depositary in favour of the Seller in form acceptable to the Purchaser Depositary and deliver such duly executed instructions to the Purchaser Depositary, provided that unless paragraph 1.6 applies, the blocking shall automatically lapse upon expiry of [***] Business Days (in Moscow), whereupon the Parties shall agree on a new First Completion Commencement Date; and

1.4.3	the Parties shall take all reasonable endeavours to procure that the Purchaser Depositary simultaneously executes the instructions set out in paragraphs 1.4.1 and 1.4.2 above and provides to each Party the confirmation documents in respect thereof in accordance with the First Completion Settlement Agreement.
1.5	Following the performance by each Party of its obligations set out paragraph 1.4 above and in any event within [***] Business Days (in Moscow) (or such other term as may be agreed in the First Completion Settlement Agreement) of such performance, the Purchaser shall provide its bank with an order to transfer the First Tranche Payment to the Seller Bank Account (and the Parties acknowledge that it shall be a term of the First Completion Settlement Agreement that such payment shall be evidenced in the form of a SWIFT or CIPS confirmation) and deliver to the Purchaser Depositary such documents confirming the remittance of the First Tranche Payment as set out in the First Completion Settlement Agreement.
1.6	Subject to the performance by the Purchaser of its obligations set out in paragraph 1.5 above, the Parties shall take all reasonable endeavours to procure that the Purchaser Depositary simultaneously:
1.6.1	makes entries on removal of the blocking of the First Tranche Total Ordinary Company Shares and the Preference Share A and on transfer of the First Tranche Total Ordinary Company Shares and the Preference Share A to the Purchaser's custody account opened with the Purchaser Depositary; and

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.6.2	makes entries on removal of the blocking of the First Tranche Exchange NV Shares and on transfer of the First Tranche Exchange NV Shares to the Seller's custody account opened with the Purchaser Depositary, in each case in accordance with the First Completion Settlement Agreement and on the earlier of:

(A)	a date falling [***] Business Days after the receipt of the confirmation of the remittance of the First Tranche Payment as set out in paragraph 1.5 above; and
(B)a date of the First Tranche Payment having been credited to the Seller Bank Account, of which the Seller shall immediately notify the Purchaser Depositary and the Purchaser.
1.7	Following the performance by the Parties of their respective obligations set out in paragraphs 1.1 - 1.6 above, the Parties shall take all reasonable endeavours to procure:
1.7.1the registration by the Purchaser Depositary of the First Tranche Total Ordinary Company Shares and the Preference Share A in the name of the Purchaser; and
1.7.2registration by the Purchaser Depositary of the First Tranche Exchange NV Shares in the name of the Seller.
1.8	Notwithstanding any term of the First Completion Settlement Agreement, in the event that upon expiry of the period referred in paragraph 1.6.2(A): (i) the First Tranche Total Ordinary Company Shares and the Preference Share A have been registered by the Purchaser Depositary in the name of the Purchaser (in each case free from Encumbrances) and (ii) the First Tranche Payment has not been credited to the Seller Bank Account in full, the Purchaser acknowledges that all legal and beneficial ownership in such amount shall vest in the Seller and shall to the maximum extent possible be held on trust for, and on the account of, the Seller in all respects. The Purchaser shall have a continuing obligation to exercise all of its rights to procure that such amounts are transferred to the Seller (or any nominee of the Seller) as soon as reasonably practicable, and pending receipt by the Seller (or the nominee of the Seller) of such amounts the Purchaser shall only deal in the First Tranche Payment in accordance with the prior instructions of the Seller.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 6

Second Completion obligations
1.	The following events shall occur on the Second Completion Commencement Date (to the extent such events have not occurred prior to the Second Completion Commencement Date):
1.1	The Purchaser shall deliver (or procure the delivery) to the Seller:
1.1.1	a notice substantially in the form set out in Part D of Schedule 13 (Completion Notifications) of: (i) the number of the Second Tranche Exchange NV Shares to be exchanged at Second Completion; (ii) the total number of the Second Tranche Total Ordinary Company Shares to be acquired at Second Completion; and (iii) the calculation of the Second Tranche Payment in CNH;
1.1.2	(unless provided earlier) three original copies of the Second Completion Settlement Agreement duly executed by the Purchaser and the Purchaser Depositary; and
1.1.3	the details of the Purchaser's custody account(s) opened with the Purchaser Depositary;
1.2	The Seller shall deliver (or procure the delivery) to the Purchaser:
1.2.1	(unless provided earlier) three original copies of the Second Completion Settlement Agreement duly executed by the Seller; and
1.2.2	the details of the Seller's custody account(s) opened with the Purchaser Depositary.
1.3	The Parties shall undertake such actions as set out in the Second Completion Settlement Agreement and in the order set out therein, provided always if the actual amount of the Second Tranche Exchange NV Shares delivered by the Purchaser at Second Completion is less than the amount of the Second Tranche Exchange NV Shares notified by the Purchaser to the Seller in accordance with Clause 7.2, the Purchaser shall increase the Second Tranche Pre-Conversion Payment notified by the Purchaser to the Seller in accordance with Clause 7.2 and payable to the Seller Bank Account by an amount calculated as follows:

NVSP* (NSTES - ASTES),

where:

NVSP means NV Share Price;

NSTES means the amount of the Second Tranche Exchange NV Shares as notified by the Purchaser to the Seller for the purported exchange in accordance with Clause 7.2; and

ASTES means the amount of the NV Shares actually delivered by the Purchaser at Second Completion;

1.4	Following the performance by the Parties of their obligations set out in paragraphs 1.1- 1.3 above and the obligations set out in the Second Completion Settlement Agreement, the Parties shall take all reasonable endeavours to procure:

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

1.4.1the registration by the Purchaser Depositary of the Second Tranche Total Ordinary Company Shares in the name of the Purchaser; and
1.4.2registration by the Purchaser Depositary of the Second Tranche Exchange NV Shares in the name of the Seller.
1.5	The Parties agree that the provision set out in paragraph 1.8 of Schedule 5 (First Completion Obligations) shall also apply to Second Completion equally (mutatis mutandis).

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 7

Seller Warranties
1.	Incorporation

The Seller is duly incorporated, duly organised and validly existing under the laws of its jurisdiction of incorporation and has full power to conduct its business as conducted at the date of this Agreement.

2.	Corporate power and authority

Save to the extent the same are the subject of the Conditions, the Seller has the corporate power and authority to enter into and perform this Agreement and any other Transaction Document.

3.	Binding agreements

The provisions of this Agreement and any of the Transaction Documents, constitute valid and binding obligations on the Seller and are enforceable against the Seller in accordance with their respective terms, in each case subject to principles of Applicable Laws of general application limiting obligations.

4.	Due authorisation, execution, and delivery

Save to the extent the same are the subject of the Conditions, the Seller has duly authorised, executed and delivered this Agreement and will, at Completion, have authorised, executed and delivered any Transaction Documents.

5.	Effect of the Transaction
5.1	The execution and delivery by the Seller of, and the performance by the Seller of its obligations under, this Agreement and any other Transaction Document will not result in:
5.1.1	a breach of or conflict with any provision of the Articles of Association or any other constitutional documents of the Seller;
5.1.2	a material breach of, or constitute a material default under, any instrument to which the Seller is a party or by which it is bound; or
5.1.3	a breach of any Applicable Law.
6.	Consents

Save to the extent the same are the subject of the Conditions, all consents, permissions, authorisations, approvals from any Governmental Authority or Regulator having jurisdiction over the Seller which are necessary for it to obtain in order to enter into and perform this Agreement and any other Transaction Document in accordance with its terms, will have been unconditionally obtained by the First Completion Commencement Date.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.	SEC Reports

Each of the SEC Reports, as of its respective filing date, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report, and, except to the extent that information contained in any SEC Report has been revised or superseded by a later filed SEC Report filed and publicly available prior to the date of this Agreement, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.	Title to the Sale Shares
8.1	The Seller is the legal and beneficial owner of the Sale Shares free from any Encumbrances.
8.2	The issued share capital of the Company is comprised of: (i) [***] ([***] ordinary shares with a nominal value of RUB [***] each; (ii) [***] Preference Share A; and (iii) [***] Preference Share B. The Sale Shares represent [***] ordinary shares of the Company and [***] Preference Share A of the Company.
8.3	No decision has been taken by the Seller or the Company nor has any other arrangement or agreement been made, in each case which has not been fulfilled, that may result in a change in the amount or other reorganisations of the share capital of the Company, save as expressly contemplated by the Pre-Completion Reorganisation Steps Plan.
8.4	No person has any right (whether exercisable now or in the future and whether contingent or otherwise) to require the Company:
8.4.1to allot, or grant rights to subscribe for, shares in the Company;
8.4.2to convert any existing securities into, or to issue securities that have rights to convert into, shares in the Company; or
8.4.3to sell or transfer any share or loan capital or any other security of any kind giving rise to a right over the capital in the Company.
8.5	The Seller has the full right to exercise all voting rights and other rights over the Sale Shares and to transfer the legal and beneficial title to the Sale Shares to the Purchaser on the terms and subject to this Agreement.
8.6	There are no outstanding claims against the Seller in connection with the Sale Shares.
9.	The Company and the Material Subsidiaries
9.1	The particulars set out in Schedule 1 (Details of the Group) are true and accurate.
9.2	The Company and each Material Subsidiary is validly existing and is a company duly incorporated and registered under the law of its jurisdiction of incorporation.
9.3	The direct and indirect subsidiaries of the Company upon completion of the Pre-Completion

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Reorganisation (as described in Clause 4.2) are set out in Part B of Schedule 1 (Details of the Group) and, save for those companies set out therein, the Company has no other direct or indirect subsidiaries.
9.4	There exists no shareholders' agreement or similar arrangement or agreement which purports to regulate, control or otherwise affect the voting or disposition of the Sale Shares or the shares (participatory interests) of the Company or any Material Subsidiary.
9.5	No decision has been taken by any member of the Complete Target Group in favour of any third party (other than the Company or Material Subsidiary), nor has any other arrangement or agreement been made in favour of a third party (other than the Company or Material Subsidiary), in each case which has not been fulfilled, that may result in a change in the amount or other reorganisations of the charter capital of any Material Subsidiary.
9.6	Members of the Complete Target Group are the sole legal owners of the shares (participatory interests) of each Material Subsidiary as shown in Part B of Schedule 1 (Details of the Group) as being held by the relevant members of the Complete Target Group, free from any Encumbrances.
9.7	No person has any right (whether exercisable now or in the future and whether contingent or otherwise) to require any Material Subsidiary:
9.7.1to allot, or grant rights to subscribe for, shares in that Material Subsidiary in favour of a third party;
9.7.2to convert any existing securities into, or to issue securities that have rights to convert into, shares in that Material Subsidiary in favour of a third party; or
9.7.3to sell or transfer any share or loan capital or any other security of any kind giving rise to a right over the capital in that Material Subsidiary in favour of a third party,

save in respect of any agreement or arrangement which exists to which only members of the Complete Target Group are a party.

9.8	There are no outstanding claims against the Company, Seller or any Seller Group Company in connection with the shares (participatory interests) in a Material Subsidiary and, so far as the Seller is aware, there are no circumstances likely to give rise to any such claims.
9.9	The transactions and transfers contemplated by the Pre-Completion Reorganisation have been completed in accordance with the Pre-Completion Reorganisation Steps Plan, constitutional documents of each member of the Complete Target Group and, in all material respects, in accordance with Applicable Law.
10.	Proceedings against the Seller
10.1	There are no:
10.1.1outstanding judgments, orders, injunctions or decrees of any governmental or

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

regulatory body or arbitration tribunal against or affecting the Seller;
10.1.2lawsuits, actions or proceedings pending or, to the Seller's knowledge, threatened against or affecting it; or
10.1.3investigations by any governmental or regulatory body which are pending or, to the Seller's knowledge, threatened against it,

and which, in each case, has or could have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document.

11.	Solvency

The Seller is not bankrupt or insolvent or unable to pay its debts when due and no order has been made, and no corporate action or other step has been taken and no legal proceedings have been started or threatened, for its winding-up, dissolution or reorganisation or for the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager (or equivalent in any jurisdiction) of it or over any of its assets, or any other measures taken against or in respect of it under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under Applicable Law, would justify any such orders, steps or proceedings.

12.	Sanctions relating to the Seller
12.1	The Seller is not currently the subject or the target of any Sanctions administered or enforced by any Sanctions Authority, nor is the Seller designated under any Sanctions List.
12.2The Seller is not organised or resident in a country, region or territory that is the subject or the target of country or region-wide Sanctions, including, without limitation, Russia, Crimea (including Sevastopol), Cuba, Iran, North Korea, Sudan, and Syria.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 8

Business Warranties
1.	Locked Box Accounts
1.1	The Locked Box Accounts have been prepared on a basis consistent with that used in preparing the Accounts and fairly represent the combined assets and liabilities of the Complete Target Group as at and to the date to which they have been prepared, except that:
1.1.1the Locked Box Accounts are carved out from the Accounts by way of exclusion from the Accounts of the individual financial statements of the Seller and Seller Group Companies, and no other adjustments or changes have been made for such carving out;
1.1.2the Accounts have not been audited but have been subject to review and procedures agreed upon by the Parties and set out in Schedule 12 (Agreed Upon Procedures);
1.1.3the following year-end closing procedures have not been applied for the preparation of the Locked Box Accounts:
(A)	the quantitative impairment test of goodwill;
(B)	valuations of separate business units performed by an independent appraiser;
(C)	stocktaking of inventory, operating right-of-use assets, property and equipment and intangible assets; and
(D)	signing of reconciliation acts with counterparties (debtors and creditors) that have the most material balances;
1.1.4the Locked Box Accounts have been prepared with a materiality of RUB [***] ([***] Rubles);
1.1.5the Locked Box Accounts have been prepared on the basis that each of the following entities are treated as being part of a group together with the Complete Target Group, notwithstanding that each such entity: (i) does not, under or in accordance with Applicable Laws, form part of a group together with the Complete Target Group; and (ii) is not a subsidiary undertaking of the Company:
(A)	[***]; and
(B)	[***];
1.1.6since the Locked Box Date, each of the following entities have been dissolved, wound up or liquidated (as the context requires):
(A)	[***];
(B)	[***]; and

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

(C)	[***].
1.2	The Locked Box Accounts do not materially misstate the assets or liabilities of the Complete Target Group as at the Locked Box Date, for which purposes misstatement shall be deemed to be material if the aggregate value of such misstatement is in excess of RUB [***] ([***] Rubles).
1.3	Each contractual agreement entered into from the Locked Box Date to the date of this Agreement which, if entered into after the date of this Agreement, would require the Purchaser's prior written consent pursuant to paragraphs 2, 5, 7 or 8 of Schedule 4 (Conduct of Business Before First Completion), is listed in the Disclosure Letter, and true, accurate and complete copies of any such contractual agreements have been Disclosed to the Purchaser.
1.4	Since the Locked Box Date, the Seller has not knowingly taken any action, the sole purpose of which is to circumvent the prohibitions relating to Leakage in Clause 13 of this Agreement.
2.	Litigation

So far as the Seller is aware, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, to which any of the Complete Target Group is a party or to which any property of the Company or of the Complete Target Group is subject that, individually or in the aggregate, if determined adversely to the Complete Target Group, could reasonably be expected to have a Material Adverse Effect, and no such investigations, actions, suits or proceedings are, to the knowledge of the Seller, threatened or contemplated by any governmental or regulatory authority or threatened by others.

3.	Intellectual Property
3.1	At the date of this Agreement, the Complete Target Group:
3.1.1.	owns all Group Intellectual Property and Group Information Technology; and
3.1.2.	so far as the Seller is aware, has access to all necessary Third-Party Intellectual Property,

which, together, encompasses all the Intellectual Property and Information Technology that is necessary in the context of the business of the Complete Target Group as conducted by the Target Group Companies as at the date of this Agreement, including, without limitation, with respect to the internet search engine technology used by the Complete Target Group.

3.2	At the date of this Agreement, the Complete Target Group owns all Group Intellectual Property and Group Information Technology that was developed within the Prospective Streams which, on the date of this Agreement, is necessary, or could reasonably be expected to be necessary, for the further development of such Prospective Streams.
3.3	Other than as provided by the Transitional Services Agreements, no Information Technology or Intellectual Property depends or otherwise relies on any service or data owned or controlled by the Seller or any Seller Group Company.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

3.4	Other than as provided by the Transitional Services Agreements, no Group Intellectual Property and no Group Information Technology is subject to any Encumbrance that would, or could reasonably be considered to, adversely impact, restrict or otherwise impair: (i) the Complete Target Group's use or application of the Material Intellectual Property as it is used or applied on the date of this Agreement; or (ii) the Complete Target Group's ability to dispose of the Material Intellectual Property.
3.5	So far as the Seller is aware, no member of the Complete Target Group has received any notice or claim of infringement or misappropriation of or conflict with asserted rights of others: (i) within the [***] years prior to the date of this Agreement; and (ii) where such claim or notice relates to any subsisting or ongoing proceedings to which a member of the Complete Target Group is a party, before the [***] years prior to the date of this Agreement, with respect to any of the Group Intellectual Property that:
3.5.1is necessary in the context of the business of the Complete Target Group as conducted by the Target Group Companies as at the date of this Agreement, including, without limitation, with respect to the internet search engine technology used by the Complete Target Group; or
3.5.2was developed within the Prospective Streams which, on the date of this Agreement, is necessary, or could reasonably be expected to be necessary, for the further development of such Prospective Streams, which, in each case, resulted in or could reasonably be expected to result in an IP Claim MAE, and, so far as the Seller is aware, no member of the Complete Target Group has received notice of, or is aware of facts that would form a reasonable basis for, any such notice or claims, which, individually or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would have an IP Claim MAE.

3.6	The business and operations of the Complete Target Group do not infringe the rights of the Seller and the Seller Group Companies, in respect of:
3.6.1any registered Group Intellectual Property that:
(A)	is necessary in the context of the business of the Complete Target Group as conducted by the Target Group Companies as at the date of this Agreement, including, without limitation, with respect to the internet search engine technology used by the Complete Target Group; and
(B)	was developed within the Prospective Streams which, on the date of this Agreement, is necessary, or could reasonably be expected to be necessary, for the further development of such Prospective Streams; and
3.6.2as far as the Seller is aware, any unregistered or non-registrable Group Intellectual Property,

in each case, which results or may reasonably be expected to result in a Material Adverse Effect.

4.	No Undisclosed Relationships

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

To the Seller's knowledge, no relationship, direct or indirect, exists between or among the Complete Target Group, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Complete Target Group, on the other, that is required by the Securities Act to be described in a registration statement to be filed with the SEC and that is not so described in the SEC Reports.

5.	Permits

Each member of the Complete Target Group possesses all licenses, certificates, permits and other authorisations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and none of the Complete Target Group has received notice of any revocation or modification of any such license, certificate, permit or authorisation or has any reason to believe that any such license, certificate, permit or authorisation will not be renewed in the ordinary course.

6.	Employees
6.1	So far as the Seller is aware, no labour disturbance by or dispute with employees of the Company or any other member of the Complete Target Group exists or, to the knowledge of the Seller, is contemplated or threatened and the Seller is not aware of any existing or imminent labour disturbance by, or dispute with, the employees of any of the Complete Target Group's independent contractors who perform product development services for the members of the Complete Target Group, except as would not, individually or in the aggregate, have a Material Adverse Effect.
6.2	No terms of employment of any Key Employee require on termination of the employee's employment payment of compensation which exceeds the minimum amount of compensation payable on termination under Applicable Laws, including any so-called "golden parachute" type arrangements.
6.3	None of the operation of any member of the Complete Target Group, as conducted by such Target Group Company as at the date of this Agreement, are wholly or partly dependent on employees or directors who, as at First Completion, are employed by the Seller or any Seller Group Company.
6.4	No person, other than the Eligible Employees, has received, or has any entitlement to receive, any shares in the Company transferred by the Seller to Yandex.Technologies LLC in connection with the Pre-Completion Sale.
7.	Taxes
7.1	Each member of the Complete Target Group has:
7.1.1filed (or received an extension to file) with all appropriate taxing authorities all income, profit, franchise or other Tax returns required to be filed, and given all notices and supplied all information required to be given or supplied for the purposes of Taxation, through the date hereof, save for any filings the failure to file which

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such returns, notices and information were correct and complete when given in all material respects;
7.1.2properly and punctually discharged its liability to make any payment of Tax which has fallen due, including any penalty, fine, surcharge or interest in respect of such Tax;
7.1.3properly made all deductions and withholdings on account of Tax required to be made in respect of any payment made or benefit provided before the date of this Agreement, and has to the extent required by Applicable Laws in its jurisdiction of incorporation properly accounted for all such deductions and withholdings; and
7.1.4has in all material respects prepared, maintained, and has in its possession or under its control, accurate and up-to-date statutory books, books of account and other records relating to Taxes and Tax Reliefs that enable such member of the Complete Target Group to calculate and assess its Tax liabilities accurately in all material respects and support use of Tax Reliefs.
7.2	No Tax deficiency has been determined adversely to any of the Complete Target Group which has had (nor does the Seller have any knowledge of any Tax deficiency which, if determined adversely to the Complete Target Group, might individually or in the aggregate have) a Material Adverse Effect.
7.3	So far as the Seller is aware, no member of the Complete Target Group is party to any transaction which is fraudulent or a sham or which has as its main purpose or one of its main purposes the avoidance of a liability to Tax.
7.4	Each member of the Complete Target Group is, and since the date of its incorporation has been, resident for Tax purposes only in the jurisdiction in which it was incorporated.
7.5	So far as the Seller is aware:
7.5.1each member of the Complete Target Group was and remains in all material respects compliant with Applicable Laws establishing transfer pricing rules;
7.5.2all transactions or arrangements made by each member of the Complete Target Group requiring preparation of transfer pricing documentation under Applicable Laws were duly supported by such documentation; and
7.5.3with respect to all transactions or arrangements made by each member of the Complete Target Group requiring transfer pricing filing with the Tax Authorities under Applicable Laws, the relevant filings were made in all material respects in accordance with Applicable Laws.
7.6	The Seller, in the [***] years prior to the date of this Agreement:
7.6.1has not been a resident of any jurisdiction (including the Russian Federation), other than the Netherlands, for Tax purposes; and
7.6.2has not been acting in the territory of the Russian Federation through a permanent establishment.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

7.7	The Seller has provided to the Purchaser true, accurate and complete copies of each certificate of residence, in respect of years [***] (inclusive) issued to the Seller by the competent Governmental Authority of the Netherlands, which confirm that the Seller has been a resident of the Netherlands for Tax purposes during the years [***] (inclusive).
7.8	The Company is not a legal entity more than [***] per cent ([***]%) of whose assets consist, directly or indirectly, of immovable property located in the Russian Federation. The Immovable Property Share Statement has been prepared in good faith and with reasonable care and skill. The Immovable Property Share Statement is true, accurate, not misleading and fairly represents the share of immovable property located in the Russian Federation of which assets of the Company consist, directly or indirectly, as at the date of the accounts used for the preparation of the Immovable Property Share Statement. During the period from the date of the accounts used for the preparation of the Immovable Property Share Statement and until the date of this Agreement, there have been no investments in immovable property or reductions in the balance sheet total that would result in more than [***]% of the share of immovable property on the balance sheet assets of the Company.
8.	No Unlawful Payments

No member of the Complete Target Group or, to the Seller's knowledge, any Affiliate or Representative of any of the Complete Target Group, has taken any action in furtherance of an offer, payment, promise to pay, or authorisation or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage relating to the Company or any other member of the Complete Target Group or any of their respective businesses; for the past [***] years, the Target Group Companies have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.	Compliance with Anti-Money Laundering Laws

The current operations of the Company and the operations conducted within the past [***] years by the Target Group Companies are and have been, to the knowledge of the Seller, in material compliance with applicable financial recordkeeping and reporting requirements, including to the extent applicable those of the (i) European Union Money Laundering Directives and member states' implementing legislation, (ii) the UK Proceeds of Crime Act 2002, (iii) the U.S. Bank Secrecy Act, USA Patriot Act and other US legislation relating to money laundering, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (iv) any other laws, regulations and orders relating to money laundering or the proceeds of criminal activity and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Complete Target Group with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Seller, threatened.

10.	No Conflicts with Sanctions Laws

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

None of the Complete Target Group or, to the Seller's knowledge, any Affiliate or Representative of any member of the Complete Target Group is currently the subject or the target of any Sanctions administered or enforced by any Sanctions Authority and including, without limitation, designated under any Sanctions List, which have the effect of making unlawful, prohibiting or otherwise restricting First Completion, Second Completion, the Transaction or performance by any Party of its obligations under this Agreement.

11.	This paragraph is intentionally left blank.
12.	No Defaults
12.1	So far as the Seller is aware, none of the Company or any other member of the Complete Target Group is, or will be as a result of execution of this Agreement or Completion, (i) in material violation of its constitutional or organisational documents; (ii) in default, and no event has occurred, or will occur as a result of execution of this Agreement or Completion, that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the any member of the Complete Target Group is a party or by which members of the Complete Target Group are bound or to which any of the property or assets of the Complete Target Group is subject; or (iii) in violation of any Applicable Laws or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of (i) and (ii) above, for any such default or violation that would not or could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
12.2	Except as Disclosed, and so far as the Seller is aware, no Material Contract may be terminated as a result of a change of control of the Company or any of the Material Subsidiaries, and such a change of control would not entitle any person to call for early repayment under any Material Contract.

For the purposes of this paragraph 12.2, "Material Contract" means: (i) any contract or agreement to which a member of the Complete Target Group is a party involving aggregate consideration payable to or by such member of the Complete Target Group, or liabilities of such member of the Complete Target Group, in an amount exceeding RUB [***] ([***] Rubles) in any year; and (ii) any contract or agreement as to which the breach, termination or failure to renew by such member of the Complete Target Group could reasonably be considered to be material to the business or operations of the Complete Target Group taken as a whole.

13.	No Reliance on the Seller or Seller Group Companies
13.1	Other than as provided by the Transitional Services Agreements, no member of the Complete Target Group has outstanding obligations or liabilities to or for the benefit of the Seller or any Seller Group Company in an amount exceeding RUB [***] ([***] Rubles) in aggregate in respect of all members of the Complete Target Group (and, where the threshold is exceeded, the Parties agree that the Seller will be liable for the whole such amount, and not for the excess over the threshold only, subject to the remaining terms and conditions of this Agreement).
13.2	Each Material Subsidiary owns or has the right to use each asset, and has access to all

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

information necessary to continue its operations in the ordinary course of business, as conducted by such Material Subsidiary in the [***] months prior to the date of this Agreement, and such use and access are not wholly or partly dependent on any facilities or services under the ownership or control of the Seller or any of the Seller Group Company.
13.3	Other than the services to be provided pursuant to the Transitional Services Agreements, no Seller, Seller Group Company, or Seller's Connected Persons provide any services to any member of the Complete Target Group necessary for each Target Group Company to continue its operations in the ordinary course of business, as conducted by such Target Group Company in the [***] months prior to the date of this Agreement.
13.4	At First Completion, all Intra-Group Agreements that would or could reasonably be deemed to be material to the business, properties, liabilities (actual or contingent), management, condition (financial or otherwise), financial position, profits, shareholders' equity, operations or prospects of the Complete Target Group taken as a whole have been discharged or otherwise terminated.
14.	No Marketing or Disclosure of the Transaction

No transaction contemplated by this Agreement has been announced, disclosed, communicated, or marketed by the Seller prior to the date hereof.

15.	No Internal Regulations

From the date of the Company's incorporation, neither the general shareholders meeting nor board of directors of the Company have adopted any internal regulations or policies.

16.	Pre-Completion Reorganisation

The Pre-Completion Reorganisation, solely to the extent carried out outside of the Russian Federation, complies in all material respects with Applicable Laws (including, for the avoidance of doubt, applicable anti-trust and competition laws in any jurisdiction (other than the Russian Federation)).

17.	No Other Representations and Warranties

Except for the warranties contained in Schedule 7 (Seller Warranties) and this Schedule 8 (Business Warranties), the Seller makes no other representation or warranty, express or implied, written or oral, and hereby, to the maximum extent permitted by Applicable Laws, disclaims any such representation or warranty, whether by the Seller or any other person, with respect to the Seller or with respect to any other information made available to the Purchaser or its representatives in connection with the transactions contemplated hereby.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 9

Purchaser Warranties
1.	Incorporation

The Purchaser is duly incorporated, duly organised and validly existing under the laws of its jurisdiction of incorporation.

2.	Corporate power and authority

The Purchaser has the corporate power and authority to enter into and perform this Agreement and any agreement entered into pursuant to the terms of this Agreement.

3.	Binding agreements

The provisions of this Agreement and any agreement entered into pursuant to the terms of this Agreement, constitute valid and binding obligations on the Purchaser and are enforceable against it in accordance with their respective terms, in each case subject to principles of Applicable Laws of general application limiting obligations.

4.	Due authorisation, execution and delivery

The Purchaser has duly authorised, executed and delivered this Agreement and will, at Completion, have authorised, executed and delivered any agreements to be entered into by the Purchaser pursuant to the terms of this Agreement.

5.	No breach

The execution and delivery by the Purchaser of, and the performance by it of its obligations under, this Agreement and any agreement entered into pursuant to the terms of this Agreement will not result in:

5.1	a breach of or conflict with any provision of the Purchaser's memorandum or articles of association or equivalent constitutional documents nor any of the constitutional documents of the Fund, including the Fund Documents;
5.2	a material breach of, or constitute a material default under, any instrument to which the Purchaser is a party or by which it is bound; or
5.3	a breach of any Applicable Laws.
6.	Consents

Save to the extent the same are the subject of the Conditions, all consents, permissions, authorisations, approvals from any Governmental Authority or Regulator having jurisdiction over it which are necessary for the Purchaser to obtain in order to enter into and perform this Agreement and any agreement into pursuant to the terms of this Agreement in accordance with its terms, will have been unconditionally obtained by the First Completion Commencement Date.

7.	Proceedings

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

There are no:

7.1	outstanding judgments, orders, injunctions or decrees of any governmental or regulatory body or arbitration tribunal against or affecting the Purchaser or the Fund, or any of its Affiliates, or so far as the Purchaser is aware, any of the Underlying Investors or any of their Affiliates;
7.2	lawsuits, actions or proceedings pending or, to its knowledge, threatened against or affecting the Purchaser or any of the Underlying Investors; or
7.3	investigations by any governmental or regulatory body which are pending or, to its knowledge, threatened against the Purchaser or any of the Underlying Investors,

and which, in each case, has or could have a material adverse effect on its ability to perform its obligations under this Agreement or any other agreements entered into pursuant to the terms of this Agreement.

8.	Beneficial Ownership

The identity of each and any of the Underlying Investors, which for the avoidance of doubt includes such Underlying Investors' ultimate beneficial owners, to the extent applicable, as provided to the Seller prior to the date hereof is true and accurate.

9.	Title to Exchange NV Shares
9.1	At First Completion, the Purchaser is the legal and beneficial owner of the First Tranche Exchange NV Shares free from any Encumbrances.
9.2	The Purchaser has not disposed of any Second Tranche Exchange NV Shares and/or created any Encumbrance thereover.
9.3	As far as the Purchaser is aware, no person from whom the Purchaser has received the respective Second Tranche Exchange NV Shares has (i) done anything which may reasonably result in loss or deficiency of title to the Second Tranche Exchange NV Shares; or (ii) created any Encumbrance over the Second Tranche Exchange NV Shares.
10.	Sufficient Funds

The Purchaser has obtained financing commitments sufficient to meet its obligations under this Agreement such that it cannot foresee that it will not be fully funded and have all of the necessary cash resources in order to fulfil its obligations under this Agreement at the relevant Completion.

11.	Purchase For Own Account

The Purchaser is acquiring the Ordinary Sale Shares as principal, for its own account (and those of its Underlying Investors and Affiliates) solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of the Ordinary Sale Shares in violation of this Agreement. The Purchaser has (and, so far as the Purchaser is aware, each Underlying Investor has) no present agreement, undertaking,

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

arrangement, obligation, or commitment providing for the direct or indirect disposition of the Ordinary Sale Shares, save in respect of the transactions contemplated by Clause 12.4.

12.	Solvency

Neither the Purchaser nor any of the Underlying Investors is bankrupt or insolvent or unable to pay its debts when due and no order has been made, and no corporate action or other step has been taken and no legal proceedings have been started or threatened, for its winding-up, dissolution or reorganisation or for the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager (or equivalent in any jurisdiction) of it or over any of its assets, or any other measures taken against or in respect of it under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under Applicable Laws, would justify any such orders, steps or proceedings.

13.	Anti-Bribery and Anti-Money Laundering
13.1	In connection with the sale and purchase of the Sale Shares pursuant to this Agreement, the Purchaser is and will be in compliance with all applicable Anti-Bribery Law and Anti-Money Laundering Law and has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws. None of the Purchaser, the Underlying Investors nor, so far as the Purchaser is aware, any of their Affiliates has in connection with the Transaction (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government employee or official from corporate funds, or (iii) violated or is in violation of any provision of any applicable Anti-Bribery Law.
13.2	The funds that the Purchaser will use for the purchase of the Sale Shares do not derive from criminal activity.
14.	Sanctions
14.1	None of the Purchaser, the Fund, the Underlying Investors, nor any of their respective subsidiaries or directors, nor, to its knowledge, any agent, or Affiliate of the Purchaser, the Fund, the Underlying Investors nor any of its subsidiaries is currently the target of any Sanctions, owned or Controlled by any Sanctioned Person or designated on any Sanctions List nor has any of the foregoing persons taken any steps, performed any acts or omissions, taken any action or is party to any agreement, arrangement or understanding which would or could reasonably be expected to cause or result in any such persons being deemed a Sanctioned Person on the date hereof, in each case to the extent relevant Sanctions have the effect of making unlawful, prohibiting or otherwise restricting First Completion, Second Completion, the Transaction or performance by any Party of its obligations under this Agreement.
14.2	As far as the Purchaser is aware, none of the persons from whom the Purchaser has acquired the First Tranche Exchange NV Shares as at First Completion, is the target of any Sanctions, owned or Controlled by any Sanctioned Person or designated on any Sanctions List, in each case to the extent relevant Sanctions have the effect of making unlawful, prohibiting or otherwise restricting First Completion, the Transaction or performance by any Party of its obligations under this Agreement.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

14.3	As far as the Purchaser is aware, none of the persons from whom the Purchaser has acquired the Second Tranche Exchange NV Shares under over-the-counter transactions as at Second Completion, is the target of any Sanctions, owned or Controlled by any Sanctioned Person or designated on any Sanctions List, in each case to the extent relevant Sanctions have the effect of making unlawful, prohibiting or otherwise restricting Second Completion, the Transaction or performance by any Party of its obligations under this Agreement (which warranty, for the avoidance of doubt, shall not extend to any Exchange NV Shares acquired by the Purchaser via stock exchange infrastructure).
14.4	The funds that the Purchaser will use for the purchase of the Sale Shares do not derive in any way from any transaction with or action involving a target of Sanctions, to the extent the use of such funds have the effect of making unlawful, prohibiting or otherwise restricting First Completion, Second Completion, the Transaction or performance by any Party of its obligations under this Agreement.
15.	Non-Reliance

Neither the Purchaser, the Fund, any of the Underlying Investors, nor, so far as the Purchaser is aware, any of their respective Representatives has relied or is relying on any representation or warranty, express or implied, written or oral, made by the Seller or any of its Representatives, except those representations and warranties expressly set forth in Schedule 7 (Seller Warranties) and Schedule 8 (Business Warranties), as qualified by the contents of the Disclosure Letter. Neither the Seller nor any of its Representatives will have or be subject to any liability or indemnification obligation to the Purchaser or any other person resulting from any other express or implied representation or warranty with respect to the Company or the Complete Target Group, unless any such information is expressly included in a representation or warranty contained in Schedule 7 (Seller Warranties) and Schedule 8 (Business Warranties), as qualified by the contents of the Disclosure Letter.

16.	Tax

The Purchaser is not a resident in any jurisdiction, other than the Russian Federation, for Tax purposes.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 10

Limitations on liability
1.	Disclosure

The Seller shall not be liable in respect of a Claim for breach of any of the Seller Warranties to the extent that the facts and circumstances giving rise to such Claim are Disclosed in the Disclosure Letter or are treated as Disclosed pursuant to the terms of the Disclosure Letter.

2.	Time limits
2.1	As soon as reasonably practicable after the Purchaser becomes aware of any matter or event which might reasonably give rise to a Claim, it shall notify the Seller of such matter or circumstance in writing.
2.2	The Seller shall not be liable for any Claim unless the Purchaser gives notice to the Seller containing (i) reasonable details of the legal and factual basis of such Claim as then known to the Purchaser and (ii) if practicable, the Purchaser's estimate of the amount of such Claim (which estimate shall not prejudice the Purchaser's rights in respect of the Claim):
2.2.1	in the case of any Fundamental Claim or Claim under Clauses 14.1.1 to 14.1.4 (inclusive), on or before the date being [***] years from the First Completion End Date;
2.2.2	in the case of any Tax Claim, on or before [***], provided that if any Tax audit in respect of any member of the Complete Target Group is commenced by any Tax Authority but is not completed before the expiry of such period, it shall be extended but only in relation to Tax Claims resulting from such Tax audit and only until the expiry of [***] months following completion of such Tax audit (and, for the purpose of this paragraph 2.2.2, a Tax audit shall be deemed completed from the date of entry into force of:
(A)a decision by a competent Tax Authority on the imposition (non-imposition) of sanctions for the commission of a tax offence revealed by that Tax audit in accordance with Articles 101 and 101.2 of the Tax Code of the Russian Federation, and, for claims by foreign Tax Authorities, in accordance with the procedure provided for by Applicable Laws of the relevant foreign jurisdictions; or
(B)a decision of the appellate court (in Russian, суд апелляионной инстанции) with respect to the results of such Tax audit); and
2.2.3	in the case of any Pre-Completion Conduct Claim, Locked Box Warranty Claim or any claim under Clause 13 (Leakage), on or before the date being [***] months from the First Completion End Date;
2.2.4	any claim under Clauses 17.6 to 17.9 (Confidentiality), on or before [***]; and
2.2.5	any other Claim (other than a Fundamental Claim, Tax Claim, Locked Box Warranty Claim and Claims under Clauses 14.1.1 to 14.1.4 (inclusive)), or any

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

other claim under this Agreement, on or before the date being [***] months from the First Completion End Date.
2.3	To the extent that a Claim arises out of a liability which at the time that it is notified to the Seller is contingent only, the Seller shall not be under any obligation to make any payment to the Purchaser unless and until the liability ceases to be contingent and becomes an actual liability (provided that, subject to any such Claim being notified within the period specified in paragraph 2.2, the [***] month time limit referred to in paragraph 2.4 for commencing proceedings in respect of that Claim shall begin on the date on which the relevant liability ceases to be contingent and becomes an actual liability).
2.4	A Claim shall not be enforceable against the Seller and shall be deemed to have been withdrawn, and no new Claim may be made in respect of the facts giving rise to such Claim, unless legal proceedings in respect of such Claim are commenced (by a request for arbitration being issued and served) within [***] months of the service of a notice of the Claim on the Seller in accordance with the notice provisions in this paragraph 2 (Time limits), and such proceedings are being and continue to be pursued with reasonable diligence.
3.	Monetary limits
3.1	The total liability of the Seller in respect of all claims under this Agreement shall not exceed [***] per cent ([***]%) of the amount of the Total Consideration. Subject always to that aggregate cap, the cap on the Seller's total liability in respect of:
3.1.1	all Leakage and Locked Box Warranty Claims shall not exceed [***] per cent ([***]%) of the amount of the Total Consideration that is received by the Seller in cash;
3.1.2	the Fundamental Claims and Claims under Clauses 14.1.1 to 14.1.4 (inclusive) shall not exceed [***] per cent ([***]%) of the amount of the Total Consideration that is received by the Seller in cash;
3.1.3	the Pre-Completion Conduct Claims and other Claims (other than the Fundamental Claims, Locked Box Warranty Claims and Claims under Clauses 14.1.1 to 14.1.4 (inclusive)) shall not exceed [***] per cent ([***]%) of the Total Consideration, save that any such amount shall not exceed the amount of the Total Consideration that is received by the Seller in cash; and
3.1.4	all other claims under this Agreement shall not exceed [***] per cent ([***]%) of the amount of the Total Consideration that is received by the Seller in cash.
3.2	Subject to paragraph 3.4 of this Schedule 10, the Seller shall not be liable for any Claim unless the total amount of the liability of the Seller in respect of all Claims (excluding interest and costs) exceeds the Basket in which case the Seller shall be liable for the whole amount of such Claims and not for the excess over the Basket only.
3.3	Notwithstanding the provisions of paragraph 3.2 of this Schedule 10, the Seller shall not be liable for an Actual Tax Liability to which Clauses 14.1.5 and 14.1.6 applies unless, in respect of all claims under Clause 14.1.5 or all claims under Clause 14.1.6, the amount of the Actual Tax Liability exceeds USD [***] ([***] Dollars), in which case the Seller shall be

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

liable for the full amount of such Actual Tax Liability and not for the excess over the foregoing threshold only.
3.4	For the purpose of this paragraph 3 of Schedule 10, all Claims arising from the same or substantially the same set of circumstances shall be treated as one individual Claim.
3.5	The limitation in paragraph 3.2 of this Schedule 10 does not apply to Fundamental Claims and Claims under Clauses 14.1.1 to 14.1.4 (inclusive).
4.	cure
4.1	If and to the extent that a Claim neither qualifies as a Third Party Claim nor a Tax Claim and the breach underlying that Claim is capable of being remedied within a reasonable period, the Purchaser shall give the Seller the opportunity to take all such reasonable actions or measures to cure the breach at its expense as if the relevant breach had not occurred.
4.2	Should the Seller wish to remedy the breach, it shall give written notice to the Purchaser within [***] Business Days of receiving notice under paragraph 2.1 of this Schedule 10 (Limitations on Liability), such notice to set out in reasonable detail the contemplated measures and expected timeframe for remedying the relevant breach.
4.3	During the timeframe referred to in paragraph 4.2 and without prejudice to the Purchaser's right to give a notice of Claim under paragraph 2.2 of this Schedule 10 to avoid any period contained in it to have lapsed, the Purchaser shall not commence any arbitration proceedings for the relevant Claim against the Seller.
4.4	The Seller shall not be liable for a Claim in respect of any matter, fact or circumstance to the extent that the breach to which that Claim relates has meanwhile been fully cured by the Seller under this paragraph 3.5 to the reasonable satisfaction of the Purchaser.
5.	Purchaser's actions
5.1	The Seller shall not be liable for a Claim in respect of any matter, fact or circumstance:
5.1.1	to the extent that the relevant Claim arises or is increased (but in the latter case only to the extent of the amount of the increase) as a consequence of an act or omission of the Purchaser or any of its Affiliates from time to time (including from First Completion, any member of the Complete Target Group), including a change of valuation method, which the Purchaser (or such Affiliate), actually knew, or ought reasonably to have actually known, would result in a Claim (or result in the increase of the amount of such Claim), and except for such voluntary act or omission which was carried out to comply with Applicable Laws or lawful requirements of Governmental Authorities or in consequence of the execution and performance of, and in accordance with the terms of, this Agreement or any other Transaction Document;
5.1.2	to the extent that the relevant Claim arises or is increased as a consequence of an act, omission or transaction occurring before First Completion at the request or direction of or with the consent (whether actual or deemed) of the Purchaser or any member of the Purchaser's Group; or

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.1.3	to the extent that the amount of such Claim is actually recovered under any policy of insurance maintained by the Purchaser or from First Completion, any of the Complete Target Group or would have been so recovered if the policy of insurance has been maintained after the First Completion End Date on no less favourable terms than those existing at the First Completion End Date.
6.	Changes in law, regulation and practice
6.1	The Seller shall not be liable in respect of a Claim to the extent that the Claim arises or is increased as a result of:
6.1.1	a change in any Applicable Laws (including the passing of any legislation, or making of any subordinate legislation) after the date of this Agreement, including any increase in the rates of Tax, any imposition of Tax or any withdrawal of relief from Tax not in effect at the date of this Agreement;
6.1.2	any change in generally accepted accounting practice after the date of this Agreement; or
6.1.3	any change in the accounting policies or practice of the Purchaser, or the Purchaser's Group after the date of this Agreement or (after the First Completion End Date) any member of the Complete Target Group other than any such change which is necessary to comply with any Applicable Law in force at the date of this Agreement.
7.	Matters included in the locked box Accounts

The Seller shall not be liable in respect of a Claim to the extent that the Claim relates to any matter specifically provided for or recognised, or included as a liability, in the Locked Box Accounts.

8.	Sums recoverable from third parties
8.1	If the Purchaser or member of the Complete Target Group (or any assignee or successor in title thereof) is entitled to recover from any third party any sum that indemnifies or compensates it for any losses which are the subject matter of the Claim, the Purchaser shall or shall procure that the person so entitled shall use all reasonable endeavours to recover that sum. The Purchaser must as soon as reasonably practicable provide to the Seller such material information in relation to the conduct of such recovery as the Seller requests (acting reasonably). Any sum recovered by the Purchaser or any member of the Complete Target Group (or any assignee or successor in title thereof) (less any reasonable costs and expenses incurred by the Purchaser or any member of the Complete Target Group (or any assignee or successor in title thereof) in recovering the sum and any Tax attributable to or suffered in respect of the sum recovered) will reduce the Seller's liability in respect of the Claim to the extent of such recovery.
8.2	If the Seller has paid an amount in discharge of any Claim and the Purchaser or member of the Complete Target Group (or any assignee or successor in title thereof) is entitled to recover from any third party any sum that indemnifies or compensates it for any losses which are the subject matter of the Claim, the Purchaser shall or shall procure that the person so entitled shall use all reasonable endeavours to recover that sum. The Purchaser shall or shall procure

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

that the person receiving such sum shall pay to the Seller, as soon as practicable after receipt, an amount equal to the sum actually recovered (less any reasonable costs and expenses incurred by the Purchaser or any member of the Complete Target Group (or any assignee or successor in title thereof) in recovering the sum and any Tax attributable to or suffered in respect of the sum recovered), but not exceeding the amount paid by the Seller to the Purchaser in discharge of the Claim.
8.3	The provisions of paragraphs 8.1 and 8.2 of this Schedule 10 shall not apply where the Purchaser (acting reasonably and in good faith) determines that complying with the relevant provisions would be materially prejudicial to the interests of the Complete Target Group, or would otherwise materially damage the goodwill of the Complete Target Group.
9.	Actions by third parties
9.1	If the Purchaser becomes aware of any claim, action or demand made against it or any of the Complete Target Group by a third party which may reasonably be expected to give rise to a Claim (including, for the avoidance of doubt, any Tax Claim under Clauses 14.1.5 or 14.1.6) (a "Third Party Claim"):
9.1.1	the Purchaser shall as soon as practicable notify the Seller, giving reasonable details of the relevant facts and circumstances relating to the Third Party Claim;
9.1.2	the Purchaser shall and shall procure that the relevant member of the Complete Target Group shall keep the Seller reasonably informed of all material developments in relation to the Third Party Claim and not settle or make any admission of liability, agreement or compromise any claim or matter relating to the Third Party Claim without written consent of the Seller, such consent not to be unreasonably withheld or delayed, unless the Purchaser (acting reasonably and in good faith) determines that refraining from such settlement or admission would be materially prejudicial to the interests of the Complete Target Group, or would otherwise materially damage the goodwill of the Complete Target Group; and
9.1.3	subject to the Purchaser and the relevant member of the Complete Target Group being indemnified against all reasonable liabilities, costs and expenses which may be suffered or incurred by reason of such action, the Purchaser shall and shall procure that the relevant member of the Complete Target Group shall consult with and follow the reasonable instructions of the Seller in relation to all material matters connected with the Third Party Claim and take all such action as the Seller may reasonably request in relation to the Third Party Claim, including commencing conducting, defending, resisting, settling, compromising or appealing against any proceedings, unless the Purchaser (acting reasonably and in good faith) determines that taking of such actions would be materially prejudicial to the interests of the Complete Target Group, or would otherwise materially damage the goodwill of the Complete Target Group.
10.	Information provided by the Seller

The Seller expressly disclaims all liability and responsibility for any conclusion, opinion, forecast or evaluation contained within or derived or capable of being derived from any investigation carried out or made by or on behalf of the Purchaser in the course of any due diligence or other enquiry prior to the Parties entering into this Agreement or any other data,

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

document, record or information disclosed by the Seller or any member of the Complete Target Group or any employee, agent or adviser of any of them, to the Purchaser or to any person on behalf of the Purchaser.

11.	No LiabIlity to third parties

No person other than the Purchaser is entitled to make any Claim, save to the extent that Clause 17.14 (Third Party Rights) provides otherwise.

12.	Change of Control
12.1	The Seller shall not be liable for any Claim to the extent that the amount of such Claim is payable to or accrues for the benefit of (directly or indirectly) any person (other than the person(s) that are the Underlying Investors or their Permitted Assignees) that (i) on the date such Claim is made or at any time thereafter, acquired any Sale Shares in circumstances where the Purchaser was in breach of Clause 12 (Restrictions on Changes to Beneficial Ownership), or (ii) as at the date of the relevant Claim is the target of any Sanctions, owned or Controlled by any Sanctioned Person or designated on any Sanctions List (in each case, a "Non-Eligible Owner"), and the Purchaser shall not make or pursue any Claim to the extent that the amount of such Claim is payable to or accrues for the benefit of (directly or indirectly) any Non-Eligible Owner.
12.2	If: (i) the owner of some of the Sale Shares has acquired them from the Purchaser, the Underlying Investors and/or their Permitted Assignees following the expiry of the Lock-Up Term and otherwise not in breach of Clause 12 (Restrictions on Changes to Beneficial Ownership); (ii) at the date of any relevant Claim such owner is not the target of any Sanctions, owned or Controlled by any Sanctioned Person or designated on any Sanctions List; (iii) each of the Company and the Purchaser is still under the Control of the Underlying Investors (or their Permitted Assignees) (except where such Control is lost solely as a result of a dilution to the interests held by the foregoing as a result of (y) any primary public offering of shares in the Company, or (z) the issuance of any shares in the Company under the terms of any Employee Benefit Plan); and (iv) the liabilities of the Seller under this Agreement shall be no greater than such liabilities would have been had the sale or transfer of Sale Shares contemplated by this paragraph 12.2 not occurred, then provided always that a Claim under this Agreement is made by the Purchaser (and not by such owner directly), the Seller hereby waives the right to object to such Claim solely on the basis that, at the time when the Claim is made or at any time thereafter, the Purchaser may no longer own the Sale Shares and may not have suffered a loss as a result of the circumstances forming ground for the Claim, and the Seller shall not be relieved from any liability under such Claim.
12.3	For the avoidance of doubt, an internal reorganisation within the Purchaser's Group, or the liquidation or legal reorganisation of a member of the Purchaser's Group (other than the Purchaser) whereby it ceases to exist, would not necessarily of itself constitute a change of Control of the Purchaser or of a member of the Complete Target Group or the assets, business or revenue of an entity in the Complete Target Group.
13.	Mitigation

Where the Seller is or may likely become liable in respect of any Claim, the Purchaser shall take all reasonable steps, and (if applicable) shall (following First Completion) procure that

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

the members of the Complete Target Group and any other relevant person shall take all reasonable steps, to mitigate the loss in respect of which the Claim is made.

14.	No double recovery

The Purchaser agrees that it shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one shortfall, damage, deficiency, breach or other set of circumstances which give rise to one or more Claims. For this purpose, recovery by an entity in the Complete Target Group shall be deemed to be recovery by the Purchaser.

15.	Indirect loss
15.1	The Seller shall not be liable for any:
15.1.1	indirect or consequential loss;
15.1.2	indirect loss of profit; or
15.1.3	punitive damages (whether direct or indirect).
16.	Cooperation and provision of information
16.1	In the event that the Purchaser notifies the Seller of any Claim pursuant to paragraph 2.1 of this Schedule 10 (Limitations on Liability), the Seller shall, in consultation with the Purchaser, be entitled to investigate the matter either on its own or with the assistance of its advisers, and the Purchaser shall procure that:
16.1.1	the Complete Target Group grants the Seller, its agents and advisers such access to all of the Company's and any other member of the Complete Target Group's personnel, books, records, accounts and documents of whatsoever kind in possession or under control of any member of the Complete Target Group, free of charge, such access to be granted at any reasonable time and repeatedly, to the extent related specifically to any Claim;
16.1.2	the Complete Target Group allows the Seller to make copies of any books and records, accounts and documents of whatsoever kind in possession or under control of any member of the Complete Target Group, free of charge, to the extent reasonably necessary for such proceedings; and
16.1.3	the current and any former auditors of the Company make available to the Seller its agents and advisers the audit working papers in respect of any audit of the accounts of the Company to the extent reasonably necessary for such proceedings, provided that the Seller will give the Purchaser at least [***] Business Days' prior notice and will, and will procure that its advisers will, treat all information that is disclosed as confidential, and that nothing in this paragraph 16.1 shall require the Purchaser to disclose: (i) any legally privileged information or internal analysis that has been prepared by, or for the benefit of, the Complete Target Group, (ii) the confidential information disclosure of which by the Purchaser will violate the obligations owed by the Purchaser or any member of the Complete Target Group to any third party other than the Seller; or (iii) any other

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

documents and information to the extent such disclosure would materially prejudice the ability of the Purchaser to bring a claim against the Seller.

16.2	The Purchaser shall and shall procure that the Company shall keep safe all information, books, records, documents (including information in electronic form) relating to the Complete Target Group and its business which are or may be relevant in connection with any matter which may give rise to a Claim for the period within which any Claim may be brought under this Agreement and after that for as long as any actual or prospective Claim remains outstanding.
16.3	For the avoidance of doubt, the Seller shall not be exempt from its liability under any Claim solely by reason of the Purchaser failing to comply with any of the provisions of this paragraph 16.
17.	General
17.1	This Schedule 10 (Limitations on Liability) applies notwithstanding any other provision of this Agreement to the contrary and shall not cease to have effect as a consequence of any rescission or termination of any other provisions of this Agreement.
17.2	The limitations on the liability of the Seller set out in this Schedule 10 (Limitations on Liability) shall not apply in relation to the Seller to the extent that the Claim is in respect of or is increased by the fraud of the Seller.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 11

Locked Box Accounts

Complete Target Group combined balance sheet as of 30 September 2023 (in millions of Russian rubles)
RUB
[ASSETS
Cash and cash equivalents	[***]
Accounts receivable	[***]
Sales financing receivable	[***]
Prepaid expenses	[***]
Inventory	[***]
Funds receivable	[***]
VAT reclaimable	[***]
Net investment in the lease	[***]
Investments in debt securities	[***]
Bank deposits and loans to customers	[***]
Other current assets, including	[***]
Other receivables	[***]
Loans granted	[***]
Prepaid income tax	[***]
Contract assets	[***]
Restricted cash	[***]
Prepaid other taxes	[***]
Interest receivable	[***]
Other	[***]
Total current assets	[***]
Property and equipment	[***]
Operating lease right-of-use assets	[***]
Intangible assets	[***]
Content assets	[***]
Goodwill	[***]
Equity method investments	[***]
Investments in non-marketable equity securities	[***]
Deferred tax assets	[***]
Net investment in the lease	[***]
Long-term prepaid expenses	[***]
Bank deposits and loans to customers	[***]
Other non-current assets, including	[***]
Loans granted	[***]
Contract assets	[***]
Restricted cash	[***]
VAT reclaimable	[***]
Other receivables	[***]
Total non-current assets	[***]

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Investments in group companies	[***]
Due from group companies	[***]
TOTAL ASSETS	[***]
Complete Target Group combined balance sheet as of September 30, 2023 (in millions of Russian rubles)
RUB
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued and other liabilities, including	[***]
Trade accounts payable for services	[***]
Other trade accounts payable and accrued liabilities	[***]
Salary and other compensation expenses payable/accrued to employees	[***]
Liabilities under the reverse factoring program	[***]
Operating lease liabilities, current	[***]
Content liabilities	[***]
Finance lease liability, current	[***]
Accounts payable for acquisition of businesses	[***]
Debt, current portion	[***]
Income and non-income taxes payable	[***]
Deferred revenue	[***]
Bank deposits and liabilities	[***]
Total current liabilities	[***]
Debt, non-current portion	[***]
Deferred tax liabilities	[***]
Operating lease liabilities	[***]
Finance lease liabilities	[***]
Bank deposits and liabilities	[***]
Other accrued liabilities, including	[***]
Other accrued tax liabilities	[***]
Other accrued liabilities	[***]
Total non-current liabilities	[***]
Due to group companies	[***]
Total liabilities	[***]
Commitments and contingencies
Total shareholders' equity	[***]
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	[***]

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 12

AGREED UPON PROCEDURES

General procedures

Procedure 1: obtain the information as set out in Appendix 2 to the Contract and Appendix 2 to the Report.

Procedure 2: compare the list of TP companies to the list of companies included into the TP Group consolidation table as of December 31, 2022, and as of September 30, 2023.

Procedure 3: compare the list of EP companies to the list of companies included into the EP Group consolidation table as of December 31, 2022, and as of September 30, 2023.

Procedure 4: in respect of each discrepancy identified as a result of performing Procedures 2 and 3 perform inquiry of Head of Corporate reporting and financial control division of [***] regarding the nature of the discrepancy identified.

Math accuracy and completeness check of TP Group combined balance sheet as of December 31, 2022

Procedure 5.1: sum up the amount for respective line item from TP companies' stand-alone balance sheets as of December 31, 2022 with US GAAP adjustments for this line item from the TP Group consolidation table as of December 31, 2022 and agree the resulting total to the amount for this line item in the TP Group combined balance sheet as of December 31, 2022.

Procedure 5.2: sum up the amount for respective line item from EP companies' stand-alone balance sheets as of December 31, 2022 with US GAAP adjustments for this line item from the EP Group consolidation table as of December 31, 2022 and agree the resulting total to the amount for this line item in the EP Group combined balance sheet as of December 31, 2022.

Procedure 5.3: sum up the amount for respective line item from the TP Group balance sheet as of December 31, 2022, the EP Group balance sheets as of December 31, 2022 and amount of US GAAP adjustments from the Group consolidation table for this line and agree the resulting total to the amount for this line item in the Group balance sheet as of December 31, 2022.

Math accuracy and completeness check of TP Group combined balance sheet as of September 30, 2023

Procedure 6.1: sum up the amount for respective line item from TP companies' stand-alone balance sheets as of September 30, 2023 with US GAAP adjustments for this line item from the TP Group consolidation table as of September 30, 2023 and agree the resulting total to the amount for this line item in the TP Group combined balance sheet as of September 30, 2023.

Procedure 6.2: sum up the amount for respective line item from EP companies' stand-alone balance sheets as of September 30, 2023 with US GAAP adjustments for this line item from the EP Group consolidation table as of September 30, 2023 and agree the resulting total to the amount for this line item in the EP Group combined balance sheet as of September 30, 2023.

Procedure 6.3: sum up the amount for respective line item from the TP Group combined balance sheet as of September 30, 2023, the EP Group combined balance sheets as of September 30, 2023

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

and amount of US GAAP adjustments from the Group consolidation table as of September 30, 2023 for this line and agree the resulting total to the amount for this line item in the Group balance sheet as of September 30, 2023.

Cash and cash equivalents

Procedure 7.1: compare the total of Cash detailed listing and the total of Deposits detailed listing for [***] to the amount per line "Cash and cash equivalents" for respective companies in the TP Group consolidation table as of September 30, 2023.

Procedure 7.2: agree the amounts of cash balances as of September 30, 2023 as per bank statements to the amount of cash balances for respective banks accounts in the Cash detailed listing of [***].

Procedure 7.3: agree the amounts of deposits balances as of September 30, 2023 as per deposit application form to the amount of deposits balances for respective banks accounts in the Deposits detailed listing of [***].

Procedure 7.4: sum up the total of Cash detailed listing and the total of Deposits detailed listing for all EP companies and compare it to the amount per line "Cash and cash equivalents" for respective companies in the EP Group consolidation table as of September 30, 2023.

Procedure 7.5: agree the amounts of cash balances as of September 30, 2023 as per bank statements to the amount of cash balances for respective banks accounts in the Cash detailed listing for all EP companies.

Procedure 7.6: agree the amounts of deposits balances as of September 30, 2023 as per deposit application form to the amount of deposits balances for respective banks accounts in the Deposits detailed listing for all EP companies.

Procedure 7.7: in respect of each individual difference of RUB [***] or above identified as a result of performing Procedures 7.1 - 7.6 perform the additional procedures (a) – (b):

a)	inquire Head of Corporate reporting and financial control division of [***] of the respective company regarding the nature of the difference identified and obtain a breakdown of difference by transactions,
b)	For all transactions from point a) above, compare the amount of the transaction to the amount from supporting documents, provided by the Client.

Accounts receivable

Procedure 8: compare the total of Accounts receivable detailed listing for [***] together with the adjustments to the amount per line "Accounts receivable" for respective companies in the TP Group consolidation table as of September 30, 2023. Specify the cumulative difference for the indicated companies if it is above RUB [***].

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Inventory

Procedure 9.1: compare the total of Inventory detailed listing for [***] from [***] together with the adjustments to the amount per line "Inventory" for [***] in the TP Group consolidation table as of September 30, 2023. Specify the difference if it is above RUB [***] in total.

Procedure 9.2: compare the total of Inventory detailed listing for [***] from [***] together with the adjustments to the amount per line "Inventory" for [***] in the TP Group consolidation table as of September 30, 2023. Specify the difference if it is above RUB [***] in total.

Prepaid expenses

Procedure 10: compare the total of Prepaid expenses detailed listing for [***]together with the adjustments to the amount per line "Prepaid expenses" for respective companies in the TP Group consolidation table as of September 30, 2023. Specify the cumulative difference for the indicated companies if it is above RUB [***].

Property and equipment

Procedure 11: sum up the total of Fixed assets register, the total of Finance lease register, the total of Assets not yet in use register and the total of Prepaid property and equipment detailed listing for [***] and compare to the amount per line "Property, plant and equipment" for respective companies in the TP consolidation table as of September 30, 2023. Specify the cumulative difference for the indicated companies if it is above RUB [***].

Operating lease right-of-use assets

Procedure 12: compare the total of Operating lease right-of-use assets register for [***] to the amount per line "Operating lease right-of-use assets" for respective companies in the TP consolidation table as of September 30, 2023. Specify the cumulative difference for the indicated companies if it is above RUB [***].

Intangible assets

Procedure 13: compare the total of Intangible assets detailed listing for [***] to the amount per line "Intangible assets" respective companies in the TP consolidation table as of September 30, 2023. Specify the cumulative difference for the indicated companies if it is above RUB [***].

Debt

Procedure 14.1: sum up the amount per line "Debt, current portion" and "Debt, non-current portion" for [***] in the TP Group consolidation table as of September 30, 2023 and compare to the sum of total of Loans payable detailed listing and total of Liabilities under the reverse factoring program (within debt) detailed listing for [***].

Procedure 14.2: agree the amounts of loans payable balances as of September 30, 2023 as per bank statement to the amount of loans payable balances for respective loan agreements in the Loans payable detailed listing of [***].

Procedure 14.3: agree the amounts of liabilities under the reverse factoring program balances as of September 30, 2023 for [***] as per factoring agent report to the amount of liabilities under the

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

reverse factoring program for respective agreements as per Liabilities under the reverse factoring program balances (within debt) detailed listing.

Accounts payable, accrued and other liabilities

Procedure 15.1: compare the total of Accounts payable, accrued and other liabilities breakdown to the amount in line item "Accounts payable, accrued and other liabilities" in TP Group combined balance sheet as of September 30, 2023.

Procedure 15.2: compare each line item in the Accounts payable, accrued and other liabilities breakdown to respective line item in the TP Group consolidation table as of September 30, 2023.

Procedure 15.3: compare the total of Trade accounts payable for services detailed listing for [***] together with the adjustments to the amount per line "Trade accounts payable for services" for respective companies in the TP Group consolidation table as of September 30, 2023. Specify the difference if it is above RUB [***] in total.

Procedure 15.4: compare the total of Liabilities under the reverse factoring program (within account payables) detailed listing to the amount per line "Liabilities under the reverse factoring program" in the TP Group consolidation table as of September 30, 2023 for [***].

Procedure 15.5: agree the amounts of liabilities under the reverse factoring program balances as of September 30, 2023 as per factoring agent report to the amount of liabilities under the reverse factoring program for respective agreements as per Liabilities under the reverse factoring program (within account payables) detailed listing for [***].

Other accrued liabilities

Procedure 16.1: compare the total of Other accrued liabilities breakdown to the line item "Other accrued liabilities" (within non-current liabilities) of TP Group combined balance sheet as of September 30, 2023.

Procedure 16.2: compare each line item in the Other accrued liabilities breakdown to respective line item in the TP Group consolidation table as of September 30, 2023.

Procedure 16.3: compare the total of Tax risk register together with the adjustments for TP companies to the line item "Other accrued tax liabilities" in the Other accrued liabilities breakdown. Specify the difference if it is above RUB [***] in total.

Intragroup balances

Procedure 17: compare the amount per line item "Due from Group companies" in the TP consolidation table to the total of Intragroup detailed listing with US GAAP adjustments. Specify the cumulative difference for the indicated companies if it is above RUB [***].

Appendix No. 1 − Information provided

The following information has been provided by the management of the Client:

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

a)	List of Yandex N.V. subsidiaries included into "Excluded Perimeter" category (hereinafter – the "EP companies").
b)	List of Yandex N.V. subsidiaries included into "Target Perimeter" category (hereinafter – the "TP companies").
c)	The Yandex N.V. and its subsidiaries consolidated balance sheet as of December 31, 2022 prepared based on US GAAP recognition and measurement principles consistent with the Group's US GAAP accounting policies (hereinafter – the "Group balance sheet as of December 31, 2022").
d)	The Yandex N.V. and its subsidiaries consolidated balance sheet as of September 30, 2023 prepared based on US GAAP recognition and measurement principles consistent with the Group's US GAAP accounting policies, which were used to prepare US GAAP consolidated financial statements for 2022 (hereinafter – the "Group balance sheet as of September 30, 2023").
e)	The EP companies combined balance sheet (hereinafter – the "EP Group combined balance sheet") as of December 31, 2022 and as of September 30, 2023 prepared based on US GAAP recognition and measurement principles consistent with the Group's US GAAP accounting policies, which were used to prepare US GAAP consolidated financial statements for 2022.
f)	The TP companies combined balance sheet September 30, (hereinafter – the "TP Group combined balance sheet") as of December 31, 2022 and as of September 30, 2023 prepared based on US GAAP recognition and measurement principles consistent with the Group's US GAAP accounting policies, which were used to prepare US GAAP consolidated financial statements for 2022.
g)	A table which shows the consolidation of TP companies' stand-alone balance sheets into the TP Group combined balance sheet detailing US GAAP adjustments for each financial statement line item (hereinafter – the "TP Group consolidation table") as of December 31, 2022 and as of September 30, 2023.
h)	A table which shows the consolidation of EP companies' stand-alone balance sheets into the EP Group combined balance sheet detailing US GAAP adjustments for each financial statement line item (hereinafter – the "EP Group consolidation table") as of December 31, 2022 and as of September 30, 2023.
i)	A table which shows the consolidation of the TP Group combined balance sheet and the EP Group combined balance sheet into US GAAP consolidated balance sheet detailing US GAAP adjustments for each financial statement line item (hereinafter – the "Group consolidation table") as of December 31, 2022 and as of September 30, 2023.
j)	A detailed listing of cash balances by type, bank and currency as of September 30, 2023 (hereinafter – the "Cash detailed listing") for [***] and EP companies.
k)	A detailed listing of deposit balances with maturity less than [3] months by bank and currency as of September 30, 2023 (hereinafter – the "Deposits detailed listing") for [***] and EP companies.
l)	Bank statements for cash balances for [***] and EP companies as of September 30, 2023.

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

m)	Deposit application form for deposit balances with maturity less than [***] months where [***] and EP companies had accounts as of September 30, 2023.
n)	A detailed listing of trade and other receivables balances (within current assets) by counterparty as of September 30, 2023 (hereinafter – the "Receivables detailed listing") for [***].
o)	A detailed listing of prepaid expenses balances (within current assets) by counterparty as of September 30, 2023 (hereinafter – the "Prepaid expenses detailed listing") for [***].
p)	A detailed listing of inventory balances by inventory items as of September 30, 2023 (hereinafter – the "Inventory detailed listing") for [***].
q)	A fixed asset register by types and items as of September 30, 2023 (hereinafter – the "Fixed assets register") for [***].
r)	An asset not yet in use register by initial purchase order and counterparty as of September 30, 2023 (hereinafter – the "Assets not yet in use register") for [***].
s)	A detailed listing of prepaid property and equipment balances by counterparty as of September 30, 2023 (hereinafter – the "Prepaid property and equipment detailed listing") for [***].
t)	A finance lease contracts register by lessor and leased asset as of September 30, 2023 (hereinafter – the "Finance lease register") for [***].
u)	An operating lease right-of-use assets register by lessor and leased asset as of September 30, 2023 (hereinafter – the "Operating lease right-of-use assets register") for [***].
v)	An intangible asset register by types and items as of September 30, 2023 (hereinafter – the "Intangible assets register") for [***].
w)	A detailed listing of loans payable by lender and loan agreement as of September 30, 2023 (hereinafter – the "Loans payable detailed listing") for [***].
x)	Bank statements on loan agreements balance where [***] had balances as of September 30, 2023.
y)	A detailed listing of liabilities under the reverse factoring program presented within "Debt" line item in the TP Group combined balance sheet by agreement as of September 30, 2023 (hereinafter – the "Liabilities under the reverse factoring program (within debt) detailed listing") for [***].
z)	Factoring agent report for reverse factoring program for all banks, where [***] had outstanding balance as of September 30, 2023.
aa)	A breakdown of line item "Accounts payable, accrued and other liabilities" from TP Group combined balance sheet by nature as of September 30, 2023 (hereinafter – the "Accounts payable, accrued and other liabilities breakdown").
bb)	A detailed listing of trade payables for services balances by counterparty as of September 30, 2023 (hereinafter – the "Payables detailed listing") for [***].

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

cc)	A detailed listing of liabilities under the reverse factoring program presented within "Accounts payable, accrued and other liabilities" line item in the TP Group combined balance sheet by agreement as of September 30, 2023 (hereinafter – the "Liabilities under the reverse factoring program (within accounts payable) detailed listing") for [***].
dd)	A breakdown of line item "Other accrued liabilities" within non-current liabilities of TP Group combined balance sheet by nature as of September 30, 2023 (hereinafter – the "Other accrued liabilities breakdown").
ee)	A tax risks register by company, type of tax and risk level as of September 30, 2023 (hereinafter – the "Tax risk register").
ff)	A detailed listing of receivables and payables between the EP companies and the TP companies as of September 30, 2023 (hereinafter – the "Intragroup balances detailed listing").

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Schedule 13

Completion NOTIFICATIONS

PART A

First Completion First Notice

To: Yandex N.V.,
Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands (the "Seller")

Reference is made to the Share Purchase Agreement between the Seller and JSC Solid Management, Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First" (the "Purchaser") dated [●] (the "SPA").

In accordance with clause 6.2 of the SPA, the Purchaser hereby notifies the Seller of: (i) the number of the First Tranche Exchange NV Shares to be exchanged at First Completion; (ii) the total number of the First Tranche Total Ordinary Company Shares to be acquired at First Completion; and (iii) the calculation of the First Tranche Pre-Conversion Payment. The respective numbers and calculations are set out in the table below:

#	Line Item	Units	Source/Formula	Value

I – To be transferred by the Purchaser to the Seller

1	First Tranche Exchange NV Shares	Seller Shares	Purchaser	[●]
2	NV Share Price	RUB / Share	Share Purchase Agreement	[***] ₽
3	First Tranche NV Shares Payment	RUB	Formula: [1] x [2]	[●] ₽

4	Preference Share A Purchase Price	RUB	Share Purchase Agreement	[***] ₽

5	First Tranche Sale Ordinary Shares	Company Shares	Share Purchase Agreement	[***]
6	Price per Ordinary Share	RUB/Company Share	Share Purchase Agreement	[***] ₽
7	Base First Tranche Payment	RUB	Formula: [5] x [6]	[***] ₽

8	FCALA #1: Upstream Reserve	RUB	Share Purchase Agreement	[***] ₽
9	FCALA #2: Complete Target Group Advisory Expenses	RUB	Share Purchase Agreement	[***] ₽
10	FCALA #3: TBD	RUB	Purchaser (pre-agreed with Seller)	[●] ₽
11	Aggregate FCALA	RUB	Formula: [8] + [9] + [10]	[●] ₽

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

12	First Tranche Pre-Conversion Payment	RUB	Formula: [4] + [7] - [11]	[●] ₽

II – To be transferred by the Seller to the Purchaser

13	First Tranche Exchange Ordinary Shares	Company Shares	Formula: [1]	[●]
14	First Tranche Sale Ordinary Shares	Company Shares	Formula: [5]	[***]
15	First Tranche Total Ordinary Company Shares	Company Shares	Formula: [13] + [14]	[●]

16	Preference Share A	Company Shares	Share Purchase Agreement	[***]
17	First Tranche Sale Shares	Company Shares	Formula: [15] + [16]	[●]

According to the table above, [●] First Tranche Exchange NV Shares will be transferred to the Purchaser at First Completion. Pursuant to clause [●] of the SPA, the total value of the First Tranche Exchange NV Shares shall be equal to First Tranche NV Shares Payment or [●].

Terms used but not defined herein shall have the meanings ascribed to them in the SPA.

Signed by	)
_______________________________	))
duly authorised for and on behalf of	)
JSC SOLID MANAGEMENT	)	……………………………..…………
Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First"	)	Authorised Signatory

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

PART B

Second Completion First Notice

To: Yandex N.V.,
Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands (the "Seller")

Reference is made to the Share Purchase Agreement between the Seller and JSC Solid Management, Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First" (the "Purchaser") dated [●] (the "SPA").

In accordance with clause 7.2 of the SPA, the Purchaser hereby notifies the Seller of: (i) the number of the Second Tranche Exchange NV Shares to be exchanged at Second Completion; (ii) the total number of the Second Tranche Total Ordinary Company Shares to be acquired at Second Completion; and (iii) the calculation of the Second Tranche Pre-Conversion Payment. The respective numbers and calculations are set out in the table below:

#	Line Item	Units	Source/Formula	Value

I – To be transferred by the Seller to the Purchaser

1	Ordinary Shares Outstanding	Company Shares	Share Purchase Agreement	[***]
2	Pre-Completion Sale Shares	Company Shares	Share Purchase Agreement	[***]
3	First Tranche Total Ordinary Company Shares	Company Shares	First Completion Notice	[●]

4	Second Tranche Total Ordinary Company Shares	Company Shares	Formula: [1] - [2] - [3]	[●]
5	Price per Ordinary Share	RUB / Share	Share Purchase Agreement	[***] ₽
6	Second Tranche Purchase Price	RUB	Formula: [4] x [5]	[●] ₽

II – To be transferred by the Purchaser to the Seller

7	Second Tranche Exchange NV Shares	Seller Shares	Purchaser	[●]
8	NV Share Price	RUB / Share	Share Purchase Agreement	[***] ₽
9	Second Tranche NV Shares Payment	RUB	Formula: [7] x [8]	[●] ₽

10	Base Second Tranche Payment	RUB	Formula: [6] - [9]	[●] ₽

11	SCALA #1: TBD	RUB	Purchaser (pre-agreed with Seller)	[●] ₽
12	SCALA #2: TBD	RUB	Purchaser (pre-agreed with Seller)	[●] ₽

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

13	SCALA #3: TBD	RUB	Purchaser (pre-agreed with Seller)	[●] ₽
14	Aggregate SCALA	RUB	Formula: [11] + [12] + [13]	[●] ₽

15	Second Tranche Pre-Conversion Payment	RUB	Formula: [10] - [14]	[●] ₽

According to the table above, up to [●] Second Tranche Exchange NV Shares will be transferred to the Purchaser at Second Completion. Pursuant to clause [●] of the SPA, the total value of the Exchange NV Shares shall be equal to Second Tranche NV Shares Payment or [●].

Terms used but not defined herein shall have the meanings ascribed to them in the SPA.

Signed by	)
_______________________________	) )
duly authorised for and on behalf of	)
JSC SOLID MANAGEMENT	)	……………………………..…………
Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First"	)	Authorised Signatory

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

PART C

First Completion Second Notice

To: Yandex N.V.,
Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands (the "Seller")

Reference is made to the Share Purchase Agreement between the Seller and JSC Solid Management, Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First" (the "Purchaser") dated [●] (the "SPA").

In accordance with clause 6.2 of the SPA, the Purchaser hereby notifies the Seller of: (i) the number of the First Tranche Exchange NV Shares to be exchanged at First Completion; (ii) the total number of the First Tranche Total Ordinary Company Shares to be acquired at First Completion; and (iii) the calculation of the First Tranche Payment. The respective numbers and calculations are set out in the table below:

#	Line Item	Units	Source/Formula	Value

I – To be transferred by the Purchaser to the Seller

1	First Tranche Exchange NV Shares	Seller Shares	Purchaser	[●]
2	NV Share Price	RUB / Share	Share Purchase Agreement	[***] ₽
3	First Tranche NV Shares Payment	RUB	Formula: [1] x [2]	[●] ₽

4	Preference Share A Purchase Price	RUB	Share Purchase Agreement	[***] ₽

5	First Tranche Sale Ordinary Shares	Company Shares	Share Purchase Agreement	[***]
6	Price per Ordinary Share	RUB/Company Share	Share Purchase Agreement	[***] ₽
7	Base First Tranche Payment	RUB	Formula: [5] x [6]	[***] ₽

8	FCALA #1: Upstream Reserve	RUB	Purchaser (pre-agreed with Seller)	[***] ₽
9	FCALA #2: Complete Target Group Advisory Expenses	RUB	Purchaser (pre-agreed with Seller)	[***] ₽
10	FCALA #3: TBD	RUB	Purchaser (pre-agreed with Seller)	[●] ₽
11	Aggregate FCALA	RUB	Formula: [8] + [9] + [10]	[●] ₽

12	First Tranche Pre-Conversion Payment	RUB	Formula: [4] + [7] - [11]	[●] ₽
13	Relevant Date	Date	Purchaser	[●]

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

14	Conversion Rate	CNH / RUB	Purchaser in accordance with Clause 1.3 of the Share Purchase Agreement	[●] ₽
15	Adjusted Conversion Rate	CNH / RUB	Purchaser in accordance with Clause 3.2 of the Share Purchase Agreement	[●] ₽
16	First Tranche Payment	CNH	Formula: [12] / [15]	¥ [●]

II – To be transferred by the Seller to the Purchaser

17	First Tranche Exchange Ordinary Shares	Company Shares	Formula: [1]	[●]
18	First Tranche Sale Ordinary Shares	Company Shares	Formula: [5]	[***]
19	First Tranche Total Ordinary Company Shares	Company Shares	Formula: [17] + [18]	[●]

20	Preference Share A	Company Shares	Share Purchase Agreement	[***]
21	First Tranche Sale Shares	Company Shares	Formula: [19] + [20]	[●]

According to the table above, [●] First Tranche Exchange NV Shares will be transferred to the Purchaser at First Completion. Pursuant to clause [●] of the SPA, the total value of the First Tranche Exchange NV Shares shall be equal to First Tranche NV Shares Payment or [●].

Terms used but not defined herein shall have the meanings ascribed to them in the SPA.

Signed by	)
_______________________________	))
duly authorised for and on behalf of	)
JSC SOLID MANAGEMENT	)	……………………………..…………
Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First"	)	Authorised Signatory

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

PART D

Second Completion Second Notice

To: Yandex N.V.,
Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands (the "Seller")

Reference is made to the Share Purchase Agreement between the Seller and JSC Solid Management, Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First" (the "Purchaser") dated [●] (the "SPA").

In accordance with clause 7.2 of the SPA, the Purchaser hereby notifies the Seller of: (i) the number of the Second Tranche Exchange NV Shares to be exchanged at Second Completion; (ii) the total number of the Second Tranche Total Ordinary Company Shares to be acquired at Second Completion; and (iii) the calculation of the Second Tranche Payment. The respective numbers and calculations are set out in the table below:

#	Line Item	Units	Source/Formula	Value

I – To be transferred by the Seller to the Purchaser

1	Ordinary Shares Outstanding	Company Shares	Share Purchase Agreement	[***]
2	Pre-Completion Sale Shares	Company Shares	Share Purchase Agreement	[***]
3	First Tranche Total Ordinary Company Shares	Company Shares	First Completion Notice	[●]

4	Second Tranche Total Ordinary Company Shares	Company Shares	Formula: [1] - [2] - [3]	[●]
5	Price per Ordinary Share	RUB / Share	Share Purchase Agreement	[***] ₽
6	Second Tranche Purchase Price	RUB	Formula: [4] x [5]	[●] ₽

II – To be transferred by the Purchaser to the Seller

7	Second Tranche Exchange NV Shares	Seller Shares	Purchaser	[●]
8	NV Share Price	RUB / Share	Share Purchase Agreement	[***] ₽
9	Second Tranche NV Shares Payment	RUB	Formula: [7] x [8]	[●] ₽

10	Base Second Tranche Payment	RUB	Formula: [6] - [9]	[●] ₽

11	SCALA #1: TBD	RUB	Purchaser (pre-agreed with Seller)	[●] ₽
12	SCALA #2: TBD	RUB	Purchaser (pre-agreed with Seller)	[●] ₽

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

13	SCALA #3: TBD	RUB	Purchaser (pre-agreed with Seller)	[●] ₽
14	Aggregate SCALA	RUB	Formula: [11] + [12] + [13]	[●] ₽

15	Second Tranche Pre-Conversion Payment	RUB	Formula: [10] - [14]	[●] ₽
16	Relevant Date	Date	Purchaser	[●]
17	Conversion Rate	CNH / RUB	Purchaser in accordance with Clause 1.3 of the Share Purchase Agreement	[●] ₽
18	Adjusted Conversion Rate	CNH / RUB	Purchaser in accordance with Clause 3.2 of the Share Purchase Agreement	[●] ₽
19	Second Tranche Payment	CNH	Formula: [15] / [18]	¥ [●]

According to the table above, up to [●] Second Tranche Exchange NV Shares will be transferred to the Purchaser at Second Completion. Pursuant to clause [●] of the SPA, the total value of the Exchange NV Shares shall be equal to Second Tranche NV Shares Payment or [●].

Terms used but not defined herein shall have the meanings ascribed to them in the SPA.

Signed by	)
_______________________________	) )
duly authorised for and on behalf of	)
JSC SOLID MANAGEMENT	)	……………………………..…………
Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First"	)	Authorised Signatory

EU1/ 502543630.3

EXHIBIT 4.1

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Signed by	)
[***]	))
duly authorised for and on behalf of	)
JSC SOLID MANAGEMENT Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First"	)	/s/ [***]
	)	Authorised Signatory

Signed by	)
[***]	))
duly authorised for and on behalf of	)
YANDEX N.V.	)	/s/ [***]
	)	Authorised Signatory

EU1/ 502543630.3